UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Medical Action Industries Inc.

(Name of Registrant as Specified in its Charter)

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500 Expressway Drive South
Brentwood, New York 11717
             August 25, 2014
Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Medical Action Industries Inc., a Delaware corporation (“Medical Action,” the “Company,” “we,” “our” or “us”), which we will hold at 9:00 a.m., local time, on September 29, 2014, at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York, 11788.

On June 24, 2014, we entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Owens & Minor, Inc., a Virginia corporation (“Owens & Minor”), and Mongoose Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Owens & Minor (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”) with Medical Action continuing as the surviving corporation and becoming a wholly owned subsidiary of Owens & Minor.

Also on June 24, 2014, I, in my capacity as a stockholder, entered into a voting agreement with Owens & Minor pursuant to which (subject to certain conditions) I have agreed to vote my shares for adoption of the Merger Agreement, representing in the aggregate 740,763 shares of our Common Stock, par value $0.001 per share (“Common Stock”), or approximately 4.49% of the outstanding voting power of our shares entitled to vote at the special meeting.

At the special meeting, we will ask you to adopt the Merger Agreement. The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required to approve and adopt the Merger Agreement.

If the Merger is completed, each share of Common Stock outstanding at the effective time of the Merger (other than appraisal shares and shares owned by the Company, Owens & Minor or Merger Sub or any of their subsidiaries) will be converted into the right to receive $13.80 in cash, without interest, but subject to any applicable withholding taxes.

After careful consideration, the Medical Action Board of Directors (the “Medical Action board”) has unanimously determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, and has unanimously approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Medical Action board unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement. In addition, the Medical Action board unanimously recommends that the stockholders of the Company vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.

The enclosed proxy statement describes the Merger Agreement and the Merger and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission (the “SEC”). We urge you to, and you should, read the entire proxy statement carefully, as it sets forth the details of the Merger Agreement and other important information related to the Merger.

Your vote is very important. If you fail to vote on the Merger Agreement or fail to instruct your broker, bank or other nominee how to vote, the effect will be the same as a vote against the approval and adoption of the Merger Agreement.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy that will enable your shares of Common Stock to be voted on the matters to be considered at the special meeting even if you are unable to attend. If you desire your shares of Common Stock to be voted in accordance with the Medical Action board’s recommendation on all proposals, you need only sign, date and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions, sign and date the proxy, and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares of Common Stock in person if you subsequently choose to attend the special meeting.

If you hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of Common Stock. Without those instructions, your shares of Common Stock will not be voted, which will have the same effect as voting against the proposal to adopt the Merger Agreement.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, at (800) 607-0088.

Thank you for your continued support.

Sincerely,

Paul D. Meringolo
Chief Executive Officer

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 25, 2014 and is first being mailed to stockholders on or about August 25, 2014.

MEDICAL ACTION INDUSTRIES INC.
500 Expressway Drive South
Brentwood, New York 11717

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF MEDICAL ACTION INDUSTRIES INC.

To the Stockholders of Medical Action Industries Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Medical Action Industries Inc., a Delaware corporation (“Medical Action,” the “Company,” “we,” “our” or “us”), will be held at 9:00 a.m., local time, on September 29, 2014, at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York, 11788, to consider and vote upon the following proposals:

1.    to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 24, 2014, by and among Owens & Minor, Inc., a Virginia corporation (“Owens & Minor”), Mongoose Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Owens & Minor (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”);

2.    to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s named executive officers in connection with the Merger; and

3.    to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

The holders of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on August 20, 2014 are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. All stockholders of record are cordially invited to attend the special meeting in person.

The Medical Action Board of Directors (the “Medical Action board”) has unanimously determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, and has unanimously approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger. The Medical Action board unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement. In addition, the Medical Action board unanimously recommends that stockholders of the Company vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.

Your vote is important, regardless of the number of shares of Common Stock you own. The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required to approve and adopt the Merger Agreement. Each of the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock present at the meeting and entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that any shares of Common Stock will be represented at the special meeting if you are unable to attend.

You also may submit your proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the Merger Agreement, the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies. If you fail to vote or submit your proxy, the effect will be that your shares of Common Stock may not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the Merger Agreement but will not affect the advisory vote to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.

Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for such an appraisal before the vote on the proposal to adopt the Merger Agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record, you may revoke your proxy by attending the meeting and voting in person.

By Order of the Board of Directors,

Brian Baker
Corporate Secretary

TABLE OF CONTENTS

SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	9
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	14
THE COMPANIES	15
Medical Action	15
Owens & Minor	15
Merger Sub	15
THE SPECIAL MEETING	16
Date, Time and Place of the Special Meeting	16
Purposes of the Special Meeting	16
Record Date and Quorum	16
Required Vote	16
Voting by the Company’s Directors and Executive Officers	17
Voting; Proxies; Revocation	17
Abstentions	19
Adjournments and Postponements	19
Solicitation of Proxies	19
Exchanging Stock Certificates	19
THE MERGER (PROPOSAL 1)	20
Certain Effects of the Merger	20
Background of the Merger	20
Reasons for the Merger; Recommendation of the Medical Action Board of Directors	26
Opinion of Medical Action’s Financial Advisor	29
Financial Projections of the Company	35
Financing	36
Interests of the Company’s Directors and Executive Officers in the Merger	36
Golden Parachute Compensation	39
Material U.S. Federal Income Tax Consequences of the Merger	39
Voting Agreement	41
Regulatory Approvals	41
Litigation	42
Deregistration of Company Common Stock	42
THE MERGER AGREEMENT	43
Explanatory Note Regarding the Merger Agreement	43
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers	43
When the Merger Becomes Effective	44
Effect of the Merger on the Company’s Shares	44
Treatment of Company Stock Options and Restricted Common Stock	44
Payment for Common Stock, Company Equity Awards and Warrants in the Merger	44
Representations and Warranties	45
Conduct of Business Pending the Merger	48
Other Covenants and Agreements	50
Conditions to the Merger	55
Termination	56
Termination Fee	57
Expenses	57
Specific Performance	57
Amendments; Waiver	57
Governing Law and Jurisdiction	58

i

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (PROPOSAL 2)	59
VOTE ON ADJOURNMENT (PROPOSAL 3)	60
MARKET PRICE OF THE COMPANY’S COMMON STOCK	61
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
Section 16(a) Beneficial Ownership Reporting Compliance	62
Stock Ownership by Management and the Medical Action Board	62
Stock Ownership by Certain Stockholders	62
APPRAISAL RIGHTS	64
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	68
SUBMISSION OF STOCKHOLDER PROPOSALS	68
WHERE YOU CAN FIND ADDITIONAL INFORMATION	69

ANNEX A	-	AGREEMENT AND PLAN OF MERGER
ANNEX B	-	OPINION OF FINANCIAL ADVISOR
ANNEX C	-	VOTING AGREEMENT
ANNEX D	-	SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

ii

SUMMARY

This summary briefly summarizes the material information contained in this proxy statement, including with respect to the Merger Agreement and the Merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you. We have included page references to direct you to a more complete description of the topics presented in this summary. In this proxy statement, unless the context requires otherwise, the terms “Medical Action,” “Company,” “we,” “our,” “ours” and “us” refer to Medical Action Industries Inc., a Delaware corporation, and its subsidiaries.

The Companies (page 15)

Medical Action

Medical Action is a Delaware corporation with principal executive offices located at 500 Expressway Drive South, Brentwood, New York 11717, telephone number (631) 231-4600. Medical Action develops, manufactures, markets and supplies a variety of disposable medical products. Medical Action’s products can be found in almost every hospital in the United States. Medical Action operates as one business segment, which is the manufacture and supply of disposable medical products. Medical Action’s products are marketed primarily to acute care facilities throughout the United States and certain international markets by its direct sales personnel and an extensive network of health care distributors. Medical Action has entered into preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action also offers original equipment manufacturer products under private label programs to supply chain partners and medical suppliers. Medical Action trades on the NASDAQ Global Select Stock Market under the symbol “MDCI.” See “The Companies — Medical Action” on page 15.

Additional information about Medical Action is contained in its public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” on page 69.

Owens & Minor

Owens & Minor, Inc., referred to as “Owens & Minor,” is a Virginia corporation with principal executive offices located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, telephone number (804) 723-7000. Owens & Minor is a leading healthcare logistics company that connects the world of medical products to the point of care. Owens & Minor provides vital supply chain assistance to the providers of healthcare services and the manufacturers of healthcare products, supplies and devices in the United States and Europe. Owens & Minor serves its customers with a service portfolio that covers procurement, inventory management, delivery and sourcing for the healthcare market. With fully developed networks in the United States and Europe, Owens & Minor is equipped to serve a customer base ranging from hospitals, integrated healthcare systems, group purchasing organizations, and the U.S. federal government, to manufacturers of life-science and medical devices and supplies, including pharmaceuticals in Europe. Owens & Minor trades on the New York Stock Exchange under the symbol “OMI.” See “The Companies — Owens & Minor” on page 15.

Merger Sub

Mongoose Merger Sub Inc., referred to as “Merger Sub,” is a Delaware corporation and a wholly owned subsidiary of Owens & Minor with principal executive offices located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, telephone number (804) 723-7000. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the Transactions (as defined in “The Merger Agreement — When the Merger Becomes Effective” on page 44). See “The Companies — Merger Sub” on page 15.

The Merger Proposal (page 20)

You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of June 24, 2014, by and among the Company, Owens & Minor and Merger Sub, as it may be amended from time to time (the “Merger Agreement”). The Merger Agreement provides, among other things, that at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company (the

“Merger”), and each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) other than shares owned by Medical Action as treasury stock, by Owens & Minor or by any of their respective subsidiaries and dissenting shares that are entitled to demand and have properly demanded appraisal in compliance with Section 262 of the DGCL (the “Appraisal Shares”) will be converted into the right to receive $13.80 in cash, without interest, but subject to any applicable withholding tax (the “Merger Consideration”).

The Company will thereby become a wholly owned subsidiary of Owens & Minor, the shares of Common Stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company.

The Special Meeting (page 16)

The special meeting will be held at 9:00 a.m. local time, on September 29, 2014, at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York, 11788.

Record Date and Quorum (page 16)

The holders of record of shares of Common Stock as of the close of business on August 20, 2014 (the record date for determination of stockholders entitled to notice of and to vote at the special meeting) are entitled to receive notice of and to vote at the special meeting.

The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the shares of Common Stock outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting.

Required Vote for the Merger (page 16)

Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote at the special meeting.

For the Company to complete the Merger, stockholders holding a majority of the shares of Common Stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the Merger Agreement. A failure to vote your shares of Common Stock or an abstention from voting for the proposal to adopt the Merger Agreement will have the same effect as a vote against the proposal to adopt the Merger Agreement.

As of the record date, there were approximately 16,533,753 shares of Common Stock outstanding.

Paul Meringolo, the Chief Executive Officer of the Company, in his capacity as a stockholder, has entered into a voting agreement with Owens & Minor pursuant to which (subject to certain conditions) he has agreed to vote his shares for adoption of the Merger Agreement, representing in the aggregate 740,763 shares of our Common Stock or approximately 4.49% of the outstanding voting power of our shares of Common Stock entitled to vote at the special meeting.

Conditions to the Merger (page 55)

The respective obligations of the Company and Owens & Minor to effect the Merger are subject to the satisfaction at or before the Closing Date (as defined in “The Merger Agreement — Effect of the Merger on the Company’s Shares” on page 44) of each of the following conditions, any and all of which may be waived in whole or in part by the Company or Owens & Minor, to the extent permitted by law:

•
the adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon (the “Requisite Stockholder Vote”);

•	the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) has expired or been terminated; and

•
the absence of any order, decree, ruling, injunction or other action by a governmental entity that restrains, enjoins or otherwise prohibits the consummation of the Merger and the absence of any law or regulation making the consummation of the Merger illegal or otherwise prohibited.

The obligations of Owens & Minor and Merger Sub to effect the Merger are also subject to the satisfaction at or before the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Owens & Minor (acting alone):

•	the accuracy of the Company’s representations and warranties under the Merger Agreement as of a specified date, subject to specified materiality standards;

•
the performance or compliance in all material respects by the Company with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date; and

•
the receipt by Owens & Minor of a certificate of the Company signed by its Chief Executive Officer or Vice President of Finance, dated the Closing Date, confirming that the conditions set forth in the preceding two bullet points have been satisfied.

The obligations of the Company to effect the Merger are also subject to the satisfaction at or before the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company (acting alone):

•	the accuracy of the Owens & Minor’s representations and warranties under the Merger Agreement as of a specified date, subject to specified materiality standards;

•
performance or compliance in all material respects by each of Owens & Minor and Merger Sub with all obligations required to be performed respectively by it under the Merger Agreement at or prior to the Closing Date; and

•
the receipt by the Company of a certificate of Owens & Minor signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions set forth in the preceding two bullet points have been satisfied.

When the Merger Becomes Effective (page 44)

The completion of the Merger is subject to the adoption of the Merger Agreement by the Company’s stockholders and the satisfaction of the other closing conditions. We anticipate completing the Merger on October 1, 2014.

Reasons for the Merger; Recommendation of the Medical Action Board of Directors (page 26)

The Medical Action Board of Directors (the “Medical Action board” or the “Company board”) unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement.

In the course of reaching its unanimous recommendation, the Medical Action board has considered the following positive factors relating to the Merger Agreement, the Merger and the Transactions, each of which the directors believe support their decision:

•	Attractive Value. The Medical Action board considered the current and historical market prices of shares of Common Stock.

•
Best Alternative for Maximizing Stockholder Value. The Medical Action board considered that the Merger Consideration was more favorable to Medical Action’s stockholders than the potential value that might result from other alternatives reasonable available to Medical Action, including continuing as a stand-alone public company.

•
Greater Certainty of Value. The Medical Action board considered that the proposed Merger Consideration is a fixed amount payable in cash, so that the Merger provides stockholders certainty of value and liquidity for their shares.

•
High Likelihood of Completion. The Medical Action board considered the likelihood of completion of the Merger to be high, particularly in light of the terms of the Merger Agreement and the closing conditions.

•
Opportunity to Receive Alternative Proposals and to Terminate the Owens & Minor Transaction in Order to Accept a Superior Proposal. The Medical Action board considered the terms of the Merger Agreement permitting Medical Action to receive unsolicited alternative proposals and the other terms and conditions of the Merger Agreement.

•
Receipt of Fairness Opinion from Canaccord Genuity. The Medical Action board considered the written opinion of Canaccord Genuity Inc. (“Canaccord Genuity”), dated June 23, 2014, and reaffirmed orally on June 24, 2014, to the Medical Action board as to the fairness of the Merger Consideration to be received by Medical Action stockholders.

•
Other Factors. The Medical Action board also considered various other factors, including, among others, the requirement of the stockholders’ adoption of the Merger Agreement as well as appraisal rights, the extensive process that led to the Merger Agreement and potential conflicts between investor-induced pressures and management’s long-term strategic plan.

In the course of reaching the determinations and decisions and making the recommendation described above, the Medical Action board also considered various risks and potentially negative factors relating to the Merger Agreement, the Merger and the Transactions, including, amongst others, that Medical Action’s stockholders will have no ongoing equity participation in Medical Action following the Merger, the risks and costs to Medical Action if the Merger does not close, the restrictions on the conduct of Medical Action’s business prior to the completion of the Merger under the Merger Agreement and the Termination Fee (as defined below) under certain circumstances of the Merger.

For a more detailed description of the reasons, various risks and potentially negative factors considered by the Medical Action board in deciding to recommend adoption of the Merger Agreement, see “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the Medical Action Board of Directors” on page 26.

Opinion of Medical Action’s Financial Advisor (page 29)

In connection with the Merger, Canaccord Genuity, Medical Action’s financial advisor, delivered to the Medical Action board an opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by stockholders (other than holders of shares of Common Stock owned by Medical Action as treasury stock, by Owens & Minor, or by their respective subsidiaries and Appraisal Shares (collectively, the “Excluded Shares”)). The full text of the written opinion of Canaccord Genuity, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. Canaccord Genuity provided its opinion to the Medical Action board (in its capacity as such) for the benefit and use of the Medical Action board in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. Canaccord Genuity’s opinion does not address any other aspect of the Merger, and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Medical Action or in which Medical Action might engage or as to the underlying business decision of Medical Action to proceed with or effect the Merger. Canaccord Genuity’s opinion does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any related matter.

Treatment of Company Stock Options and Restricted Common Stock (page 44)

Pursuant to the Merger Agreement, at the Effective Time each option for the purchase of Common Stock (“Company Stock Option”) then outstanding, whether or not exercisable, will become fully exercisable (if not then fully exercisable), and such options will thereafter represent only the right to receive the following consideration:

for each share of Common Stock subject to such Company Stock Option, an amount in cash equal to the excess, if any, of (i) the Merger Consideration payable in respect of a share of Common Stock over (ii) the per share exercise price of such Company Stock Option (such amount in cash as described above, the “Option Consideration”). Each Company Stock Option with a per share exercise price in excess of the Merger Consideration payable in respect of a share of Common Stock will be cancelled without consideration.

Pursuant to the Merger Agreement, at the Effective Time, the restrictions applicable to each share of restricted Common Stock shall immediately lapse and shall be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

Interests of the Company’s Directors and Executive Officers in the Merger (page 36)

In considering the recommendation of the Medical Action board with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. Interests of officers and directors that may be different from or in addition to the interests of the Company’s stockholders include, among other things:

•
The Merger Agreement provides for the acceleration of the vesting and cash-out of all Company Stock Options, as described above under “Summary — Treatment of Company Stock Options and Restricted Common Stock.”  The aggregate estimated cash-out payments to the directors and executive officers of Medical Action with respect to such cash-out of vested and unvested Company Stock Options is currently estimated to be $4,866,614.

•
Medical Action’s executive officers are parties to change in control agreements, which provide for severance benefits in the event of certain qualifying terminations of employment following the Merger.   The aggregate estimated payments to be made to Medical Action’s executive officers pursuant to these change in control agreements assuming each executive officer experiences a qualifying termination is currently estimated to be $10,101,009.

•	The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the Merger Agreement.

These interests are discussed in more detail in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 36. The Medical Action board was aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the Merger Agreement and the Transactions, including the Merger.

Material U.S. Federal Income Tax Consequences of the Merger (page 39)

If you are a U.S. holder (as defined in “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 39), the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Regulatory Approvals (page 41)

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied or early termination has been granted. On July 15, 2014, both the Company and Owens & Minor filed their respective notification and report forms with the Antitrust Division and the FTC. On July 25, 2014, the FTC granted early termination of the applicable waiting period.

Appraisal Rights (page 64)

Under the General Corporation Law of the State of Delaware (the “DGCL”), Medical Action’s stockholders who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares of Common Stock in cash as determined by the Delaware Court of Chancery but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Litigation (page 42)

In connection with the Merger, purported stockholders of the Company have filed putative stockholder class action lawsuits against the Company and certain of the Company’s current directors and officers, among other defendants.  Among other remedies, the plaintiffs seek to enjoin the Merger.  The outcome of any such litigation is uncertain.

These lawsuits are at a preliminary stage. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. The Company and the other defendants believe that these lawsuits are without merit and intend to defend against them vigorously.

Deregistration of Company Common Stock (page 42)

If the Merger is completed, the Common Stock of the Company will cease trading on the NASDAQ Global Select Stock Market and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we would no longer file periodic reports with the SEC on account of our Common Stock.

Alternative Proposals; No Solicitation (page 50)

Under the terms of the Merger Agreement, the Company has agreed that it will not and will cause its subsidiaries not to, and will not authorize or (to the extent within its control) permit any of its and its subsidiaries’ officers, directors, employees and other representatives to, directly or indirectly initiate, solicit or knowingly encourage or take any other action designed to result in or facilitate any inquiries regarding or the making of offers or proposals, engage in any discussions or negotiations regarding, or provide any non-public information or data to, any person (other than Owens & Minor, Merger Sub or any of their representatives or any of the Company or its representatives), in each case, with respect to an Acquisition Proposal as defined in “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation — Definition of Acquisition Proposal” beginning on page 51), approve, recommend or declare advisable any Acquisition Proposal or enter into any agreement relating to an Acquisition Proposal (other than a confidentiality agreement referred to below) or requiring the Company to abandon, terminate or breach its obligations in the Merger Agreement or fail to consummate the Merger.  The Company will, and will cause its subsidiaries and its and their officers, directors, employees and other representatives to, immediately cease and cause to be terminated all existing discussions or negotiations concerning and request the prompt return or destruction of all confidential information previously furnished in connection with, in each case, any Acquisition Proposal.

If the Company receives, prior to obtaining the Requisite Stockholder Vote, in response to a bona fide, unsolicited, written Acquisition Proposal that the Medical Action board determines in good faith (after consultation with its outside legal advisors and financial advisors) constitutes or reasonably is expected to lead to a Superior Proposal (as defined in “The Merger Agreement — Other Covenants and Agreements — Alternative Proposals; No Solicitation — Definition of Superior Proposal” beginning on page 51), the Company may (i) furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement not less restrictive to such person than the provisions of the confidentiality agreement by and between the Company and Owens & Minor and (ii) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal, if and only to the extent that in connection with the foregoing clauses (i) and (ii), the Medical Action board concludes in good faith, after consultation with its outside legal advisors, that the failure to take such action would be (or would be reasonably likely to be) inconsistent with its fiduciary duties to the Company’s stockholders under Delaware law.

The Medical Action board is entitled to withhold, withdraw, modify or qualify its recommendation or adopt, approve or recommend, endorse or otherwise declare advisable an Acquisition Proposal if:

•	the Company has complied in all material respects with the relevant provisions of the no solicitation provisions of the Merger Agreement;

•
the Company promptly notifies Owens & Minor, in writing, at least four business days before taking that action, of its intention to do so in response to an Acquisition Proposal that constitutes a Superior Proposal (in which case such notification will have attached thereto the most current version of any proposed agreement or a detailed summary of the material terms of any such proposal and the identity of the offeror); and

•
during such four-business day period, if requested by Owens & Minor, the Company and its representatives will engage in good faith negotiations with Owens & Minor and its representatives to amend the Merger Agreement in such a manner that any Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal (taking into account any changes to the financial terms of the Merger Agreement proposed by Owens & Minor following the notice provided) (subject to new two business day notice periods for amendments to the financial terms or other material terms of the Acquisition Proposal).

Termination (page 56)

The Merger Agreement may be terminated and the Merger and the Transactions may be abandoned at any time before the Effective Time, whether before or after the Company’s stockholders have adopted the Merger Agreement:

•	by mutual written consent of Owens & Minor and the Company;

•	subject to certain exceptions, by either Owens & Minor or the Company if:

—	a final and non-appealable order or ruling has been issued by a governmental entity which prohibits or makes illegal the consummation of the Merger;

—	the Requisite Stockholder Vote has not been obtained upon a vote of the stockholders of the Company;

—
the Merger is not consummated by January 31, 2015 (the “Termination Date”) and the terminating party’s failure to fulfill its obligations under the Merger Agreement is not the principal cause of the failure of the Merger to have occurred; or

—
the other party has breached certain representations and warranties that would give rise to the failure of certain closing conditions, the terminating party has delivered written notice of such breach, and such breach is not cured within 30 days of notice and the terminating party is not also in breach of its representations and warranties.

In addition, Owens & Minor may, subject to certain exceptions, terminate the Merger Agreement if the Medical Action board:

•	makes an Adverse Recommendation Change;

•	fails to include in the proxy statement when mailed, the recommendation that the stockholders of the Company vote in favor of the adoption of the Merger Agreement;

•
upon any tender offer or exchange offer that is commenced by any third party with respect to shares of Common Stock prior to the time at which the Company receives the Requisite Stockholder Vote, fails to recommend that the Company’s stockholders reject such tender offer or exchange offer and not tender their shares of Common Stock into such tender offer or exchange offer within ten business days after commencement of such tender offer or exchange offer;

•	causes or permits the Company to breach in any material respect the no solicitation provisions of the Merger Agreement; or

•
approves or recommends, or enters into or allows the Company or any of its subsidiaries to enter into, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement, in each case, relating to an Acquisition Proposal.

In addition, the Company may, subject to certain exceptions, terminate the Merger Agreement if the Medical Action board determines to enter into a definitive agreement with respect to a Superior Proposal and the Company has complied with the no solicitation provisions of the Merger Agreement, and the Company, contemporaneously with such termination, tenders payment to Owens & Minor of the Termination Fee (as defined below).

Termination Fee (page 57)

The Company must pay to Owens & Minor a termination fee of $9,308,146 (the “Termination Fee”) in the event that:

•	Owens & Minor terminates the Merger Agreement pursuant to any of the five preceding bullet points above;

•
the Company terminates the Merger Agreement if the Medical Action board determines to enter into a definitive agreement with respect to a Superior Proposal pursuant to the terms of the Merger Agreement;

•
the Merger Agreement is terminated by either party because the Merger has not been consummated by the Termination Date or the Requisite Stockholder Vote has not been obtained upon voting, or by Owens & Minor because the Company has breached the Merger Agreement in a manner described above, and (i) an Acquisition Proposal has been publicly announced  prior to such termination, and (ii) within 12 months after such termination, the Company consummates a transaction with respect to an Acquisition Proposal or the Company enters into a definitive agreement with respect to an Acquisition Proposal that is later consummated; provided, however, that for the purposes of clause (ii), any reference in the definition of Acquisition Proposal to 20% will be deemed to be a reference to 50%.

Owens & Minor must pay the Company the Termination Fee in the event that:

•
either party terminates the Merger Agreement because (i) there is a final and non-appealable order or ruling issued by any antitrust authority which prohibits the Merger; or (ii) the Merger is not consummated by the Termination Date and (A) any applicable waiting or review period under the HSR Act or any other antitrust or competition law has not expired or been terminated, or (B) there is a final and non-appealable order or ruling issued by any antitrust authority which prohibits the Merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting, the Merger Agreement and the Merger. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:
On June 24, 2014, the Company entered into the Merger Agreement providing for the Merger of Merger Sub, a wholly owned subsidiary of Owens & Minor, with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Owens & Minor. You are receiving this proxy statement in connection with the solicitation of proxies by the Medical Action board in favor of the proposal to adopt the Merger Agreement and to approve the other matters to be voted on at the special meeting.

Q:	What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Owens & Minor through the Merger of Merger Sub with and into the Company pursuant to the Merger Agreement. Following the Effective Time, the Company will be a wholly owned subsidiary of Owens & Minor, and you will no longer own shares in the Company, only the right to receive the Merger Consideration.

Q:	What will I receive in the Merger?

A:
If the Merger is completed, you will be entitled to receive $13.80 in cash, without interest, but subject to any applicable withholding taxes, for each share of Common Stock that you own. For example, if you own 100 shares of Common Stock, you will be entitled to receive $1,380.00 in cash in exchange for your shares of Common Stock (less any amount that may be withheld with respect to any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Owens & Minor.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at 9:00 a.m., local time, on September 29, 2014, at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York 11788.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to adopt the Merger Agreement;

•	to approve, on an advisory (non-binding) basis, specified compensation that may be payable to the named executive officers of the Company in connection with the Merger; and

•
to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Q:	How many shares are needed to constitute a quorum?

A:
A quorum will be present if holders of record of a majority of the shares of Common Stock outstanding on the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares of Common Stock will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares of Common Stock are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares of Common Stock, these shares of Common Stock will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote of our stockholders is required to adopt the Merger Agreement?

A:
Stockholders holding a majority of the shares of Common Stock outstanding at the close of business on the record date for the determination of stockholders entitled to vote at the special meeting must vote “FOR” the proposal to adopt the Merger Agreement. A failure to vote your shares of Common Stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the Merger Agreement.

As of August 20, 2014, the record date for the special meeting, there were 16,533,753 shares of Common Stock outstanding.

Pursuant to a voting agreement entered into on June 24, 2014, Paul Meringolo, the Chief Executive Officer of the Company, in his capacity as a stockholder, agreed (subject to certain conditions) to vote 740,763 shares of Common Stock, or approximately 4.49% of the outstanding voting power of the shares entitled to vote at the special meeting.

Q:	What vote of our stockholders is required to approve the other proposals to be discussed at the special meeting?

A:
The advisory (non-binding) proposal to approve specified compensation that may be payable to the named executive officers of the Company in connection with the Merger and the proposal regarding adjournment of the special meeting each requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Q:	How does the Medical Action board recommend that I vote?

A:
The Medical Action board unanimously recommends that our stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Medical Action board also unanimously recommends that our stockholders vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and “FOR” the proposal regarding adjournment of the special meeting.

Q:	What effects will the Merger have on the Company?

A:
Our Common Stock is currently registered under the Exchange Act, and is quoted on the NASDAQ Global Select Stock Market, under the symbol “MDCI.” As a result of the Merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Owens & Minor. Following the consummation of the Merger, our Common Stock will cease trading on the NASDAQ Global Select Stock Market and will be deregistered under the Exchange Act. Furthermore, following the consummation of the Merger, the Company will no longer be required to file periodic reports with the SEC.

Q:	What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by the Company’s stockholders, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain a public company, and shares of our Common Stock will continue to be listed and traded on the NASDAQ Global Select Stock Market.  A termination fee may be paid or received by the Company depending on the reason why the Merger is not completed.  See “The Merger Agreement — Termination Fee.”

Q:	What will happen if stockholders do not approve the advisory proposal on executive compensation payable to the Company’s named executive officers in connection with the Merger?

A:
The approval of this proposal is not a condition to the completion of the Merger. The vote on this proposal is an advisory vote and will not be binding on the Company or Owens & Minor. If the Merger Agreement is adopted by the Company’s stockholders and the Merger is completed, the Merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve this proposal.

Q:	What do I need to do now? How do I vote my shares of Common Stock?

A:
We urge you to, and you should, read this proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. Your vote is important. If you are a stockholder of record, you can ensure that your shares of Common Stock are voted at the special meeting by submitting your proxy via:

•	mail, using the enclosed postage-paid envelope;

•	telephone, using the toll-free number listed on each proxy card; or

•	the Internet, at the address provided on each proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to adopt the Merger Agreement, the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies.

If you hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.

Q:	Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying Medical Action in writing at Medical Action Industries Inc., 500 Expressway Drive South, Brentwood, New York 11717, Attention: Corporate Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Q:	What happens if I do not vote?

A:
The vote to adopt the Merger Agreement is based on the total number of shares of Common Stock outstanding on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	Will my shares of Common Stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of Common Stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares of Common Stock you hold of record, any shares of Common Stock so held will not be combined for voting purposes with shares of stock you hold of record. Similarly, if you own shares of Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Common Stock because they are held in a different form of record ownership. Shares of Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Common Stock held in an individual retirement account must be voted under the rules governing the account.

Q:	What happens if I sell my shares of Common Stock before completion of the Merger?

A:
If you transfer your shares of Common Stock, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your shares of Common Stock through completion of the Merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the Merger. Therefore, if you transfer your shares of Common Stock after the record date but before the closing of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger, but you will have retained the right to vote at the special meeting.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the Merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Do not send in your certificates now.

Q:	I do not know where my stock certificate is — how will I get the Merger Consideration for my shares?

A:
If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q:	Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the Merger Consideration for my shares of Common Stock?

A:
Under the DGCL, stockholders who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:	Will I have to pay taxes on the Merger Consideration I receive?

A:
If you are a U.S. holder, the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares of Common Stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares of Common Stock are voted.

Q:	What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Common Stock held through brokerage firms. If your family has multiple accounts holding shares of Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my other questions?

A:
If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, which is acting as the proxy solicitation agent and information agent for the Company in connection with the Merger, or the Company.

 Morrow & Co., LLC
470 West Ave.
Stamford, CT 06902
(800) 607-0088
or
Medical Action Industries Inc.
500 Expressway Drive South
Brentwood, New York 11717
Attention: Corporate Secretary
(631) 231-4600

If your broker, bank or other nominee holds your shares of Common Stock, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements and information in this proxy statement, and the documents incorporated by reference, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that the Company anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from the Company’s historical experience and its present expectations or projections. Known material factors that could cause the Company’s actual results to differ from those in the forward-looking statements are those described in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and other public filings.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

THE COMPANIES

Medical Action

Medical Action is a Delaware corporation with principal executive offices located at 500 Expressway Drive South, Brentwood, New York 11717, telephone number (631) 231-4600. Medical Action develops, manufactures, markets and supplies a variety of disposable medical products. Medical Action’s products can be found in almost every hospital in the United States Medical Action operates as one business segment, which is the manufacture and supply of disposable medical products. Medical Action’s products are marketed primarily to acute care facilities throughout the United States and certain international markets by its direct sales personnel and an extensive network of health care distributors. Medical Action has entered into preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action also offers original equipment manufacturer products under private label programs to supply chain partners and medical suppliers. Medical Action trades on the NASDAQ Global Select Stock Market under the symbol “MDCI.”

Owens & Minor

Owens & Minor, Inc. is a Virginia corporation with principal executive offices located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, telephone number (804) 723-7000. Owens & Minor is a leading healthcare logistics company that connects the world of medical products to the point of care. Owens & Minor provides vital supply chain assistance to the providers of healthcare services and the manufacturers of healthcare products, supplies and devices in the United States and Europe. Owens & Minor serves its customers with a service portfolio that covers procurement, inventory management, delivery and sourcing for the healthcare market. With fully developed networks in the United States and Europe, Owens & Minor is equipped to serve a customer base ranging from hospitals, integrated healthcare systems, group purchasing organizations, and the U.S. federal government, to manufacturers of life-science and medical devices and supplies, including pharmaceuticals in Europe. Owens & Minor trades on the New York Stock Exchange under the symbol “OMI.”

Merger Sub

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Owens & Minor with principal executive offices located at 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, telephone number (804) 723-7000. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the Transactions.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Medical Action board for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Medical Action board for use at the special meeting to be held at 9:00 a.m., local time, on September 29, 2014, at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York, 11788, or at any adjournment or postponement thereof.

Purposes of the Special Meeting

One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the Merger Agreement. If our stockholders fail to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A, and the material provisions of the Merger Agreement are described under “The Merger Agreement.”

In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the Merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.” The vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the Merger Agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on either the Company or Owens & Minor. Accordingly, because the Company is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger Agreement is adopted and regardless of the outcome of the advisory vote. Stockholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about August 25, 2014.

Record Date and Quorum

The holders of record of Common Stock as of the close of business on August 20, 2014, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the record date, there were approximately 16,533,753 shares of Common Stock outstanding.

The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the shares of Common Stock outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. Broker non-votes, described below under the sub-heading “— Voting; Proxies; Revocation — Providing Voting Instructions by Proxy,” will not be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote at the special meeting.

For the Company to complete the Merger, stockholders holding a majority of the shares of Common Stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the Merger Agreement. A failure to vote your shares of Common Stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the Merger Agreement.

Approval of each of the adjournment proposal and the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the special meeting and entitled to vote thereon. An abstention will have the same effect as a vote against this proposal, but the failure to vote your shares will have no effect on the outcome of this proposal.

As of the record date, there were 16,533,753 shares of Common Stock outstanding.

Voting by the Company’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of the Company and their subsidiaries were entitled to vote 1,869,819 shares of Common Stock, or approximately 11.3% of the shares of Common Stock issued and outstanding on such date. We currently expect that the Company’s directors and executive officers will vote their shares of Common Stock in favor of the proposal to adopt the Merger Agreement and the other proposals to be considered at the special meeting, although none of them is obligated to do so.

Paul Meringolo, the Chief Executive Officer of the Company, in his capacity as a stockholder, has entered into a separate voting agreement with Owens & Minor pursuant to which (subject to certain conditions) he has agreed to vote his shares of Common Stock for the adoption of the Merger Agreement, representing in the aggregate 740,763 shares of our Common Stock, or approximately 4.49% of the outstanding voting power of the shares of Common Stock entitled to vote at the special meeting. A copy of the voting agreement executed by Mr. Meringolo is attached as Annex C to this proxy statement.

Voting; Proxies; Revocation

Attendance

All holders of shares of Common Stock as of the close of business on August 20, 2014, the record date, including stockholders of record and beneficial owners of Common Stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

To ensure that your shares of Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of Common Stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to adopt the Merger Agreement and the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and the proposal to adjourn the special meeting, if necessary or appropriate to solicit additional proxies. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the special meeting and vote in person, the effect will be that your shares of Common Stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote against the proposal to adopt the Merger Agreement and will not affect the vote regarding the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies, or the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger.

Shares of Common Stock Held in “Street Name”

If your shares of Common Stock are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

Banks, brokers and other nominees who hold shares of Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the Merger Agreement, the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies, and the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and will have no effect on the adjournment proposal or the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the Merger. For shares of Common Stock held in “street name,” only shares of Common Stock affirmatively voted “FOR” the proposal to adopt the Merger Agreement will be counted as a vote in favor of such proposal.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•
submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the special meeting and voting in person; or

•
delivering to the Corporate Secretary of the Company a written notice of revocation by mail to Medical Action Industries Inc., 500 Expressway Drive South, Brentwood, New York 11717, Attention: Corporate Secretary.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares of Common Stock in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and a vote “AGAINST” the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the Merger and a vote “AGAINST” the adjournment proposal.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to adopt the Merger Agreement, the Company does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law.

The special meeting may be adjourned by the Medical Action board or by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The Medical Action board is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We have retained Morrow & Co., LLC, a proxy solicitation firm, to assist the Medical Action board in the solicitation of proxies for the special meeting, and we will pay Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, approximately $7,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, or, without additional compensation, by certain of the Company’s directors, officers and employees.

Exchanging Stock Certificates

You should not return your stock certificate or send documents representing Common Stock with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Common Stock for the Merger Consideration.

THE MERGER (PROPOSAL 1)

Certain Effects of the Merger

If the Merger Agreement is adopted by the Company’s stockholders and certain other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Owens & Minor.

At the Effective Time, each outstanding share of Common Stock other than Appraisal Shares and shares owned by the Company, Owens & Minor or Merger Sub, or any of their respective subsidiaries, will be converted into the right to receive $13.80 in cash, without interest, but subject to any applicable withholding tax.

Medical Action trades on the NASDAQ under the symbol “MDCI.” As a result of the Merger, the Company will cease to be a publicly traded company and will be wholly owned by Owens & Minor. Following the consummation of the Merger, our Common Stock will cease trading on the NASDAQ Global Select Stock Market and will be deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations.

Background of the Merger

The Company’s management and the Company board regularly review the Company’s financial position and results of operations as well as available options to create value for stockholders in light of the business and economic environment, as well as developments in the U.S. healthcare supply industry. These reviews have included consideration, from time to time, of potential alternatives that would enhance stockholder value and further the Company’s strategic objectives, including a review of the Company’s expected capital needs and funding requirements, strategic acquisitions and divestitures, joint ventures and other potential transactions.

In recent years, the Company’s results have been heavily influenced by the volatility in the cost of the Company’s raw materials, particularly resin, the primary raw material utilized in the manufacture of many of the Company’s patient care products, such as bedpans, pitchers, and containment systems for medical waste.  Control of the volatility of the cost of resin increasingly became a focus for the Company, and the Company took steps to mitigate resin price volatility, including renegotiation of supply contracts and creation of pricing policies designed to pass the cost of raw material increases through to customers.

From time to time, certain competitors in the healthcare supply industry, including Owens & Minor and Company A, have approached representatives of the Company to express interest in a strategic combination with the Company, in each case conditioned on the Company’s prior disposition of resin-based products.

In early 2013, the Company began discussions with Inteplast Group, Ltd. (“Inteplast”) regarding a possible sale of the Company’s Medegen Medical Products subsidiary and certain other assets of its patient care business unit (collectively, the “patient care business”), which were particularly susceptible to movements in the cost of resin.  These discussions continued throughout 2013.

While discussions regarding a potential sale of the patient care business continued, the Company board and management spent a considerable amount of time contemplating the future of the Company assuming the divestiture of the patient care business.  In January 2014, representatives of Canaccord Genuity met with the Company board to discuss various strategic alternatives, including stand-alone scenarios, potential acquisitions of or mergers with target companies and possible acquirors of the Company.  Thereafter, the Company board requested that Canaccord Genuity, which had acted as financial advisor for the Company in connection with a possible acquisition transaction previously, work with the Company’s senior management to further evaluate the options available to the Company.

In February 2014, representatives of Canaccord Genuity had three meetings with the Company’s senior management to follow up on the January Company board meeting.  These conversations centered on strategic interest in the Company, particularly if the Company were able to exit its patient care business, and on potential purchasers, some of which, including Owens & Minor and Company A, had initiated verbal overtures of their potential interest in purchasing the Company, or a significant part of the Company.  Canaccord Genuity and senior management focused on parties which were thought to be motivated and able to pay an attractive price for the

Company.  The companies which fit those criteria were Owens & Minor, Company A and Company B, and following the discussions, Canaccord Genuity began to prepare, with assistance from senior management, information about the Company to share with potentially interested parties.

Based on Owens & Minors’ continuing interest in a potential transaction with the Company, the Company sent a draft non-disclosure agreement with a standstill provision to Owens & Minor in late February 2014 as a prerequisite to further detailed discussions.

On March 11, 2014, the Company executed a non-disclosure agreement, which contained a standstill provision, with Owens & Minor, which had expressed interest in a strategic combination with the Company.  Later that day, Canaccord Genuity sent to Owens & Minor an overview presentation which (i) disclosed that the Company was in advanced discussions involving the divestiture of its patient care business, and (ii) briefly described the Company’s profile following a potential divestiture of the patient care business.  The presentation was intended to invite an expression of interest by the recipient, to better assess and quantify potential interest in a transaction with the Company, whether for the Company’s business units including (a) Custom Procedure Trays (“CPT”) and Operating Room (“OR”) disposables as one independently managed business (“CPT/OR business”), or (b) Slippers, Sterilization Products and Minor Procedure Kits and Trays (“MPKT”) as one independently managed business (“Slippers, Sterilization and MPKT business”), or for the entire Company.  The presentation contained, among other things, an initial pro forma financial profile identifying potential cost savings, and an estimate of the Company’s income statement information, excluding the patient care business and corporate overhead, for the fiscal years 2014 and 2015, which are set forth in the section entitled "Financial Projections of the Company", beginning on page 35.

On March 13, 2014, the Company announced that it had signed a definitive agreement to sell its patient care business to Medira Inc., an affiliate of Inteplast, for approximately $75 million, subject to certain purchase price adjustments. The Company announced in a press release at the time that the sale would reduce the Company’s exposure to volatility in resin pricing, and allow the Company to focus on its remaining business units.

On March 14, 2014, representatives of Canaccord Genuity spoke with members of management and the Company board about a non-binding letter of intent received by Canaccord Genuity from Owens & Minor that day.  The letter contemplated a purchase of the Company, without the patient care business, for an aggregate purchase price of $175 million (representing a per share value of approximately $11.50), without a financing contingency.  The letter suggested that Owens & Minor needed approximately 45 days to complete its due diligence investigation of the Company, and requested a 45-day exclusivity period.

On March 17, 2014, the Company board convened a telephonic meeting to discuss Owens & Minor’s proposal and to formulate a preliminary response. Representatives of Vinson & Elkins LLP (“V&E”), counsel for the Company, and of Canaccord Genuity attended this meeting. Representatives of Canaccord Genuity summarized the discussions with Owens & Minor to date and presented an overview of the letter of intent from Owens & Minor, described above, and a financial analysis of Owens & Minor’s proposal. Members of the Company board asked the representatives of Canaccord Genuity questions about the presentation and various assumptions underlying the financial analysis. The Company board and representatives of Canaccord Genuity then discussed possible timelines associated with a potential transaction.  After a discussion, the Company board concluded that the proposal from Owens & Minor was not sufficiently attractive to grant exclusivity.  In addition, V&E addressed a number of items, including board obligations generally and its fiduciary duties, process, exclusivity, deal protections and antitrust risk.   The Company board then directed senior management of the Company and Canaccord Genuity to continue the discussions with Owens & Minor and instructed Canaccord Genuity to begin discussions with Company A and Company B to explore their interest in a possible transaction with the Company, including execution of a non-disclosure agreement and the preparation and distribution of a presentation of the type that had been sent to Owens & Minor.  The Company board resolved to form a special committee (the “Special Committee”), to be composed of Mr. Davidson, Mr. Burke, Mr. Newsome and Ms. Levy, to monitor closely the proceedings associated with the process, with any approvals being subject to a vote of the entire Company board. Thereafter, when the Special Committee met, other board members were invited to participate if they were available to do so.

On March 18, 2014, representatives of Canaccord Genuity initially contacted Company A and Company B to explore their interest in a possible transaction with the Company.  Prior to providing Company A and Company B with non-public information about the Company, Canaccord Genuity provided Company A and Company B with a draft non-disclosure agreement, with substantially similar terms to those included in the non-disclosure agreement between the Company and Owens & Minor.

On March 24, 2014, Company A executed a non-disclosure agreement, with a standstill provision, with the Company.  Shortly thereafter, Canaccord Genuity sent to Company A a presentation which was similar to that which had been sent several weeks earlier to Owens & Minor.  Canaccord Genuity requested from Company A that it submit, by April 11, 2014, a preliminary offer for the entire Company and alternatively for one of the Company’s business units.

On March 27, 2014, the Special Committee met by telephone to discuss an update on the Company’s strategic process, including an update on the status of the non-disclosure agreements with Company A and Company B, and on the sale of the patient care business to Inteplast.

On March 28, 2014, after additional discussions with the Company’s senior management and Canaccord Genuity, Owens & Minor delivered to Canaccord Genuity a non-binding letter of intent to purchase the assets of the CPT/OR business. The letter contemplated a purchase of the CPT/OR business for an aggregate purchase price of $100 million, without a financing contingency.  The letter suggested that Owens & Minor needed approximately 45 days to complete its due diligence investigation of the Company, and requested a 45-day exclusivity period.

On April 4, 2014, Company B executed a non-disclosure agreement, with a standstill provision, with the Company. Shortly thereafter, Canaccord Genuity sent to Company B a presentation which was similar to that which had been sent several weeks earlier to Owens & Minor.  Canaccord Genuity requested from Company B that it submit, by April 11, 2014, a preliminary offer for the entire Company and alternatively for one of the Company’s business units.

On April 10, 2014, Company A delivered to Canaccord Genuity a proposal to acquire (a) the Company for cash at $10.50 per share, (b) the CPT/OR business for $90 million, or (c) the Slippers, Sterilization and MPKT business for $77 million.

On April 14, 2014, the Special Committee met, and discussed the status of the discussions with each of the three potential purchasers, and the terms of the proposed engagement letter with Canaccord Genuity.  Also on April 14, 2014, Company B delivered to Canaccord Genuity a non-binding letter of intent to acquire the Company for cash at $8.80 to $9.55 per share.

On April 16, 2014, the Special Committee met, together with representatives of Canaccord Genuity and V&E, to discuss preliminary offers from each of the three potential purchasers, regarding the entire Company and the Company’s business units.  The Committee reviewed the status of discussions with each potential purchaser, a summary of purchase terms provided, comparative valuation analyses and considerations and related documentation. The Committee concluded that while the initial preliminary offers did not meet its expectations regarding valuation of the Company or the Company’s business units on a standalone basis, the Company should continue to explore a possible transaction with these potential purchasers. The Committee instructed Canaccord Genuity to engage with the three potential purchasers in valuation discussions in order to solicit their interest in a transaction at an increased valuation.

On April 24, 2014, the Special Committee discussed a non-binding letter of intent from Owens & Minor contemplating a purchase of the Company, without the patient care business, for an aggregate purchase price of $188 million in cash (representing a per share value of approximately $12.25), without a financing contingency. The letter suggested that Owens & Minor needed approximately 45 days to complete its due diligence investigation of the Company, and requested a 45-day exclusivity period.  In addition, the Special Committee discussed (a) a revised offer from Company A received by Canaccord Genuity on April 22, contemplating a purchase price in cash of $12.00 per share (as compared to $10.50 per share in Company A’s proposal as of April 10) for the Company, $95 million for the CPT/OR business, or $80 million for the Slippers, Sterilization and MPKT business, and (b) a verbal offer from Company B received by Canaccord Genuity immediately prior to the meeting of $12.00 per share in cash (as compared to $8.80 to 9.55 in Company B’s non-binding letter of intent as of April 14).  The Special Committee discussed a number of components associated with the preliminary offers, including value and antitrust risk.  The Company board determined, after a discussion with Canaccord Genuity, that the preliminary offers suggested that a sale of less than the entire Company would not yield an attractive purchase price.  The Company board also directed

Canaccord Genuity and V&E to prepare a formal package for each of the three potential purchasers, including a bid procedures letter, a draft merger agreement, and a timetable for submission of a formal bid with a mark-up of the draft merger agreement.

On May 1, 2014, Canaccord Genuity distributed to each of the three potential purchasers the bid procedures letter, which requested that each bidder submit an offer by May 30, 2014 together with a mark-up of the draft merger agreement.  The draft merger agreement contemplated, among other things, that all risk associated with the HSR Act be borne by the purchaser, that the purchaser pay a “reverse” break-up fee to the Company if the merger is unable to close as a consequence of antitrust issues, that the Company pay a 3% breakup fee to the purchaser in the event that the Company changes its recommendation, and that the merger not be subject to purchaser financing.

On May 7, 2014, Canaccord Genuity granted access to representatives of the potential purchasers and their advisers to the confidential virtual data room.

On May 8, 2014, the Special Committee met telephonically, and discussed the status of communications with the potential purchasers, and the status of the Company’s electronic data room.  In addition, the Committee discussed the upcoming management presentations, scheduled for May 22, 2014 at the offices of V&E, with each of the three potential purchasers.

On May 19, 2014, the Special Committee met telephonically to receive an update from Canaccord Genuity regarding the status of communications with the potential purchasers, the status of activity in the Company's confidential virtual data room and process related matters.  After a full discussion, including a discussion of managing the bid process, Canaccord Genuity confirmed that management would make separate presentations to each of the three potential purchasers at V&E’s offices on May 22, 2014.  Finally, the Company board heard from management about the status of the upcoming closing of the divestiture of the patient care business.

On May 22, 2014, the Company’s management and Canaccord Genuity gave a presentation to representatives of Owens & Minor in the morning, to representatives of Company A at noon, and to representatives of Company B in the mid-afternoon, all at the offices of V&E.  Each presentation lasted approximately two hours, and was substantially identical for each of the three potential purchasers.

On May 27, 2014, the Special Committee met telephonically to hear a report on the management presentations the prior week to each of the three potential purchasers.  Canaccord Genuity and V&E discussed the current status of the process and the indications of interest which were due by May 30, 2014 (as requested in the bid procedures note circulated by Canaccord Genuity). The Committee requested a telephonic meeting to be scheduled at the end of the day on Monday, June 2, 2014 to discuss any indications of interest that had been received.

On May 30, 2014, each of the three potential purchasers submitted a formal offer and a mark-up of the draft merger agreement (Company B submitted its comments to the draft merger agreement in a detailed letter identifying key changes it proposed to make to the draft purchase agreement).  A summary of a number of the key terms submitted by the three potential purchasers is below:

As of May 30, 2014
	Company Draft	Owens & Minor	Company B	Company A
Price Per Share		$12.75	$14.00	$12.75
Antitrust Risk	Buyer to take all actions necessary to obtain HSR Act approval, including divesture of assets and vacating and challenging any injunction against the transactions
Buyer to take all actions necessary to obtain HSR Act approval, but Buyer is not required to make any divesture if it would reasonably be expected to result in a material adverse effect on the combined business of Buyer and Company, taken as a whole.

			Buyer to use commercially reasonable efforts to obtain HSR Act approval. No obligation to divest assets.	Buyer and Company to use reasonable best efforts to obtain HSR Act approval. No obligation to divest assets or vacate or challenge injunction.
Reverse Breakup Fee	Buyer to pay Company reverse termination fee if deal is terminated because of HSR Act.	Buyer to pay Company reverse termination fee if deal is terminated because of HSR Act.	No reverse break-up fee.	Buyer to pay Company reverse termination fee of approximately 1% if deal is terminated because of HSR Act.
Voting Agreement	[Silent]	Chief Executive Officer to enter into voting agreement.	None	Chief Executive Officer and “Vice President of Operations” to enter into support agreement.
Exclusivity	[Silent]	Demand for exclusivity before additional discussions can take place	None	None

Each of the mark-ups (a) made it clear that the prior closing of the patient care business was a condition to a merger, (b) proposed a 4% break-up fee, and (c) provided for a notice period and a match right in the event that a third party were to propose a “superior offer.”

On June 2, 2014, the Special Committee met telephonically to discuss, in detail, the proposals from each of the three potential purchasers. At the end of the meeting, the Company board directed Canaccord Genuity to confer with all three of the potential purchasers, to elicit greater clarity and value.  In particular, although the Company board put weight on the assumption by Owens & Minor of virtually all of the antitrust risk associated with a possible merger, the Company board did not think it appropriate to grant to Owens & Minor exclusivity without a significant increase in its bid price.  In addition, at the meeting, management reported that the sale of the patient care business closed earlier in the day, eliminating a closing condition associated with each of the three merger proposals.

Over the course of the next several days, representatives of Canaccord Genuity spoke with representatives of each of the potential purchasers, to try to clarify the bids and to elicit greater value and improved terms with an expectation that each potential purchaser would respond by June 4, 2014.

On June 4, 2014, the Special Committee met to hear an update on the communications with the potential purchasers over the prior several days.  Canaccord Genuity reviewed its discussions with each potential purchaser. Of the three potential purchasers, only Owens & Minor provided a material upward movement on price, to $13.80, and reconfirmed a closing timeline without a significant risk of regulatory delay, but representatives of Owens & Minor made it clear to Canaccord Genuity that they had offered their final terms and that they would not engage in further discussions with the Company without an exclusivity agreement.  Neither Company A nor Company B was willing to adjust their offer price, or to assume HSR Act risk associated with a potential transaction.

The Special Committee then extensively discussed the terms of the proposals of Owens & Minor, Company A and Company B. Members of the Special Committee expressed concern over the ability of each of Company A and Company B to obtain HSR Act clearance without potential divestitures and that each of Company A and Company B was unwilling to commit to making any such divestitures in order to obtain such HSR Act clearance. The Special Committee also discussed that the amount of time each of Company A or Company B may require to obtain HSR Act clearance posed potentially significant execution risk (even with divestitures). The Special Committee discussed that Owens & Minor would take all actions to achieve HSR Act clearance as long as such actions did not cause a material adverse effect on the combined business of Owens & Minor and the Company as a whole. The Special Committee further discussed that Owens & Minor had committed to pay a full reverse termination fee if the transaction was terminated as a result of not being able to obtain HSR Act clearance, while Company A would only commit to a smaller fee and Company B would not commit to any fee. After this extensive discussion, the Special Committee recommended that the full Company board (all of whom were invited to participate in the meeting of the Special Committee) consider agreeing to exclusivity with Owens & Minor. The significant HSR Act risk and execution risk posed by each of Company A and Company B, the low HSR Act risk and confidence of closing represented by Owens & Minor’s offer and the likelihood that Owens & Minor would withdraw its offer unless it was accepted promptly and with exclusivity, led the Company board to determine that the confidence of closing a transaction with Owens & Minor outweighed the potential incremental economic benefit of a transaction with Company B.

After this extensive discussion, the Special Committee recommended that the full Company board (who were invited to participate on the conference call) consider agreeing to exclusivity with Owens & Minor, whereupon, after a discussion among the Company board members, the Company board so agreed. Thereafter the Company board also discussed key considerations regarding the exclusivity process, including manpower constraints on the Company (given the upcoming filing deadlines for the Company’s annual report on Form 10-K and proxy statement for its annual meeting), maintaining confidentiality and proper communications with Owens & Minor and the obligations imposed by the exclusivity’s terms.  Following the meeting, the Company and Owens & Minor agreed to an exclusivity period to last through June 13, 2014.

On June 6, 2014, V&E distributed to Simpson Thacher & Bartlett LLP (“Simpson Thacher”) counsel for Owens & Minor a revised draft of the merger agreement, reflecting a number of concessions and contemplating a break-up fee of 3%.

On June 9, 2014, senior managers of the Company conferred with V&E regarding the appropriate terms and scope of a proposed retention program designed to retain key employees through the closing of a possible merger.  In addition, the Company began to prepare schedules to correspond to the draft merger agreement proposed by Owens & Minor.

On June 10, 2014, the Special Committee met telephonically and heard from senior management, Canaccord Genuity and V&E regarding the due diligence and related activities under the exclusivity agreement with Owens & Minor. V&E addressed open points on the proposed merger agreement, including the request by Owens & Minor that the break-up fee be 4%, which the Company was resisting. The Committee inquired about the Company management’s ability to release its fiscal year earnings and complete and file its annual report on Form 10-K and proxy statement, while working on the schedules and disclosure items requested by Owens & Minor, and discussed how Owens & Minor may request that the exclusivity period be extended and the terms of a possible extension. A discussion ensued regarding the overall timeline to reach agreement on the merger, including potential impediments, and get to a closing, including HSR Act matters and a stockholder vote.

On June 11, 2014, the Company released its earnings for the fiscal year ended March 31, 2014, and over the days thereafter held an earnings conference call, filed its annual report on Form 10-K and its proxy statement for its annual meeting, and continued to prepare schedules as contemplated by the draft merger agreement.

On June 13, 2014, the Company and Owens & Minor agreed to extend the exclusivity period to June 24, 2014.

On June 17, 2014, V&E distributed to Simpson Thacher an initial draft of the disclosure schedules delivered in connection with the Merger Agreement (the “Disclosure Schedules”).

On June 19, 2014, the Special Committee met and received updates from senior management, Canaccord Genuity and V&E regarding the discussions with Owens & Minor.  The Committee addressed key aspects of the process including the exclusivity agreement, the possibility of signing and announcing a transaction as early as June 24, 2014, discussions with counsel for Owens & Minor, status of the draft Merger Agreement and Disclosure Schedules, HSR Act matters and other related agreements. The Committee also received an overview of critical items required as part of the ongoing process, including draft resolutions for the Company board, delivery and review of a fairness opinion provided by Canaccord Genuity and disclosures and announcements. The Company’s management provided an update regarding employee retention matters and related discussions underway with Owens & Minor.  Also on June 19, 2014 V&E received from Simpson Thacher a revised draft of the merger agreement, which conceded some points from the earlier draft prepared by Simpson Thacher, but again contemplated a breakup fee of 4%.

On June 23, 2014, the Company board held a telephonic meeting to discuss the proposed terms of the transaction with Owens & Minor. All members of the Company board were present, as were certain members of Medical Action’s senior management and representatives of Canaccord Genuity and V&E.  Senior management began with a summary of the recent discussions with Owens & Minor and described the outcome of discussions related to certain key issues. At the request of the Company board, a representative of Canaccord Genuity then reviewed its financial analysis of Medical Action and the proposed transaction and orally rendered its opinion, which was subsequently confirmed in writing that, as of the date of its written opinion and based upon and subject to the factors and assumptions set forth therein, the $13.80 in cash to be paid to the holders of shares of Medical Action common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. Members of the Company board asked a number of questions about the Canaccord Genuity financial analysis and opinion. A representative from V&E next provided a review of the transaction documents, including that Owens & Minor had insisted on a breakup fee of 4%, and a discussion of the Company’s board’s duties.  In addition, the Company board received an update from senior management about discussions between senior management and representatives of Owens & Minor regarding the Company’s proposed retention program, and Owen’s & Minor’s strong preference that this be addressed post-signing, after it had more of an opportunity to assess its needs and the contours of the proposed program.

On June 24, 2014, the Company board met telephonically to follow-up on the prior day’s conversation.  After a discussion and a review of the terms of the proposed transaction and an oral reaffirmation by Canaccord Genuity of its opinion from the prior day, the Company board unanimously determined that it was in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, and unanimously approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger.

Reasons for the Merger; Recommendation of the Medical Action Board of Directors

The Medical Action board evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the Merger and unanimously determined that the Merger Agreement, the Merger and the related Transactions are advisable, fair to and in the best interests of Medical Action and its stockholders and unanimously approved the Merger Agreement and the Merger. The Medical Action board has unanimously recommended that the stockholders of Medical Action vote “FOR” the proposal to adopt the Merger Agreement.

In the course of reaching its unanimous recommendation, the Medical Action board considered the following positive factors relating to the Merger Agreement, the Merger and the Transactions, each of which the directors believed supported their decision:

•
Attractive Value. The Medical Action board considered the current and historical market prices of shares of Common Stock, including the market performance of Medical Action’s Common Stock relative to the publicly traded capital stock of those of other participants in the disposable medical products industry and general market indices, and the fact that the Merger Consideration represented a premium of approximately 88.3% to the closing price of the Common Stock three months prior to June 20, 2014, approximately 112.0% to the closing price of the Common Stock one month prior to June 20, 2014, approximately 100.9% to the closing stock price of the Common Stock one week prior to June 20, 2014 and approximately 94.4% to the closing price of the Common Stock one day prior to June 20, 2014.

•
Best Alternative for Maximizing Stockholder Value. The Medical Action board considered that the Merger Consideration was more favorable to Medical Action’s stockholders than the potential value that might result from other alternatives reasonably available to Medical Action, including, but not limited to, the continued operation of Medical Action on a standalone basis, in light of a number of factors, including the following:

—
the Medical Action board’s assessment of Medical Action’s business, assets and prospects, its competitive position and historical and projected financial performance, its short-term and long-term capital needs and the nature of the industry in which Medical Action competes;

—
the strategic and other alternatives reasonably available to Medical Action, including the alternative of remaining a standalone public company, in light of a number of factors and the risks and uncertainty associated with those alternatives, none of which were deemed likely to result in value to Medical Action’s stockholders that would exceed, on a present-value basis, the value of the Merger Consideration; and

—
the course and history of the negotiations between Owens & Minor and Medical Action, which resulted in a significant increase in the Merger Consideration from Owens & Minor’s initial proposal of acquiring the Company for approximately $11.50 per share of Common Stock to its final proposal of $13.80 per share of Common Stock, and the Medical Action board’s belief, based on Owens & Minor’s positions during such negotiations, that the final Merger Consideration was at or very close to the maximum amount that Owens & Minor would be willing to pay to acquire Medical Action.

•
Greater Certainty of Value. The Medical Action board considered that the proposed Merger Consideration is a fixed amount payable in cash, so that the Merger provides stockholders certainty of value and liquidity for their shares, especially when viewed against the risks and uncertainties inherent in Medical Action’s business, including the internal and external risks associated with Medical Action’s standalone strategy, including the potential impact on Medical Action that could result from competition with existing and new market participants, as well as the other risks and uncertainties discussed in Medical Action’s public filings with the SEC.

•
High Likelihood of Completion. The Medical Action board considered the likelihood of completion of the Merger to be high, particularly in light of the terms of the Merger Agreement and the closing conditions, including:

—	Owens & Minor’s reputation in the medical products industry and its financial capacity to complete an acquisition of this size;

—
the absence of a financing condition in the Merger Agreement and the representation of Owens & Minor in the Merger Agreement that it has, and as of the Effective Time will have, sufficient unrestricted cash on hand, lines of credit or other sources of immediately available funds to consummate the Merger; and

—
the commitment of Owens & Minor in the Merger Agreement to take all actions necessary to obtain the expiration of any applicable waiting period, obtain any clearance or approval and to prevent any antitrust authority or other persons from filing any action with a governmental entity which, if the antitrust authority or other person prevailed, would permanently or temporarily restrain, enjoin or otherwise prevent or materially delay the consummation of the Merger (except any action, individually or in the aggregate, that would be reasonably expected to result in a material adverse effect on the combined business of Owens & Minor, the Company and their subsidiaries, taken as a whole).

•
Opportunity to Receive Alternative Proposals and to Terminate the Owens & Minor Transaction in Order to Accept a Superior Proposal. The Medical Action board considered the terms of the Merger Agreement permitting Medical Action to receive unsolicited alternative proposals, and the other terms and conditions of the Merger Agreement, including:

—
Medical Action’s right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals made prior to the time Medical Action’s stockholders approve the proposal to adopt the Merger Agreement; and

—
the provision of the Merger Agreement allowing the Medical Action board to terminate the Merger Agreement in specified circumstances relating to a Superior Proposal subject to the payment by the Company of the Termination Fee of $9,308,146, which amount the directors believed to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, the sale process, and the unlikelihood that a fee of such size would be a meaningful deterrent to alternative acquisition proposals.

•
Receipt of Fairness Opinion from Canaccord Genuity. The Medical Action board considered the written opinion of Canaccord Genuity, dated June 23, 2014 and reaffirmed orally on June 24, 2014, to the Medical Action board as to the fairness, from a financial point of view, of the Merger Consideration to be received by Medical Action stockholders (other than Excluded Shares), as more fully described below in the section entitled “The Merger (Proposal 1) — Opinion of Medical Action’s Financial Advisor;”

•	Other Factors. The Medical Action board also considered:

—
the fact that the consummation of the Merger would be subject to the adoption by the stockholders of Medical Action, that such stockholders would be free to reject the Merger Agreement and that those stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and receive the appraised fair value of their shares of Common Stock, as and to the extent provided under Delaware law (provided that, pursuant to the voting agreement executed by Mr. Meringolo, attached as Annex C to this proxy statement, Mr. Meringolo must vote all of the shares of Common Stock referred to therein in favor of adopting the Merger Agreement);

—
the fact that Canaccord Genuity, as directed by the Medical Action board, conducted a process and approached three well-regarded, financially able, and motivated potential purchasers to be involved in a competitive auction process and that the terms offered by Owens & Minor were the most attractive offered; and

—
the fact that as a public company with a historically volatile stock price, Medical Action faces continuing pressures from investors and financial analysts that may conflict with management’s long-term strategic plan, creating the risk of disruption and distraction that may reduce value for Medical Action’s long-term stockholders.

In the course of reaching the determinations and decisions and making the recommendation described above, the Medical Action board also considered the following risks and potentially negative factors relating to the Merger Agreement, the Merger and the Transactions:

•
that Medical Action’s stockholders will have no ongoing equity participation in Medical Action following the Merger, and that such stockholders will cease to participate in Medical Action’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the capital stock, and will not participate in any potential future sale of Medical Action to a third party;

•
the risks and costs to Medical Action if the Merger does not close, including uncertainty about the effect of the proposed Merger on Medical Action’s employees, customers, potential customers, suppliers and other parties, which may impair Medical Action’s ability to attract, retain and motivate key personnel and could cause customers, potential customers, suppliers and others to seek to change or not enter into business relationships with Medical Action, and the risk that the trading price of the Common Stock of Medical Action could be materially adversely affected;

•
the Merger Agreement’s restrictions on the conduct of Medical Action’s business prior to the completion of the Merger, generally requiring Medical Action to conduct its business only in the ordinary course and subject to specific limitations, which may delay or prevent Medical Action from undertaking business opportunities that may arise pending completion of the Merger;

•
the possibility that, under certain circumstances under the Merger Agreement, Medical Action may be required to pay the Termination Fee of $9,308,146, as more fully described under “The Merger Agreement — Termination Fee;”

•
the fact that the completion of the Merger would require the satisfaction of closing conditions that are not entirely within Medical Action’s control, including that no Company Material Adverse Effect has occurred;

•	the risk of incurring substantial expenses related to the Merger, including in connection with litigation associated with the announcement or pendency of the Merger; and

•	that the receipt of cash by stockholders in exchange for shares of capital stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered by the Medical Action board includes the material factors considered by the Medical Action board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Medical Action board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. After careful consideration, the Medical Action board recommends that our Stockholders vote “FOR” the Merger Agreement and the Merger based upon the totality of the information it considered.

Opinion of Medical Action’s Financial Advisor

The Company engaged Canaccord Genuity to act as financial advisor to the Company in connection with the Merger. As part of that engagement, the Medical Action board requested that Canaccord Genuity evaluate the fairness, from a financial point of view, to holders of shares of Common Stock of the Merger Consideration of $13.80 per share in cash to be received by such holders (other than the Excluded Shares) pursuant to the terms of the Merger Agreement. At a meeting of the Medical Action board held on June 23, 2014 to evaluate the Merger, Canaccord Genuity delivered to the Medical Action board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated June 23, 2014, and was reaffirmed orally on June 24, 2014, the date of the Merger Agreement, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the Merger Consideration of $13.80 per share to be received in the Merger by holders of shares of  the Common Stock (other than Excluded Shares) is fair, from a financial point of view, to such holders.

The full text of Canaccord Genuity’s opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of Canaccord Genuity’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Stockholders are encouraged to read Canaccord Genuity’s opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity’s opinion was addressed to the Medical Action board, was only one of many factors considered by the Medical Action board in its evaluation of the Merger and only addresses the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration of $13.80 per share to be received in the Merger by holders of the Common Stock (other than Excluded Shares). Canaccord Genuity’s opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company or the underlying business decision of the Company to proceed with the Merger and is not intended to, and does not, constitute a recommendation to any stockholder as to how such stockholder should vote or otherwise act with respect to the Merger or the Transactions. Canaccord Genuity’s opinion was necessarily based on securities, economic, monetary, market and other conditions as in effect on, and the information made available to Canaccord Genuity as of the date of its opinion. Subsequent developments may affect the conclusions expressed in Canaccord Genuity’s opinion if such opinion were rendered as of a later date. Canaccord Genuity assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances or events occurring after the date of the opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Canaccord Genuity, among other things:

•	reviewed a substantially final form of the Merger Agreement, which was provided to Canaccord Genuity on June 23, 2014;

•
analyzed certain internal financial statements and other business and financial information, including certain financial forecasts and operating data concerning the Company, approved by the Company’s management;

•	conducted limited discussions with members of senior management of the Company regarding the past and current operations and financial condition and prospects of the Company;

•	reviewed certain financial and stock market data of the Company and other selected publicly-held health care products and supplies companies;

•	reviewed certain publicly available research analysts estimates for the Company’s future financial performance on a stand-alone basis;

•
reviewed the financial terms, to the extent publicly available, of certain business combinations and other transactions which have been effected or announced, to the extent Canaccord Genuity deemed relevant; and

•
reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as Canaccord Genuity deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with Canaccord Genuity’s review and arriving at the opinion described above, Canaccord Genuity did not independently verify any of the foregoing information, relied on such information, assumed that all such information was complete and accurate in all material respects, and relied on assurances of management of the Company that they were not aware of any facts that would make such information misleading. The management of the Company advised Canaccord Genuity, and Canaccord Genuity assumed, that the internal financial forecasts and other forward-looking financial information had been reasonably prepared on bases reflecting the best available estimates and judgments of the management of the Company at such time as to the future financial performance of the Company. Canaccord Genuity assumed, with the consent of the Medical Action board, that, in the course of obtaining any regulatory or other consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the Merger and that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement included in the Merger Agreement. Representatives of the Company advised Canaccord Genuity, and Canaccord Genuity also assumed that the terms of the executed Merger Agreement would conform in all material respects to the terms reflected in the substantially final form reviewed by Canaccord Genuity. In addition, Canaccord Genuity was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Canaccord Genuity furnished with any such evaluations or appraisals.

Canaccord Genuity’s opinion addresses only the fairness, from a financial point of view and as of the date of its opinion, of the Merger Consideration of $13.80 per share to be received in the Merger by holders of shares of Common Stock (other than Excluded Shares) and does not address any other aspect or implication of the merger or any voting, support or other agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the form or structure of the Merger or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Canaccord Genuity’s opinion was approved by a fairness committee of Canaccord Genuity.

The following is a summary of the material financial analyses performed by Canaccord Genuity in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord Genuity. Some of these summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Canaccord Genuity’s financial analyses.

Selected Peer Group Analysis. Canaccord Genuity performed an analysis using a selected peer group, which analysis attempts to provide an implied value of a company by comparing it to identified companies that are publicly traded. For purposes of this analysis, Canaccord Genuity identified the following group of seven publicly-held health care products and supplies companies that share similar business characteristics to the Company based on operational and/or financial metrics, which are referred to as the “selected peer companies.” The selected peer companies consisted of:

•	Steris Corp.;

•	Hill-Rom Holdings, Inc.;

•	Owens & Minor, Inc.;

•	Synergy Health plc;

•	CONMED Corporation;

•	Merit Medical Systems, Inc.; and

•	ICU Medical, Inc.

Based on its review of the relevant metrics for each of the selected peer companies, Canaccord Genuity calculated multiples of enterprise value to (1) last twelve months, or LTM, adjusted EBITDA, and (2) estimated adjusted EBITDA for calendar year 2014. Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted to exclude stock-based compensation expense and normalized for one-time charges and non-recurring items, to the extent disclosed in Wall Street consensus estimates.  For purposes of this analysis, Canaccord Genuity utilized information regarding the selected peer companies obtained from filings with the SEC, the Capital IQ database, referred to as Capital IQ, the Bloomberg database, referred to as Bloomberg, other public sources, and market data as of June 20, 2014. Based on this information, Canaccord Genuity calculated multiples for the selected peer companies as follows:

	Selected Peer Group Analysis
Enterprise Value as a Multiple of:	Range	Mean		Median		Medical Action
LTM Adjusted EBITDA	8.8x-12.9x	10.8	x	10.2	x	7.7	x
CY 2014E Adjusted EBITDA	8.1x-11.5x	10.0	x	10.5	x	6.4	x

Based on the analyses and review of the multiples and ratios of the selected peer companies, Canaccord Genuity selected representative ranges of enterprise value to adjusted EBITDA multiples derived from the mean and median data points for the selected peer companies based upon the application of its professional judgment. Canaccord Genuity then applied these multiples to the relevant financial statistic for the Company and calculated the implied enterprise value of the Company.  For purposes of this analysis, Canaccord Genuity utilized adjusted EBITDA for the LTM period ending March 31, 2014 and estimates approved by the Company management for calendar year 2014, which are more fully described in the section entitled “— Discounted Cash Flow Analysis.”  Canaccord Genuity then added the assumed amount of the Company’s cash and cash equivalents of $38.5 million and subtracted the assumed debt and capital leases of $13.5 million (which gives effect, on a pro forma basis, to the June 2, 2014 closing of the Company’s sale of (i) 100% of the membership units of Medegen Medical Products, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of the Company, and (ii) certain assets of the Company’s Patient Care business unit, including the containment business assets, collectively, for approximately $78.6 million in cash, and the Company’s use of approximately $40.0 million of the net proceeds therefrom to repay outstanding indebtedness) from such implied enterprise values to calculate the Company’s implied equity value and divided such implied equity value by the assumed total number of shares of Common Stock (16.391 million shares outstanding, plus the dilution, calculated using the treasury stock method, resulting from 1.354 million options outstanding with a weighted-average exercise price of $8.70 per share) and calculated the implied per-share equity values of the Common Stock.

The following summarizes the results of this analysis:

Financial Statistic	Implied Per-Share Equity Value	Proposed Value of Merger Consideration Per Share
LTM Adjusted EBITDA	$8.58 - $9.04	$13.80
CY 2014E Adjusted EBITDA	$9.86 - $10.29

Selected Precedent Transaction Analysis. Canaccord Genuity performed a precedent transaction analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Canaccord Genuity selected the precedent transactions based on the similarity of products offered and markets served by the target company as compared to the Company. Each of these transactions was publicly announced after August 2, 2011.

Based on its review of the relevant metrics for each of the precedent transactions, Canaccord Genuity calculated the multiples of implied enterprise value to LTM adjusted EBITDA for each of the target companies in the precedent transactions. For purposes of this analysis, Canaccord Genuity utilized information regarding the precedent transactions obtained from filings with the SEC and other public sources. The selected precedent transactions were:

Acquiror	Target
Hill-Rom Holdings, Inc.	TRUMPF Medical Systems, Inc.
Ansell Ltd.	BarrierSafe Solutions International, Inc.
Merit Medical Systems, Inc.	Thomas Medical Products, Inc.
McKesson Corporation	PSS World Medical Inc.
Steris Corp.	US Endoscopy, Inc.
Cardinal Health Canada Inc.	Futuremed Healthcare Products Corporation
Cantel Medical Corp.	Byrne Medical, Inc.

This analysis produced a range of implied enterprise value to LTM adjusted EBITDA multiples for the precedent transactions of 9.6x to 13.5x, with a mean implied enterprise value to LTM adjusted EBITDA for the precedent transactions of 10.8x, and a median implied enterprise value to LTM adjusted EBITDA for the precedent transactions of 10.4x.

Canaccord Genuity selected a representative range of multiples derived from the mean and median data points for the precedent transactions based upon the application of its professional judgment. Canaccord Genuity then applied these multiples to the Company’s LTM adjusted EBITDA and calculated the implied enterprise value of the Company. Canaccord Genuity then added the assumed amount of the Company’s cash and cash equivalents of $38.5 million and subtracted the assumed debt and capital leases of $13.5 million (which gives effect, on a pro forma basis, to the June 2, 2014 closing of the Company’s sale of (i) 100% of the membership units of Medegen Medical Products, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of the Company, and (ii) certain assets of the Company’s Patient Care business unit, including the containment business assets, collectively, for approximately $78.6 million in cash, and the Company’s use of approximately $40.0 million of the net proceeds therefrom to repay outstanding indebtedness) from such implied enterprise values to calculate the Company’s implied equity value and divided such implied equity value by the assumed total number of shares of the Common Stock (16.391 million shares outstanding, plus the dilution, calculated using the treasury stock method, resulting from 1.354 million options outstanding with a weighted-average exercise price of $8.70 per share) and calculated the implied per-share equity values of the Common Stock.

The following summarizes the results of this analysis:

Financial Statistic	Implied Per-Share Equity Value	Proposed Value of Merger Consideration Per Share
LTM Adjusted EBITDA	$8.75 - $9.02	$13.80

Discounted Cash Flow Analysis. Canaccord Genuity performed an indicative discounted cash flow analysis of the Company to derive an implied per-share equity value range for the Common Stock as a stand-alone entity. For purposes of this analysis, Canaccord Genuity utilized estimates and projections approved by the Company’s management for fiscal years 2015 through 2018, which are presented under the section entitled "Financial Projections of the Company", beginning on page 35.

For purposes of this discounted cash flow analysis, Canaccord Genuity calculated unlevered free cash flow by tax-effecting earnings before interest and taxes (EBIT), adding depreciation and amortization, adding stock-based compensation, subtracting the change in non-cash working capital, and subtracting capital expenditures. The range of implied enterprise values for the Company was determined by adding (1) the present value of the Company’s projected unlevered free cash flows from 2015 through 2018 and (2) the present value of the terminal value of the Company. In calculating the terminal value of the Company, Canaccord Genuity applied multiples ranging from 10.2x to 10.8x to the Company’s projected adjusted EBITDA for 2018, which were the mean and median multiples of enterprise value to LTM adjusted EBITDA for the selected peer companies. The free cash flows and terminal values were discounted to present values at a discount rate of 17.7%, which was selected, upon the application of Canaccord Genuity’s professional judgment, to reflect the Company’s weighted average cost of capital, which we refer to as “WACC.” Canaccord Genuity calculated the Company’s WACC based upon an analysis of the Company’s capital structure and using the capital asset pricing model, a model used to determine a theoretically appropriate required rate of return of an asset.  In calculating the Company’s WACC, Canaccord Genuity used an adjusted unlevered beta of 1.819, an equity risk premium of 6.5%, an effective tax rate of 37.0%, and a risk free rate of 3.2%. Canaccord Genuity noted that, based on information provided by the Company’s management, the book value of the Company’s long-term debt and capital leases were adjusted, on a pro forma basis, to reflect the June 2, 2014 closing of the Company’s sale of (i) 100% of the membership units of Medegen Medical Products, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of the Company, and (ii) certain assets of the Company’s Patient Care business unit, including the containment business assets, collectively, for approximately $78.6 million in cash, and the Company’s use of approximately $40.0 million of the net proceeds therefrom to repay outstanding indebtedness. Canaccord Genuity then added the assumed amount of the Company’s cash and cash equivalents of $38.5 million and subtracted the assumed debt and capital leases of $13.5 million (on a pro forma basis) from such implied enterprise values to calculate the Company’s implied equity value and divided such implied equity value by the assumed total number of shares of the Common Stock (16.391 million shares outstanding, plus the dilution, calculated using the treasury stock method, resulting from 1.354 million options outstanding with a weighted-average exercise price of $8.70 per share) and calculated the implied per-share equity values of the Common Stock.

The following summarizes the results of this analysis:

Implied Per-Share Equity Value	Proposed Value of Merger Consideration Per Share
$10.03 - $10.48	$13.80

Premiums Paid Analysis.  Canaccord Genuity performed a premiums paid analysis, which is designed to imply a value of a company based on the premiums paid in selected transactions. Canaccord Genuity reviewed certain publicly available information related to selected transactions to calculate the amount of the premiums paid by the acquirers to the acquired companies’ stockholders. Canaccord Genuity analyzed 154 selected U.S. medical technology transactions involving target companies with enterprise values between $20.0 million and $5.0 billion announced since January 1, 2000.

For each of the selected transactions analyzed, Canaccord Genuity calculated the premiums paid by the acquirer by comparing the per share purchase price in each transaction to the historical stock price of the target company as of one day, one week, one month and three months prior to the announcement date. All premiums for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.  Canaccord Genuity compared the premiums paid in the selected transactions to the premium levels implied by the Merger Consideration of $13.80 per share. The table below sets forth the summary results of the analysis:

	Percentage Premium to the Closing Price Prior to Transaction Announcement
	1 Day		1 Week		1 Month		3 Months
Selected U.S. Medical Technology Transactions:
Mean	37.4%		40.8%		47.2%		57.9%
Median	31.7%		33.0%		35.8%		47.9%
Implied Premium of Merger Consideration to:
Closing Price of the Common Stock	94.4	%(1)	100.9	%(2)	112.0	%(3)	88.3	%(4)

(1)	Closing price of $7.10 for the Common Stock on June 19, 2014.
(2)	Closing price of $6.87 for the Common Stock on June 13, 2014.
(3)	Closing price of $6.51 for the Common Stock on May 21, 2014.
(4)	Closing price of $7.33 for the Common Stock on March 22, 2014.

Canaccord Genuity selected a representative range of implied per-share equity values derived from the high and low data points for the selected transactions based upon the application of its professional judgment. The following summarizes the results of this analysis:

Implied Per-Share Equity Value	Proposed Value of Merger Consideration Per Share
$8.84 - $11.58	$13.80

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Canaccord Genuity’s opinion. In arriving at its fairness determination, Canaccord Genuity considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord Genuity made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Merger.

Canaccord Genuity prepared these analyses for purposes of providing its opinion to the Medical Action board as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration of $13.80 per share to be received in the Merger by holders of the Common Stock (other than shares owned by the Company as treasury stock or by any wholly-owned subsidiary of the Company and shares owned by Owens & Minor and its subsidiaries and any Appraisal Shares). These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Owens & Minor, Canaccord Genuity or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through negotiations between the Company and Owens & Minor and was approved by the Medical Action board. Canaccord Genuity provided advice to the Medical Action board during these negotiations. Canaccord Genuity, however, did not recommend any specific amount of consideration to the Company or the Medical Action board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Canaccord Genuity’s opinion to the Medical Action board was one of many factors taken into consideration by the Medical Action board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity in connection with its opinion and is qualified in its entirety by reference to the full text of the written opinion of Canaccord Genuity attached to this proxy statement as Annex B.

Canaccord Genuity and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Canaccord Genuity and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments of the Company, Owens & Minor, any of their respective affiliates or third parties that may be involved in the transaction contemplated by the Merger Agreement for their own account and for the accounts of their customers.

In the prior two years, Canaccord Genuity has not received compensation for investment banking or financial advisory services from either the Company or Owens & Minor, except as otherwise described in this proxy statement.  In 2013, Canaccord Genuity acted as financial advisor for the Company in connection with a possible acquisition transaction but was not paid any fee because the proposed transaction was not executed.  Canaccord Genuity may provide investment banking services to the Company, Owens & Minor or their respective affiliates in the future for which Canaccord Genuity may receive compensation.

The Medical Action board selected Canaccord Genuity as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement, dated as of April 22, 2014, the Company engaged Canaccord Genuity to act as its financial advisor in connection with the Merger, including the delivery of a fairness opinion with respect to the Merger as described above. Pursuant to the terms of the engagement letter, the Company agreed to pay Canaccord Genuity a fee of approximately $3.3 million for its services, $250,000 of which was payable upon the rendering of Canaccord Genuity’s opinion and the remainder of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse Canaccord Genuity for its expenses up to a maximum of $50,000 and to indemnify Canaccord Genuity and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Projections of the Company

The Company does not as a matter of course make public projections as to earnings, cash flow or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates.  However, in connection with the review of the Merger, the Company's management prepared unaudited prospective financial information on a stand-alone, pre-Merger basis. The Company is electing to provide the unaudited prospective financial information in this proxy statement to provide the stockholders of the Company access to certain non-public unaudited prospective financial information that was made available to the Company board to assist it in evaluating the Company's operations and prospects and to Canaccord Genuity for use in connection with its fairness opinion and performing its related financial analyses. None of the unaudited prospective financial information was provided to Owens & Minor other than the estimates of the Company for the fiscal year 2015, which was approved by the Company's management. The unaudited prospective financial information was not prepared with a view toward public disclosure and the inclusion of this information should not be regarded as an indication that the Company or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with U.S. generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management was, based on certain growth assumptions, prepared on a reasonable basis, reflected the best currently available estimates and judgments, and presented, to the best of the Company’s management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not factual but instead represents the opinion or best judgment of management as to the Company’s financial performance for years into the future and should only be considered in that light. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made by the management of the Company with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. None of the unaudited financial projections reflect any impact of the Transactions. Stockholders of the Company are urged to review the Company’s most recent SEC filings for the Company’s reported results of operations, financial condition and capital resources and for a description of risk factors with respect to the Company’s business.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for the unaudited prospective financial information. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement relate to the historical financial information of the Company. Such reports do not extend to the financial projections and should not be read to do so.

The following table presents summary selected unaudited prospective financial information as of June 2014 for the fiscal years 2015 through 2018:

	For the Fiscal Year Ending March 31,
	2015E	2016P	2017P	2018P
	($ in millions)
Revenue	$304.6	$313.7	$323.2	$332.9
Adjusted EBITDA	$15.0	$17.0	$19.1	$21.4
Unlevered Free Cash Flow	$6.5	$8.6	$10.1	$12.3

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Financing

The Merger is not conditioned upon receipt of financing by Owens & Minor. We understand that Owens & Minor expects to use cash on hand and other funds available to it to fund the acquisition of the Company.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Medical Action board that you vote to adopt the Merger Agreement, you should be aware that aside from their interests as stockholders of the Company, the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, those of other stockholders of the Company generally. Members of the Medical Action board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to the stockholders of the Company that the Merger Agreement be adopted. See the section entitled “The Merger (Proposal 1) — Background of the Merger” and the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the Medical Action Board of Directors.” The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the proposal to adopt the Merger Agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of Company Equity Awards and Restricted Common Stock

Under the Merger Agreement, the Company’s equity-based awards held by the Company’s directors and executive officers as of the Effective Time will be treated at the Effective Time as follows:

Common Stock.  At the Effective Time of the Merger, each share of Common Stock outstanding at the Effective Time of the Merger (other than Appraisal Shares and shares owned by the Company, Owens & Minor, the Merger Sub or any of their subsidiaries) will be converted into the right to receive the Merger Consideration, without interest, but subject to any applicable withholding taxes.

Options.  Owens & Minor and the Company have agreed to take such actions as are reasonably necessary to cause each option for shares of Common Stock, whether or not exercisable, to become fully exercisable, and such options shall thereafter represent only the right to receive the following consideration: for each share subject to such option, an amount in cash equal to the excess, if any, of (i) the Merger Consideration over (ii) the per share exercise price of such option. Each option with a per share exercise price in excess of the Merger Consideration will be cancelled without consideration.  Owens & Minor will, or will cause the surviving corporation to, pay the Option Consideration to the holders of Company’s stock options as soon as practicable (and no later than thirty days) following the Closing Date.

Restricted Common Stock. Immediately prior to the Effective Time, the restrictions applicable to each share of restricted Common Stock will immediately lapse, and, at the Effective Time, each share of such Common Stock will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

Quantification of Payments for Equity Awards. The following table sets forth, for each of the Company’s directors and executive officers holding stock options as of August 22, 2014, the aggregate number of shares of the Common Stock subject to vested or unvested options that have a per share exercise price lower than the Merger Consideration and the aggregate value payable in the Merger with respect to such stock options, which is equal to the per share exercise price of such options in excess of the Merger Consideration. None of the Company’s directors or executive officers hold restricted Common Stock.  No amounts have been reflected for (i) John Sheffield, Medical Action’s former Executive Vice President, Chief Financial Officer and Corporate Secretary as Mr. Sheffield resigned from the Company on June 28, 2013 and no longer holds stock options; or (ii) Charles Kelly, Jr., Medical Action’s former Vice President, President and General Manager – Patient Care Products as Mr. Kelly resigned from the Company as of June 2, 2014.

	Value of Vested Stock Options		Value of Unvested Stock Options
Name	Number of Shares (#)	Value ($)	Number of Shares (#)	Value ($)	Total Value of All Options ($)
Executive Officers
Paul D. Meringolo	100,000	260,000	—	—	260,000
Paul Chapman	7,500	83,850	400,000	2,160,000	2,243,850
Brian Baker	26,875	73,036	25,625	202,494	275,530
Eric Liu	105,000	240,015	—	—	240,015
Richard Setian	22,500	132,225	37,500	285,675	417,900
Cynthia Bell	21,250	109,725	22,500	230,175	339,900
Non-Employee Directors
William W. Burke	43,750	260,900	—	—	260,900
Kenneth R. Newsome	40,000	255,850	—	—	255,850
Pamela R. Levy	7,500	55,875	—	—	55,875
Henry A. Berling	43,750	260,900	—	—	260,900
Kenneth W. Davidson	40,000	255,850	—	—	255,850

Change in Control Agreements

Each of the Company’s executive officers is party to change in control agreements that provide for severance benefits in the event of a termination of employment by the Company within 24 months after a change in control unless such termination is (1) due to death or disability, (2) by the Company for cause or (3) by the officer if following a change in control, the executive officer’s overall compensation is reduced or adversely modified in any material respect or the executive officer’s duties are materially changed (a “qualifying termination”). The Merger will constitute a change in control under the terms of the change in control agreements.

Under the change in control agreements, a “material change” in an executive officer’s duties generally includes the occurrence of one of the following without the executive officer’s written consent: (1) there is a substantial diminution or adverse modification in the executive officer’s overall position, responsibilities or reporting relationship, or, (2) the executive officer’s place of employment is relocated by more than 50 miles from the executive officer’s place of employment prior to the change in control.

The change in control agreements provide that if within 24 months following a change in control (as defined in the change in control agreement) one of the executive officers experiences a qualifying termination, then such executive officer would receive the following payments and benefits:

•
A lump sum payment equal to 2.99 times the sum of (1) the executive officer’s highest annual salary within the five year period preceding termination, plus (2) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive;

•	Continued participation, for a period of three years following termination, in the Company’s medical benefits and life and disability insurance plans at no cost to the executive officer; and

•
All equity compensation awards held by the executive officer would vest and, in the case of options, remain exercisable for the length of the exercise period specified in the applicable option award agreement without regard to the executive officer’s termination of employment.

If any payment or benefit to an executive officer from the Company is subject to the excise tax imposed by Section 280G of the Internal Revenue Code, then the payments due to the officer under the change in control agreement will either (1) be reduced so that the present value of the payments is $1.00 less than the amount that would cause the executive to incur an excise tax under Section 280G, or (2) be paid in full, whichever produces the better net-after-tax result for the executive officer (taking into account any applicable excise or income taxes).

The following table sets forth, with respect to each executive officer, the estimated amounts that would become payable pursuant to such executive officer’s change in control agreement assuming such executive officer experienced a qualifying termination following the Merger.  The table does not take into account any potential reduction of payments due to the application of the modified cut-back provision relating to Section 280G of the Internal Revenue Code described in the preceding paragraph.

Name	Cash Payment ($)	Benefit Continuation ($)	Total Value ($)
Paul D. Meringolo	2,933,340	36,784	2,970,124
Paul Chapman	2,047,403	15,231	2,062,634
Brian Baker	982,963	29,541	1,012,504
Eric Liu	1,434,118	33,519	1,467,637
Richard Setian	1,645,218	33,520	1,678,738
Cynthia Bell	885,788	23,584	909,372

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s directors and executive officers and any person who acts as a fiduciary under any employee benefit plan will be entitled to certain ongoing indemnification from the surviving corporation and coverage under directors’ and officers’ liability insurance policies for acts or omissions occurring before the Effective Time. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Other Covenants and Agreements — Indemnification of Directors and Officers; Insurance” beginning on page 54.

Quantification of Payments and Benefits to the Company’s Named Executive Officers

The table set forth below details the amount of payments and benefits that each Medical Action named executive officer would receive in connection with the Merger, assuming the consummation of the Merger occurred on September 15, 2014, and each named executive officer experienced a qualifying termination, in each case on such date. These payments are comprised of the payments described above, are not in addition to those described in previous sections, but are specifically identified in this fashion to allow for a non-binding advisory vote of Medical Action’s stockholders regarding these payments and benefits.

Golden Parachute Compensation

Name (1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($) (5)(6)
Paul D. Meringolo	2,933,340	260,000	36,784	3,230,124
Paul Chapman	2,047,403	2,243,850	15,231	4,306,484
Brian Baker	982,963	275,530	29,541	1,288,034
Eric Liu	1,434,118	240,015	33,519	1,707,652
Richard Setian	1,645,218	417,930	33,520	2,096,668

(1)
No amounts have been reflected for (i) John Sheffield, Medical Action’s former Executive Vice President, Chief Financial Officer and Corporate Secretary as Mr. Sheffield resigned from the Company on June 28, 2013; or (ii) Charles Kelly, Jr., Medical Action’s former Vice President, President and General Manager – Patient Care Products as Mr. Kelly resigned from the Company as of June 2, 2014.

(2)
Represents the estimated lump sum cash severance payment to our named executive officers under their respective change in control agreements upon a qualifying termination.  This benefit is “double trigger” in nature, meaning that eligibility to receive this benefit is conditioned upon both the occurrence of a change in control and the executive experiencing a qualifying termination of employment, as described in greater detail above.

(3)
Represents the value of vested and unvested Company Stock Options held by our named executive officers that will be cancelled and cashed out upon consummation of the Merger. The value of the Company Stock Options represents the number of shares subject to each Company Stock Option held by the executive multiplied by the excess (if any) of the Merger Consideration over the Company Stock Option’s exercise price.

(4)
Represents the estimated value of certain welfare benefits for a three-year period at no cost to the employee as provided for upon a qualifying termination under the named executive officers change in control agreements.

(5)
The amounts reflected in this table assume full payment of benefits payable under the change in control agreements, without any reduction pursuant to the modified cut-back provision relating to Section 280G of the Internal Revenue Code that is described in the last paragraph of the description above regarding “change in control agreements.”

(6)
The “single trigger” component (i.e. upon a change of control, option for shares of Common Stock, whether or not exercisable, become fully exercisable) and “double trigger” components (i.e. cash severance payment upon a qualifying termination after a change in control for named executive officers) of the amounts reflected in this column are set forth below:

Name	“Single Trigger” Amounts ($)	“Double Trigger” Amounts ($)
Paul D. Meringolo	260,000	2,970,124
Paul Chapman	2,243,850	2,062,634
Brian Baker	275,530	1,012,504
Eric Liu	240,015	1,467,637
Richard Setian	417,930	1,678,738

Special Committee Compensation

In March 2014, the Medical Action board formed the Special Committee, consisting of Mr. Davidson, Mr. Burke, Mr. Newsome and Ms. Levy, each an independent director, and authorized compensation of $10,000 per month up to a maximum payment of $50,000, to each such director for service on the Special Committee, which compensation is expected be paid prior to the consummation of the Merger. The compensation of the Special Committee members is not dependent on the closing of the Merger or on the Special Committee's or the Medical Action board's approval of the Merger, or any other transaction.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Common Stock whose shares are exchanged for cash pursuant to the Merger. This discussion does not address U.S. federal income tax consequences with respect to non-U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service, each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis or to different interpretations, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to Section 1411 of the Code, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (e.g., U.S. estate or gift tax laws). This discussion is not binding on the Internal Revenue Service or the courts and therefore could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the Merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that is:

•	an individual who is a citizen resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more United States persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to a U.S. holder that is subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, U.S. holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders who will hold, directly or indirectly, an equity interest in the surviving corporation, and U.S. holders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements).

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner in a partnership holding shares of Common Stock, you should consult your tax advisor.

This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares.

If a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times and different prices, such U.S. holder generally must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Common Stock pursuant to the Merger generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

Voting Agreement

In connection with the execution of the Merger Agreement, Paul Meringolo, the Chief Executive Officer of the Company, in his capacity as a stockholder, has entered into a separate voting agreement with Owens & Minor with respect to the shares of Common Stock beneficially by him, which represents an aggregate of 740,763 shares of Common Stock, or approximately 4.49% of the outstanding voting power of the shares of Common Stock entitled to vote at the special meeting.  Pursuant to the terms (and subject to certain conditions) of the voting agreement, Mr. Meringolo, in his capacity as a stockholder, has agreed to, among other things: (i) vote his shares of Common Stock in favor of the adoption of the Merger Agreement and against any Acquisition Proposal and (ii) not transfer any shares of Common Stock subject to the voting agreement, subject to certain exceptions. The voting agreement and the covenants and agreements set forth in the voting agreement shall automatically terminate (without any further action of the parties) on the earlier to occur of the Effective Time of the Merger or the termination of the Merger Agreement in accordance with its terms. A copy of the voting agreement executed by Mr. Meringolo is attached as Annex C to this proxy statement.

Regulatory Approvals

Antitrust Approval in the United States

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied or early termination has been granted. On July 15, 2014 both the Company and Owens & Minor filed their respective notification and report forms with the Antitrust Division and the FTC. On July 25, 2014, the FTC granted early termination of the applicable waiting period.

At any time before or after the expiration of the statutory waiting periods under the HSR Act, or before or after the Effective Time, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally permit completion of the Merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although neither the Company nor Owens & Minor believes that the Merger will violate federal antitrust laws, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Litigation

Two putative stockholder class action lawsuits challenging the Merger have been filed, both in Suffolk County Supreme Court in New York (the “court”): (i)  Hilary Coyne v. Medical Action Industries Inc., et al. (Case No. 064930/2014); and (ii) Isaac Koll, et al. v. Medical Action Industries Inc., et al. (Case No. 065061/2014).  Both of these cases name the Company, certain of the Company’s current directors and officers, Owens & Minor and Merger Sub as defendants.  Each of the lawsuits has been brought by a purported stockholder of the Company, both individually and on behalf of a putative class consisting of public stockholders of the Company.  The lawsuits generally allege, among other things, that certain of the directors and officers of the Company breached their fiduciary duties to stockholders of the Company by agreeing to a transaction with inadequate consideration and unfair terms pursuant to an inadequate process.  The Hilary Coyne lawsuit alleges further that Owens & Minor and Merger Sub aided and abetted the directors and officers of the Company in the alleged breach of their fiduciary duties.  The Isaac Koll lawsuit alleges further that the Company, Owens & Minor and Merger Sub aided and abetted the directors and officers of the Company in the alleged breach of their fiduciary duties.  The lawsuits seek, in general, and among other things, (i) injunctive relief enjoining the Transactions, (ii) in the event the Merger is consummated, rescission or an award of rescissory damages, (iii) an award of plaintiffs’ costs, including reasonable attorneys’ and experts’ fees, (iv) an accounting by the defendants to plaintiffs for all damages caused by the defendants and (v) such further relief as the court deems just and proper.

On July 14, 2014, the court granted the plaintiffs’ motion to consolidate the Hilary Coyne lawsuit and the Isaac Koll lawsuit under the caption, In re Medical Action Industries Inc. Shareholders Litigation.  The court appointed Hilary Coyne and Isaac Koll as lead plaintiffs, Robbins Geller Rudman & Dowd LLP as lead counsel, and Gardy & Notis, LLP as liaison counsel.  A Consolidated Amended Class Action Complaint was filed on July 21, 2014.  On August 14, 2014, the court entered a scheduling order on consent providing for expedited discovery and a hearing date of September 16, 2014 for plaintiffs’ motion for a preliminary injunction.

These lawsuits are at a preliminary stage. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. The Company and the other defendants believe that these lawsuits are without merit and intend to defend against them vigorously.

Deregistration of Company Common Stock

If the Merger is completed, the Common Stock of the Company will cease trading on the NASDAQ Global Select Stock Market and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated by reference herein. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. Owens & Minor and the Company encourage you to carefully read the Merger Agreement in its entirety before making any decisions regarding the Merger, as it is the legal document governing the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Owens & Minor, the Company or any of their respective subsidiaries or affiliates contained in this proxy statement or their respective public reports filed with the SEC may supplement, update, or modify the factual disclosures about Owens & Minor, the Company or their respective subsidiaries or affiliates contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by Owens & Minor and the Company were qualified and subject to important limitations agreed to by Owens & Minor and the Company in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and, in some cases, qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement or otherwise publicly disclosed. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone.

Additional information about the Company may be found elsewhere in this proxy statement and the Company’s other public filings. See “Where You Can Find Additional Information” on page 69.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, the Merger Agreement provides for the merger of Merger Sub, a direct wholly owned subsidiary of Owens & Minor, with and into the Company. The Company, which is sometimes referred to following the Merger as the surviving corporation, will survive the Merger, and the separate existence of Merger Sub will cease. The Company will survive as a wholly-owned subsidiary of Owens & Minor. After the completion of the Merger, the certificate of incorporation and bylaws of the Company in effect immediately prior to the Effective Time will continue to be the certificate of incorporation and bylaws of the surviving corporation until thereafter amended in accordance with their respective terms, applicable law and the Merger Agreement. From and after the Effective Time, the directors and officers of Merger Sub will be the directors and officers of the surviving corporation, and such directors and officers will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

When the Merger Becomes Effective

The Effective Time will be at such time that the parties file a certificate of merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware’s General Corporation Law, or at such later time as agreed upon by Owens & Minor and the Company and specified in the certificate of merger.

The closing of the Merger (the “Closing”) will occur at 9:00 a.m. (Eastern Standard Time) on a date determined by the parties (such date on which the Closing occurs, the “Closing Date”), but no later than the second business day after the satisfaction or waiver of the conditions to the Merger provided in the Merger Agreement (other than conditions that, by their nature, cannot be satisfied until the Closing Date, which will be required to be so satisfied or (to the extent permitted by applicable law) waived in accordance with the Merger Agreement on the Closing Date). For further discussion of the conditions to the Merger, see “—Conditions to Consummation of the Merger.”

Owens & Minor and the Company currently expect to complete the Merger in the fourth quarter of 2014, subject to receipt of the required stockholder and regulatory approvals and to the satisfaction or waiver of the other conditions to the transactions contemplated by the Merger Agreement (the “Transactions”) described below.

Effect of the Merger on the Company’s Shares

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares held by the Company as treasury shares, shares held by Owens & Minor or Merger Sub, shares held by any of their respective subsidiaries and any Appraisal Shares) will be converted into the right to the Merger Consideration.

All shares of the Common Stock held by the Company as treasury shares or by Owens & Minor or Merger Sub prior to the Effective Time will automatically be canceled and cease to exist as of the Effective Time and no consideration will be delivered. Furthermore, all shares of the Common Stock held by any subsidiary of any of Owens & Minor, Merger Sub or the Company will remain outstanding following the Effective Time and no consideration will be delivered with respect to such shares.

The applicable Merger Consideration will be adjusted appropriately to reflect the effect of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like with respect to the number of outstanding shares of Common Stock occurring on or after the date of the Merger Agreement and prior to the Effective Time.

Treatment of Company Stock Options and Restricted Common Stock

Options. At the Effective Time, each Company Stock Option, whether or not exercisable, will become immediately exercisable in full, and will thereafter represent only the right to receive the following consideration:  for each share of Common Stock subject to such Company Stock Option, an amount in cash equal to the excess, if any, of (i) the Merger Consideration payable in respect of a share of Common Stock over  (ii) the per share exercise price of such Company Stock Option. Each Company Stock Option to purchase shares of Common Stock with a per share exercise price in excess of the Merger Consideration payable in respect of a share of Common Stock will be cancelled without consideration. Owens & Minor will, or will cause the Company to, pay the Option Consideration to the holders of Company Stock Options as soon as practicable (and no later than thirty days) following the closing of the Merger.

Restricted Common Stock. Immediately prior to the Effective Time, the restrictions applicable to each share of restricted Common Stock will immediately lapse, and, at the Effective Time, each share of such Common Stock will be converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

Payment for Common Stock, Company Equity Awards and Warrants in the Merger

Prior to or at the Effective Time, Owens & Minor will deposit, or cause to be deposited, with a paying agent for the benefit of the stockholders cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid under the Merger Agreement (the “Payment Fund”). In the event the Payment Fund is insufficient to make the payments contemplated under the Merger Agreement for any reason, Owens & Minor will cause the surviving corporation to deposit additional funds with the paying agent in an amount which is equal to the deficiency in the amount required to make such payment, and Owen & Minor and the surviving corporation will in any event be liable for prompt payment thereof. As soon as practicable after the Effective Time, Owens & Minor will cause the paying agent to deliver to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Common Stock (the “Certificates”) (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the paying agent and will be in a customary form agreed to by Owens & Minor and the Company prior to Closing and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the applicable Merger Consideration.  Upon surrender of a Certificate, together with such letter of transmittal completed and validly executed in accordance with the instructions thereto, the holder of such Certificate will be entitled to receive in exchange therefor the applicable Merger Consideration for each applicable share formerly represented by such Certificate, and such Certificate will then be canceled.

Any holder of shares of Common Stock represented by book-entry (“Book-Entry Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the paying agent to receive the Merger Consideration that such holder is entitled to receive, and Owens & Minor will cause the paying agent to promptly deliver to each holder of a Book-Entry Share the Merger Consideration for each of such holder’s Book-Entry Shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of the Company, Owens & Minor and Merger Sub, subject to certain exceptions in the Merger Agreement and the Disclosure Schedules, as to, among other things:

•	corporate organization, existence, good standing and authority to carry on its business as presently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to complete the Transactions;

•	required regulatory filings, order or authorizations, consents or approvals of governmental entities and other persons;

•	the absence of certain violations or defaults under certain contracts, organizational documents and law, in each case arising out of the execution or delivery of the Transactions;

•	the absence of certain suits, actions, proceedings, judgments, decrees, injunctions, rules or orders related to Owens & Minor, the Company or their respective subsidiaries; and

•	matters relating to information to be included in required filings with the SEC in connection with the Merger.

The Merger Agreement also contains representations and warranties of the Company, subject to certain exceptions in the Merger Agreement and the Disclosure Schedules, as to, among other things:

•	the capital structure of the Company;

•	the absence of indebtedness for borrowed money of the Company or any of its subsidiaries;

•	documents filed with the SEC, financial statements, auditing practices and compliance with the Sarbanes-Oxley Act of 2002 and NASDAQ rules;

•	the absence of certain changes since March 31, 2014, including the conduct of business in the ordinary course consistent with past practice;

•	the absence of undisclosed material liabilities of the Company or any of its subsidiaries;

•
the absence of default or violation of any term, condition or provision of the organizational documents of the Company or any of its subsidiaries, certain contracts or any judgment, order or rule of any governmental entity;

•	compliance with certain laws since January 1, 2012;

•	tax matters related to the Company;

•	the Company’s employee benefit plans and other agreements with its employees;

•	labor matters related to the Company;

•	intellectual property matters related to the Company;

•	real property owned or leased by the Company;

•	environmental matters and compliance with environmental laws by the Company;

•	insurance policies of the Company;

•	the receipt by the Medical Action board of an opinion of Canaccord Genuity, Medical Action’s financial advisor, as to the fairness of the Merger Consideration;

•	the required vote of the Company’s stockholders;

•	the absence of any fees owed to investment bankers or brokers in connection with the Transactions, other than the fees and expenses payable to Canaccord Genuity;

•	material contracts of the Company;

•	the absence of applicable anti-takeover laws;

•	the absence of affiliate transactions;

•	compliance with the U.S. Foreign Corrupt Practices Act;

•	compliance with laws concerning trade, financial sanctions or export controls; and

•
compliance with the regulations of the U.S. Department of Health and Human Services and its sub-agencies, including the U.S. Food and Drug Administration and the Center for Medicare & Medicaid Services.

The Merger Agreement also contains representations and warranties of Owens & Minor and Merger Sub, subject to certain exceptions in the Merger Agreement and the Disclosure Schedules as to, among other things:

•	the availability to Owens & Minor of sufficient cash on hand, lines of credit or other funds to complete the Transactions and to pay all fees and expenses required pursuant to the Merger Agreement;

•	the solvency of the surviving corporation;

•	the absence of ownership of shares of Common Stock in the last three years by Owens & Minor or Merger Sub; and

•	the absence of business conduct by Merger Sub since its inception.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications, a “Company Material Adverse Effect” clause or a “Parent Material Adverse Effect” clause. For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any occurrence, condition, change, development, circumstance, event or effect that, individually or in the aggregate with all other occurrences, conditions, changes, developments, circumstances, events or effects, (i) is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries, taken as a whole; provided however, that in no event will any of the following constitute a Company Material Adverse Effect:

•
any occurrence, condition, change, development, circumstance, event or effect resulting from or relating to changes in general economic, regulatory or political conditions or worldwide financial markets;

•
any occurrence, condition, change, development, circumstance, event or effect that generally affects any of the industries of the Company and its subsidiaries (including changes in commodity prices, general market prices and regulatory changes generally affecting any of such industries);

•	any occurrence, condition, change, development, circumstance, event or effect resulting from or relating to fluctuations in the value of currencies;

•
any occurrence, condition, change, event or effect resulting from or relating to the outbreak or escalation of hostilities, the declaration of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism, in each case involving the United States and arising after the date of the Merger Agreement;

•	any occurrence, condition, change, development, circumstance, event or effect resulting from or relating to the announcement or pendency of the Transactions;

•
any change in the trading prices or trading volume of the Company’s capital stock (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a “Company Material Adverse Effect”);

•
any change in accounting requirements or principles imposed upon the Company, its subsidiaries or their respective businesses or any change in law, regulation or rule or the interpretation thereof in each case arising after the date of the Merger Agreement;

•
any occurrence, condition, change, event or effect resulting from or relating to actions taken by Owens & Minor or any of its affiliates, other than any action reasonably taken in response to a breach of the Merger Agreement by the Company or its subsidiaries;

•
the failure of the Company to meet internal or analysts’ expectations or projections (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a “Company Material Adverse Effect”); and

•	compliance by the Company (directly or indirectly) with any of the terms of the Merger Agreement;

except, in the cases of the first, second, third and fourth bullets above, to the extent such occurrence, condition, change, development, circumstance, event or effect is disproportionately adverse to the Company and its subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its subsidiaries operate, or (ii) prevents or materially delays or impairs the ability of the Company to consummate the Transactions.

For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any occurrence, condition, change, development, circumstance, event or effect that prevents or materially delays or impairs the ability of Owens & Minor and Merger Sub to consummate the Transactions.

Conduct of Business Pending the Merger

The Merger Agreement provides that, subject to certain exceptions in the Disclosure Schedules, and except as may be expressly contemplated or permitted by the Merger Agreement, required by law or as consented to by Owens & Minor (such consent not to be unreasonably withheld, conditioned or delayed), during the period prior to the Effective Time, the Company (i) will, and will cause the Company’s subsidiaries to, conduct its business in the ordinary course of business consistent with past practice, (ii) will use its commercially reasonable efforts to preserve intact the business organization and operation of the Company and its subsidiaries, retain its current officers and key employees, and maintain the relationships with the Company’s customer and suppliers and others having business dealings with the Company and its subsidiaries and (iii) will not, and will cause its subsidiaries not to, directly or indirectly, take the following actions:

•
except for transactions solely among the Company and its wholly-owned subsidiaries, (i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its subsidiaries; (ii) split, combine or reclassify any capital stock of, or other equity interests in, the Company; or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company except in the case of clauses (ii) and (iii) as required by the terms of any capital stock of, or other equity interests in, the Company or any of its subsidiaries outstanding on the date of the Merger Agreement or as contemplated by any existing director compensation plan, employee benefit plan or employment agreement of the Company (including in connection with the payment of any exercise price or tax withholding in connection with the exercise or vesting of the Company Stock Options and restricted Common Stock);

•
offer, issue, deliver, grant or sell, or authorize  or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (i) the issuance of the Common Stock upon the exercise of stock options outstanding as of the date of the Merger Agreement; (ii) upon the expiration of any restrictions on any restricted Common Stock granted under the Company’s stock plans outstanding as of the date of the Merger Agreement; and (iii) issuances by a wholly-owned subsidiary of the Company of such subsidiary’s capital stock or other equity interests to the Company or any other wholly-owned subsidiary of the Company;

•	amend or propose to amend the Company’s certificate of incorporation or bylaws or the organizational documents of any of the Company’s subsidiaries;

•
directly or indirectly (i) merge, consolidate, combine or amalgamate with any person other than another wholly-owned subsidiary of the Company; (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than acquisitions of assets in the ordinary course of business and acquisitions as to which the purchase price is not in excess of $500,000 individually or in the aggregate; or (iii) make any loans, advances or capital contributions to, or investments in, any person other than the Company or any wholly-owned subsidiary or joint venture investment of the Company except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations existing as of the date of the Merger Agreement and set forth on the Disclosure Schedules;

•
sell, lease or otherwise dispose of any material portion of its assets or properties, other than any sale, lease or disposition in the ordinary course of business or pursuant to agreements set forth on the Disclosure Schedules;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•
change in any material respect their material accounting methods or policies (including such methods or policies relating to the estimation of reserves or other liabilities), except as required by a change in U.S. generally accepted accounting principles;

•
(i) make or rescind any material express or deemed election relating to taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company has the capacity to make such binding election); (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes; (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years; (iv) file any amended income tax return; (v) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes; (vi) enter into any closing agreement with respect to any tax; or (vii) surrender any right to claim a tax refund;

•
(i) grant any increases in the compensation payable or to become payable to any of the Company’s directors or employees, except, with respect to employees below the level of executive officer, increases made in the ordinary course of business, and provided that payments of annual or other bonuses and commissions in the ordinary course of business consistent with past practice and subject to clause (ix) below will not constitute an increase in compensation; (ii) grant to any director, employee or executive officer, whether past or present, any material increase in pension, retirement allowance or other employee benefits; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any director, employee or executive officer; (iv) establish or become obligated under any collective bargaining agreement or employee benefit plan which was not in existence prior to the date of the Merger Agreement or amend any such plan or arrangement in existence on the date of the Merger Agreement if such amendment would have the effect of enhancing any benefits thereunder; (v) loan or advance any money or other property to any present or former director, employee or executive officer, other than loans or advances to employees below the executive officer level made in the ordinary course of business consistent with past practice; (vi) grant any equity or equity-based awards; (vii) increase the funding obligation or contribution rate of any employee benefit plan subject to Title IV other than in the ordinary course of business consistent with past practice; (viii) hire or terminate any executive officer other than for “cause”; or (ix) waive any performance conditions with respect to, or increase the amount or accelerate the payment of, any compensation payable under any employee benefit plan;

•
enter into or amend in any manner any contract, agreement or commitment with any former or present director or officer of the Company or any of its subsidiaries or with any affiliate of any of the foregoing persons or any other person covered under Item 404 of Regulation S-K under the Securities Act;

•
(i) incur, create or assume any indebtedness for borrowed money or guarantee any such indebtedness of another person or issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of another person or (ii) except in the ordinary course of business, create any encumbrances on any property or assets of the Company or any of its subsidiaries in connection with any indebtedness thereof other than permitted encumbrances notwithstanding the foregoing, clause (i) will not restrict the incurrence of indebtedness for borrowed money (A) under existing credit facilities made in the ordinary course of the Company’s business, (B) for refinancings of existing debt (including related premiums and expenses) on terms no less favorable in the aggregate than the existing terms of such existing debt, (C) for immaterial borrowings that, in each case, permit prepayment of such indebtedness without penalty, or (D) by the Company that is owed to any wholly owned subsidiary of the Company or by any wholly owned subsidiary of the Company that is owed to the Company or another wholly-owned subsidiary of the Company;

•
enter into or amend or modify in any material respect, terminate, cancel or extend any company contract required to be disclosed on the Disclosure Schedules or expressly waive, release or assign any material benefits or claims under any company contract required to be disclosed on the Disclosure Schedules or enter into any contact or agreement that if in effect as of the date of the Merger Agreement would be a company contract, except, in each case, in the ordinary course consistent with past practice;

•	make or incur any capital expenditures in excess of $100,000 individually or $750,000 in the aggregate;

•	commence, compromise, discharge or settle any material litigation or waive any material rights with respect thereto;

•
fail to keep in full force and effect the Company’s or any of its subsidiaries’ current insurance policies or other comparable insurance, in each case, materially affecting the business of the Company or any of its subsidiaries, or materially reduce the amount of any insurance coverage provided by existing insurance policies except with respect to insurance policies that will expire or be replaced in the ordinary course of business consistent with past practice;

•	enter into any new line of business; or

•	authorize any of, or commit or agree to take any of the actions listed in the bullets above.

Other Covenants and Agreements

Access to Information

Subject to certain exceptions, the Company will afford to Owens & Minor and its representatives reasonable access, at reasonable times upon reasonable prior notice, to the officers, employees, properties, offices and other facilities of the Company and its subsidiaries and to their books, records, contracts and documents and furnish reasonably promptly to Owens & Minor and its representatives such information concerning the Company’s and its subsidiaries’ business (including financial, operating and other data), properties, assets, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of Owens & Minor.

Alternative Proposals; No Solicitation

From and after the date of the Merger Agreement until the earlier of the Effective Time or the date, if any, on which the Merger Agreement is terminated, the Company will not, and will cause its subsidiaries not to, and will not authorize or (to the extent within its control) permit any of its and its subsidiaries’ representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or take any other action designed to result in or facilitate any inquiries regarding or the making of offers or proposals that constitute an Acquisition Proposal, (ii) engage in any discussions or negotiations regarding, or provide any non-public information or data to, any person (other than Owens & Minor, Merger Sub or any of their representatives or any of the Company or its representatives) with respect to an Acquisition Proposal, (iii) (x) in the case of the Company and its subsidiaries, approve, recommend or declare advisable any Acquisition Proposal or (y) in the case of any of the Company’s representatives, publicly approve, recommend or declare advisable any Acquisition Proposal, or (iv) enter into any agreement relating to an Acquisition Proposal (other than a confidentiality agreement referred to below) or requiring the Company to abandon, terminate or breach its obligations in the Merger Agreement or fail to consummate the Merger.  The Company will, and will cause its subsidiaries and its and their representatives to, immediately cease and cause to be terminated all existing discussions or negotiations concerning an Acquisition Proposal with any person and request the prompt return or destruction of all confidential information previously furnished in connection with an Acquisition Proposal.

Notwithstanding the limitations in the preceding paragraph, at any time prior to obtaining the Requisite Stockholder Vote, in response to a bona fide written Acquisition Proposal that the Medical Action board determines in good faith (after consultation with its outside legal advisors and financial advisors) constitutes or reasonably is expected to lead to a Superior Proposal, and which Acquisition Proposal was not solicited after the date of the Merger Agreement by the Company, any of its subsidiaries or representatives and was made after the date of the Merger Agreement and did not otherwise result from a breach of preceding paragraph, the Company may (i) furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement not less restrictive to such person than the provisions of the confidentiality agreement by and between the Company and Owens & Minor; provided, however, that all such information has previously been provided to Owens & Minor or is provided to Owens & Minor prior to or substantially concurrent with the time it is provided to such person, and (ii) participate in discussions or negotiations with the person making such Acquisition Proposal (and its representatives) regarding such Acquisition Proposal, if and only to the extent that in connection with the foregoing clauses (i) and (ii), the Medical Action board concludes in good faith, after consultation with its outside legal advisors, that the failure to take such action would be (or would be reasonably likely to be) inconsistent with its fiduciary duties to the Company’s stockholders under Delaware law.

The Company will as promptly as practicable (and in any event within 24 hours ) notify Owens & Minor orally and in writing of any Acquisition Proposal, such notice to include the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal, including draft agreements or term sheets submitted in connection therewith (or, where no such copy is available, a reasonably detailed description of such Acquisition Proposal), including any modifications thereto. The Company will (i) keep Owens & Minor reasonably informed in all material respects of the status and details (including any change to the terms thereof) of any Acquisition Proposal and (ii) provide to Owens & Minor as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company or any of its subsidiaries from any person that describes any of the terms or conditions of any Acquisition Proposal.  The Company will not, and will cause the Company’s subsidiaries not to, enter into any contract with any person subsequent to the date of the Merger Agreement that prohibits the Company from providing such information to Owens & Minor.

Definition of Acquisition Proposal

As used in the Merger Agreement, “Acquisition Proposal” means any bona fide inquiry, contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Owens & Minor or any of its subsidiaries) involving:  (i) any merger, business combination, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the Company or any of its subsidiaries, (ii) any direct or indirect acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of any business or assets of the Company or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 20% or more of the Company’s consolidated net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months or that represents 20% or more of the consolidated assets (based on fair market value of the Company and its subsidiaries taken as a whole immediately prior to such transaction, or any joint venture, license, lease or long-term supply agreement having a similar economic effect, or (iii) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) by any person or “group” of 20% or more of the voting stock of the Company or any tender or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the voting stock of the Company.

Definition of Superior Proposal

As used in the Merger Agreement, “Superior Proposal” means any Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%), that in the good faith determination of the Medical Action board, after consultation with its financial advisors and outside legal advisors and after taking into account relevant legal, financial, regulatory and other aspects of such proposal (including, but not limited to, any break-up fee, expense reimbursement provisions, conditions and timing to consummation, form of consideration and financing terms) and the person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction that is (i) more favorable to the stockholders of the Company from a financial point of view than the Transactions (after giving effect to any changes to the financial terms of the Merger Agreement proposed by Owens & Minor in response to such offer or otherwise) and (ii) reasonably capable of being completed on the terms set forth in the offer.

Change of Recommendation

Notwithstanding the limitations set forth in the Merger Agreement, the Medical Action board will not be entitled to exercise its right to make an Adverse Recommendation Change or terminate the Merger Agreement with respect to a Superior Proposal unless (i) the Company has complied in all material respects with the relevant provisions of the Merger Agreement described above, (ii) the Company promptly notifies Owens & Minor, in writing, at least four business days before taking that action, of its intention to do so in response to an Acquisition

Proposal that constitutes a Superior Proposal (in which case such notification will have attached thereto the most current version of any proposed agreement or a detailed summary of the material terms of any such proposal and the identity of the offeror) and (iii) during such four-business day period, if requested by Owens & Minor, the Company and its representatives will engage in good faith negotiations with Owens & Minor and its representatives to amend the Merger Agreement in such a manner that any Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal (taking into account any changes to the financial terms of the Merger Agreement proposed by Owens & Minor following the notice provided) (it being understood that any amendment to the financial terms or other material terms of the Acquisition Proposal which was determined to constitute a Superior Proposal will require a new written notification from the Company and the Company will be required to comply again with this paragraph except that references to the four business day period will be deemed references to a two business day period).

As used in the Merger Agreement, “Adverse Recommendation Change” means any action in which the Medical Action board (i) withholds, withdraws, modifies or qualifies (or publicly proposes to withdraw, modify or qualify) in any manner adverse to Owens & Minor the recommendation by the Medical Action board that the stockholders of the Company vote in favor of the adoption of the Merger Agreement or (ii) adopts, approves or recommends, endorses or otherwise declares advisable the adoption of any Acquisition Proposal.

Other Provisions

The Merger Agreement provides that nothing in the no solicitation provision of the Merger Agreement will prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a)(2) or (3) under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act; provided, however, that (i) any such disclosure (other than issuance by the Company of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Medical Action board with respect to an Acquisition Proposal will be deemed to be an Adverse Recommendation Change unless the Medical Action board, in connection with such communication, publicly reaffirms the recommendation by the Medical Action board that the stockholders of the Company vote in favor of the adoption of the Merger Agreement, and (ii) in no event will the Company or the Medical Action board or any committee thereof take, or agree or resolve to take, any action prohibited by no solicitation provisions in the Merger Agreement.

Stockholders’ Meeting

The Company will, promptly as reasonably practicable after the date of the Merger Agreement, call, hold and convene a meeting of its stockholders to consider the adoption of the Merger Agreement.  Unless there has been an Adverse Recommendation Change expressly permitted pursuant to the Merger Agreement, (i) the Medical Action board will recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement at the stockholders’ meeting and the Medical Action board will use its reasonable best efforts to solicit from stockholders proxies in favor of the adoption of the Merger Agreement and (ii) the proxy statement will include a statement to the effect that the Medical Action board has recommended that the stockholders of the Company vote in favor of adoption of the Merger Agreement at the stockholders’ meeting. The Medical Action board will not make an Adverse Recommendation Change; provided that, at any time prior to obtaining the Requisite Stockholder Vote, the Medical Action board may make an Adverse Recommendation Change only if the Medical Action board determines in good faith, after consultation with its outside legal advisors, that (A) the failure to take such action would be inconsistent with its fiduciary duties to the stockholders under Delaware law and (B) if such Adverse Recommendation Change is made in response to an Acquisition Proposal, the Company has complied with the relevant terms of the Merger Agreement; provided that no Adverse Recommendation Change may be made in response to an Acquisition Proposal, and the Company may not terminate the Merger Agreement unless the Medical Action board determines that such Acquisition Proposal constitutes a Superior Proposal.  In any case in which the Company makes an Adverse Recommendation Change pursuant to the no-solicitation provisions of the Merger Agreement, unless the Merger Agreement is terminated, (1) the Company will nevertheless submit the Merger Agreement to a vote of its stockholders and (2) the proxy statement and any and all accompanying materials (including the proxy card (which will provide that signed proxies which do not specify the manner in which the shares of Common Stock subject thereto are to be voted will be voted “FOR” adopting the Merger Agreement), the “Proxy Materials”) will be identical in form and content to Proxy Materials that would have been prepared by the Company had no Adverse Recommendation Change been made, except for appropriate changes to the disclosure in the proxy statement stating that such Adverse Recommendation Change has been made. If the Company has complied with its obligations pursuant to the no-solicitation provisions of the Merger Agreement, the Company may adjourn or postpone the stockholders’ meeting to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to the stockholders or, if as of the time for which the stockholders’ meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting; provided, however, that no adjournment may be to a date on or after three business days prior to the Termination Date.

Employee Matters

From the Effective Time through December 31, 2015, Owens & Minor will, and will cause the surviving corporation to, provide (x) each of the employees of the Company and its subsidiaries who remains in the active employment of the surviving corporation or any of its subsidiaries (the “Company Employees”) with base salary and an annual cash incentive target opportunity that, in the aggregate, are no less favorable than those provided to such Company Employee immediately prior to the Effective Time and (y) the Company Employees in the aggregate with employee benefits that are no less favorable in the aggregate than those employee benefits (excluding defined benefit pension, retiree medical and equity-based compensation) provided to Company Employees immediately prior to the Effective Time.

Owens & Minor will, and will cause the surviving corporation to, honor, in accordance with its terms, each employee benefit plan and all obligations thereunder including any rights or benefits arising as a result of the Transactions; provided that the foregoing will not prohibit the surviving corporation from amending or terminating any such arrangement in accordance with its terms, and Owens & Minor agrees and acknowledges that the consummation of the Merger constitutes a “change of control” or a “change in control” or similar term, as the case may be, for all purposes under the employee benefit plans listed in the Disclosure Schedules.

With respect to any “employee benefit plan,” as defined in Section 3(3) of Employee Retirement Income Security Act, maintained by the surviving corporation or any of its affiliates (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals (other than for purposes of any defined benefit pension plan) and early retirement subsidies, each Company Employee’s service with the Company or any of its subsidiaries (as well as service with any predecessor employer of the Company or any such subsidiary, to the extent service with the predecessor employer is recognized by the Company or such subsidiary) will be treated as service with the surviving corporation or its affiliates to the same extent such service was credited under similar employee benefit plans prior to the Closing; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

Owens & Minor will, or will use commercially reasonable efforts to cause the surviving corporation to, waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the surviving corporation or any of its affiliates in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable employee benefit plan immediately prior to the Effective Time.  Owens & Minor will, and will cause the surviving corporation to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

The Company will provide final copies of Section 280G of the Internal Revenue Code calculations with respect to employees, directors, independent contractors and stockholders of the Company and its subsidiaries in connection with the Transactions (together with the underlying assumptions and documentation on which such calculations are based) no later than five business days prior to the Closing.

At the Closing, the Company will provide Owens & Minor with a true and accurate list of all “employment losses” as that term is used in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) at the

Company or any of its affiliates that occurred in the 90 calendar days preceding the Closing Date, showing each employee’s name, position, date of separation, employer name, facility, operating unit and reason for separation from employment (the “Employment Loss List”).  Provided that the Employment Loss List is supplied to Owens & Minor, Owens & Minor will, and will cause the surviving corporation to, provide any required notice under the WARN Act, and to otherwise comply with the WARN Act with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act) affecting the Company Employees (including as a result of the consummation of the Transactions) and occurring from and after the Effective Time.  Owens & Minor will not, and will cause the surviving corporation and its subsidiaries not to, take any action on or after the Effective Time that would cause any termination of employment of any employees by the surviving corporation or its subsidiaries that occurs on or prior to the Effective Time to require that notice have been given under the WARN Act for any such employment terminations. Owens & Minor will, or will cause the surviving corporation, to provide any required notice under the WARN Act, and to otherwise comply with the WARN Act with respect to any such plant closing or mass layoff affecting Company Employees and occurring prior to the Effective Time.

Indemnification of Directors and Officers; Insurance

The Merger Agreement provides that (without limiting any other rights that any indemnified person may have pursuant to any employment agreement, indemnification agreement or otherwise), from and after the Effective Time to the sixth anniversary of the date on which the Effective Time occurs, Owens & Minor will, and will cause the surviving corporation to, indemnify, defend, and hold harmless, and provide advance expenses to, all persons who were, at any time prior to the date of the Effective Time, a director or officer of the Company or any of its subsidiaries or who acts as a fiduciary under any employment benefit plan of the Company or any of its subsidiaries against all losses, claims, expenses and liabilities based in whole or in part on the fact that such person was a director, officer or employment benefit plan fiduciary of the Company or any of its subsidiaries.

From the Effective Time, neither Owens & Minor nor the surviving corporation will amend, repeal, or otherwise modify the certificate of incorporation or bylaws of the surviving corporation such that the certificate of incorporation or bylaws would contain provisions less favorable with respect to indemnification, advancement of expenses, and exculpation of former or present directors and officers than as are currently set forth in the Company’s certificate of incorporations and bylaws. Owens & Minor will, and will cause the surviving corporation to, fulfill and honor any indemnification agreements between the Company and any of its directors, officers or employees existing immediately prior to the Effective Time.

Owens & Minor will (or with Owens & Minor’s consent, the Company may) cause to put in place and fully prepay immediately prior to the Effective Time a “tail” insurance policy with a claims period of at least six years from the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions, existing or occurring at or prior to the Effective Time, provided that Owens & Minor is not obligated to expend more than a single payment amount for such six year period in excess of 300% of the annual premiums for the current policies of directors’ and officers’ liability insurance maintained by the Company to purchase such “tail” insurance.

Other Covenants

The Merger Agreement contains additional agreements among the Company, Owens & Minor and Merger Sub relating to, among other matters:

•	the filing of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	filings and notifications with respect to antitrust laws;

•	governmental proceedings against the Company relating to the Transactions;

•	the coordination of press releases and other public announcements relating to the Transactions;

•	the provision of any filings made by the Company or Owens & Minor with the SEC or any other governmental entity with respect to the Transactions;

•	cooperation with respect to conveyance taxes;

•
investigations by Owens & Minor and Merger Sub into the Company and its subsidiaries and the absence of representations and warranties made by the Company except for the representation and warranties set forth in the Merger Agreement;

•	actions with respect to antitakeover statutes; and

•	prepayment of debt under existing credit facilities.

Conditions to the Merger

The respective obligations of the Company, Owens & Minor and Merger Sub to effect the Merger are subject to the satisfaction at or before the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company or Owens & Minor, to the extent permitted by law:

•	the adoption of the Merger Agreement by the Requisite Stockholder Vote;

•	the waiting period under the HSR Act has expired or been terminated; and

•
the absence of any order, decree, ruling, injunction or other action by a governmental entity that restrains, enjoins or otherwise prohibits the consummation of the Merger and the absence of any law or regulation making the consummation of the Merger illegal or otherwise prohibited.

The obligations of Owens & Minor and Merger Sub to effect the Merger are also subject to the satisfaction at or before the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Owens & Minor (acting alone):

•
(i) certain representations and warranties of the Company in the Merger Agreement made with respect to capital structure, corporate power and authority, board approval and recommendation, and the absence  of Company Material Adverse Effect must be true and correct in all respects (except for any de minimis failures of such representations and warranties) as of the date of the Merger Agreement and as of the Effective Time as though made on and as of such time  and (ii) each of the representations and warranties of the Company set forth in the Merger Agreement, other than those specified in the foregoing clause (i), must be true and correct (without giving effect to any “materiality” or “Company Material Adverse Effect” or similar qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date must have been true and correct only on such date) except for failures that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the Company has performed or complied with in all material respects all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing Date; and

•
Owens & Minor has received a certificate of the Company signed by its Chief Executive Officer or Vice President of Finance, dated the Closing Date, confirming that the conditions set forth in the preceding two bullet points have been satisfied.

The obligations of the Company to effect the Merger are subject to the satisfaction at or before the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company (acting alone):

•
(i) certain representations and warranties of Owens & Minor and Merger Sub made in the Merger Agreement with respect to  corporate power and authority and  the absence of certain violations must be true and correct in all respects (except for any de minimis failures of such representations and warranties) as of the date of the Merger Agreement and as of the Effective Time as though made on and as of such time and (ii) each of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, other than those specified in the foregoing clause (i), must be true and correct (without giving effect to any “materiality” or “Parent Material Adverse Effect” or similar qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of specified date must have been true and correct only on such date), except as for failures that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

•
Owens & Minor and Merger Sub each has performed or complied with in all material respects all obligations required to be performed respectively by it under the Merger Agreement at or prior to the Closing Date; and

•
the Company has received a certificate of Owens & Minor signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions set forth in the preceding two bullet points have been satisfied.

Termination

The Merger Agreement may be terminated and the Merger and the Transactions may be abandoned at any time before the Effective Time, whether before or after the Company’s stockholders have adopted the Merger Agreement:

•	by mutual written consent of Owens & Minor and the Company;

•	subject to certain exceptions, by either Owens & Minor or the Company if:

—	a final and non-appealable order or ruling has been issued by a governmental entity which prohibits or makes illegal the consummation of the Merger;

—	the Requisite Stockholder Vote has not been obtained upon a vote of the stockholders of the Company;

—
the Merger is not consummated by the Termination Date and the terminating party’s failure to fulfill its obligations under the Merger Agreement is not the principal cause of the failure of the Merger to have occurred; or

—
the other party has breached certain representations and warranties that would give rise to the failure of certain closing conditions, the terminating party has delivered written notice of such breach, and such breach is not cured within 30 days of notice and the terminating party is not also in breach of its representations and warranties.

In addition, Owens & Minor may, subject to certain exceptions, terminate the Merger Agreement if the Medical Action board:

•	makes an Adverse Recommendation Change;

•	fails to include in the proxy statement when mailed, the recommendation that the stockholders of the Company vote in favor of the adoption of the Merger Agreement;

•
upon any tender offer or exchange offer that is commenced by any third party with respect to shares of Common Stock prior to the time at which the Company receives the Requisite Stockholder Vote, fails to recommend that the Company’s stockholders reject such tender offer or exchange offer and not tender their Common Stock into such tender offer or exchange offer within ten business days after commencement of such tender offer or exchange offer;

•	causes or permits the Company to breach in any material respect the no solicitation provisions of the Merger Agreement; or

•
approves or recommends, or enters into or allowed the Company or any of its subsidiaries to enter into, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement, in each case, relating to an Acquisition Proposal.

In addition, the Company may, subject to certain exceptions, terminate the Merger Agreement if the Medical Action board determines to enter into a definitive agreement with respect to a Superior Proposal, and the Company has complied with the no solicitation provisions of the Merger Agreement, and the Company, contemporaneously with such termination, tenders payment to Owens & Minor of the Termination Fee.

Termination Fee

The Company must pay to Owens & Minor the Termination Fee in the event that:

•	Owens & Minor terminates the Merger Agreement pursuant to any of the five preceding bullet points above;

•
the Company terminates the Merger Agreement if the Medical Action board determines to enter into a definitive agreement with respect to a Superior Proposal pursuant to the terms of the Merger Agreement;

•
the Merger Agreement is terminated by either party because the Merger has not been consummated by the Termination Date or the Requisite Stockholder Vote has not been obtained upon voting, or by Owens & Minor because the Company has breached the Merger Agreement in a manner described above, and (i) an Acquisition Proposal has been publicly announced  prior to such termination, and (ii) within 12 months after such termination, the Company consummates a transaction with respect to an Acquisition Proposal or the Company enters into a definitive agreement with respect to an Acquisition Proposal that is later consummated; provided, however, that for the purposes of clause (ii), any reference in the definition of Acquisition Proposal to 20% will be deemed to be a reference to 50%.

Owens & Minor must pay the Company the Termination Fee in the event that:

•
either party terminates the Merger Agreement because (i) there is a final and non-appealable order or ruling issued by any antitrust authority which prohibits the Merger; or (ii) the Merger is not consummated by the Termination Date and (A) any applicable waiting or review period under the HSR Act or any other antitrust or competition law has not expired or been terminated, or (B) there is a final and non-appealable order or ruling issued by any antitrust authority which prohibits the Merger.

Expenses

Except as otherwise provided in the Merger Agreement, each party will pay its own expenses incident to preparing for entering into and carrying out the Merger Agreement and the consummation of the Transactions, whether or not the Merger is consummated.

Specific Performance

The parties to the Merger Agreement are entitled (in addition to any other remedy that they may be entitled in law, equity or otherwise) to an order of specific performance to enforce the performance of or an injunction to prevent breaches or threatened breaches of the Merger Agreement.

Amendments; Waiver

At any time before the Effective Time, the Merger Agreement may be amended by action taken or authorized by the Medical Action board and the board of directors of Owens & Minor, respectively, whether before or after the Requisite Stockholder Vote has been obtained, but, after the Requisite Stockholder Vote has been obtained, no amendment will be made that by law requires further approval by the stockholders of the Company without first obtaining such further approval. The Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties thereto.

No failure or delay by any party in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right thereunder.

Governing Law and Jurisdiction

The Merger Agreement is governed by, and is to be construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof. Each party to the Merger Agreement has irrevocably agreed to submit to the jurisdiction of the Delaware Court of Chancery and the federal courts of the United States located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of the Merger Agreement and the documents referred to in the Merger Agreement or in respect of the Transactions.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the payment by the Company of certain compensation to the named executive officers of the Company that is based on or otherwise relates to the Merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the named executive officer Merger-related compensation proposal, gives the Company’s stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the Merger. This compensation is summarized in the table under “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company's Named Executive Officers,” including the footnotes to the table.

The Medical Action board encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement.

The Medical Action board unanimously recommends that the Company’s stockholders approve the following resolution:

“RESOLVED, that the stockholders of Medical Action Industries Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by Medical Action Industries Inc. to its named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table.”

The vote on the named executive officer Merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the named executive officer Merger-related compensation proposal and vice versa. Because the vote on the named executive officer Merger-related compensation proposal is advisory only, it will not be binding on either the Company or Owens & Minor. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders.

The above resolution approving the Merger-related compensation of the Company’s named executive officers on an advisory basis requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

The Medical Action board unanimously recommends a vote “FOR” the named executive officer Merger-related compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)

The Company’s stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the proposal to adopt the Merger Agreement, if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the Medical Action board to any date. In addition, the Medical Action board could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the Merger Agreement but do not indicate a choice on the adjournment proposal, your shares of Common Stock will be voted in favor of the adjournment proposal. However, if you indicate that you wish to vote against the proposal to adopt the Merger Agreement, your shares of Common Stock will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal. The Company does not intend to call a vote on this proposal if Proposal 1 is approved at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to approve and adopt the Merger Agreement and vote not to approve the adjournment proposal and vice versa.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

The Medical Action board unanimously recommends a vote “FOR” the adjournment proposal.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our Common Stock is traded on the NASDAQ Global Select Stock Market under the symbol “MDCI.”

The following table sets forth during the periods indicated the high and low closing prices of Common Stock:

	Market Price
	High	Low
Fiscal 2015
First Quarter	$13.73	$6.41
Second Quarter (through August 22, 2014)	$13.83	$13.72

Fiscal 2014
First Quarter	$8.30	$6.76
Second Quarter	$8.97	$5.84
Third Quarter	$9.90	$5.11
Fourth Quarter	$8.83	$5.37

Fiscal 2013
First Quarter	$5.74	$3.04
Second Quarter	$3.90	$3.34
Third Quarter	$3.63	$2.25
Fourth Quarter	$6.00	$2.95

Fiscal 2012
First Quarter	$9.74	$8.06
Second Quarter	$8.66	$5.00
Third Quarter	$5.73	$4.41
Fourth Quarter	$6.00	$4.98

The closing sale price of our Common Stock on June 23, 2014, which was the last trading day before the Merger was publicly announced, was $7.20 per share. On August 22, 2014, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our Common Stock was $13.76 per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of the Common Stock (“reporting persons”) are required from time to time to file with the SEC reports on Forms 3, 4 or 5, relating principally to transactions in the Company’s securities by such persons. Based solely upon the Company’s review of the copies of such reports furnished to the Company, or written representations received by the Company that no other reports were required, the Company believes during fiscal year ended March 31, 2014 that the reporting persons filed on a timely basis the reports required by Section 16(a) of the Exchange Act, except that the Company discovered that the Form 4 filed by Eric Liu on January 26, 2004 understated Mr. Liu’s holding of the Common Stock by 20,500 and that the Form 4 filed by Eric Liu on January 26, 2006 contained an arithmetic error by 1,000 shares, each of which were correct in the Form 4/A filed by Mr. Liu on June 12, 2014.

Stock Ownership by Management and the Medical Action Board

The following table shows the number of shares of the Common Stock beneficially owned as of the record date by (1) each director and director nominee, (2) the Named Executive Officers and (3) all current directors and executive officers as a group. The number of shares and percentage set forth opposite each stockholder’s name in the below table include the shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of the record date under the Company’s stock option plans, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of exercise; however, the shares of Common Stock so issuable on such exercise by any stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other stockholder.

Name of Beneficial Owner	Shares of Common Stock Owned Directly	Shares of Common Stock Underlying Stock Options Exercisable Within 60 Days	Shares of Common Stock Held in the 401(k) Plan	Amount and Nature of Beneficial Ownership Common Stock (1)	Percent of Class (if more than 1%)
Brian Baker	10,000	44,375	32,678	87,053
Cynthia Bell	—	36,750	165	36,915
Henry Berling	7,500	50,000	—	57,500
William W. Burke	3,750	46,250	—	50,000
Paul Chapman	—	7,500	—	7,500
Kenneth W. Davidson	30,000	40,000	—	70,000
Pamela R. Levy	—	7,500	—	7,500
Eric Liu	447,000	150,000	16,446	613,446	3.7%
Paul Meringolo	627,124	100,000	113,639	840,763	5.1%
Kenneth R. Newsome	4,000	46,250	—	50,250
Richard Setian	—	22,500	26,392	48,892
John Sheffield (2)	—	—	—	—
Charles Kelly (3)	—	—	—	—
Total (13 persons)	1,129,374	551,125	189,320	1,869,819	11.3%

(1)	Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(2)
No amounts have been reflected for John Sheffield, Medical Action’s former Executive Vice President, Chief Financial Officer and Corporate Secretary as Mr. Sheffield resigned from the Company as of June 28, 2013.

(3)
No amounts have been reflected for Charles L. Kelly, Jr., Medical Action’s former Vice President, President and General Manager – Patient Care Products as Mr. Kelly resigned from the Company as of June 2, 2014.

Stock Ownership by Certain Stockholders

The following table sets forth the beneficial ownership of the outstanding shares of Common Stock as of the Record Date with respect to each person, other than the Company’s directors and officers, who the Company knows to be the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class
Mario J. Gabelli One Corporate Center Rye, NY 10580	1,123,039	(1)	6.85%
FMR LLC 245 Summer Street Boston, MA 02210	1,113,117	(2)	6.79%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	844,947	(3)	5.16%

(1)
According to a Schedule 13D of Mr. Gabelli and various entities, which he directly or indirectly controls or for which he acts as chief investment officer, filed with the SEC on July 3, 2014. Pursuant to the Schedule 13D, each of the reporting persons listed therein and covered persons listed therein has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except as disclosed in the Schedule 13D.

(2)
According to a Schedule 13G/A filed with the SEC on February 14, 2014. Pursuant to the Schedule 13G/A, FMR LLC has sole voting power with respect to 200 shares of Common Stock and sole dispositive power with respect to 1,113,117 shares of Common Stock, and Edward C. Johnson 3d has sole dispositive power with respect to 1,113,117 shares of Common Stock.

(3)
According to a Schedule 13G filed with the SEC on February 10, 2014. Pursuant to the Schedule 13G, Dimensional Fund Advisors LP has sole voting power with respect to 807,309 shares of Common Stock and sole dispositive power with respect to 844,947 shares of Common Stock.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your shares of capital stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of capital stock of the Company unless otherwise indicated.

Beneficial owners of shares of capital stock of the Company who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of capital stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of capital stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of capital stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of capital stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of capital stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of capital stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the Merger in connection with which appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 and a copy of the full text of Section 262 is attached hereto as Annex D. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to us a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the Merger Agreement and the Merger. Voting against or failing to vote for the adoption and approval of the Merger Agreement and the Merger by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

•
You must not vote in favor of, or consent in writing to, the adoption and approval of the Merger Agreement and the Merger. A vote in favor of the adoption and approval of the Merger Agreement and Merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the Merger Agreement and the Merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Agreement and the Merger or abstain from voting on the Merger Agreement and the Merger.

•
You must continue to hold your shares of capital stock through the Effective Time of the Merger. Therefore, a stockholder who is the record holder of shares of capital stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the Effective Time of the Merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the aggregate consideration, but you will have no appraisal rights with respect to your shares of capital stock.

All demands for appraisal pursuant to Section 262 should be addressed to Medical Action Industries Inc., 500 Expressway Drive South, Brentwood, New York 11717, Attention: Corporate Secretary, and must be delivered before the vote on the Merger Agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of capital stock.

Within 10 days after the Effective Time of the Merger, the surviving corporation (Medical Action) must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement and the Merger. At any time within 60 days after the Effective Time of the Merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the aggregate consideration specified by the Merger Agreement for his or her shares of capital stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the Effective Time of the Merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the Merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of capital stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the Effective Time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of capital stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the Company, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of capital stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of capital stock as determined under Section 262 could be more than, the same as or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Moreover, we do not anticipate offering more than the per share aggregate consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of capital stock of the Company is less than the per share aggregate consideration for such share of capital stock.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the Effective Time; however, if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within 60 days after the Effective Time or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the aggregate consideration that such holder would have received pursuant to the Merger Agreement within 60 days after the Effective Time.

In view of the complexity of Section 262, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to Medical Action Industries Inc., 500 Expressway Drive South, Brentwood, New York 11717, Attention: Corporate Secretary, or by calling (631) 231-4600. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the Merger is completed, we will not hold an annual meeting of stockholders in 2015. If the Merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2015 annual meeting of stockholders, in which case we have provided notice of or otherwise publicly disclosed the date on which such 2015 annual meeting will be held. If the 2015 meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2015 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Medical Action board proposals to be considered for submission to the stockholders at, and included in the proxy materials for, our 2015 annual meeting of stockholders. In order to be considered for inclusion in the proxy materials to be disseminated by the Medical Action board, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be received at Medical Action Industries Inc., 500 Expressway Drive South, Brentwood, New York 11717, a reasonable amount of time in advance of our beginning to print and send our proxy materials.

In addition, our bylaws also provide for separate procedures a stockholder must follow to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these bylaw provisions, the stockholder’s notice must be received by our corporate secretary at our principal executive offices at the address set forth above a reasonable amount of time in advance of our beginning to print and send our proxy materials. Our bylaws specify requirements as to the form and content of a stockholder’s notice. If we do not receive the notice on a timely basis or if the notice does not otherwise comply with our bylaws, we will not be required to present the proposal at the 2014 annual meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, on its website at http://www.medical-action.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at the following address and phone number: Medical Action Industries Inc., 500 Expressway Drive South, Brentwood, New York 11717, Attention: Corporate Secretary, telephone (631) 231-46007. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of capital stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to the Company. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing the exhibit) to Medical Action Industries Inc., 500 Expressway Drive South, Brentwood, New York 11717, Attention: Corporate Secretary, telephone (631) 231-4600.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:

•	Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2014 (as amended by the Annual Report on Form 10-K/A for the same period);
•	Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2014; and
•	Current Reports on Form 8-K filed June 25, 2014 and June 25, 2014.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated August 25, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

OWENS & MINOR, INC.,

MONGOOSE MERGER SUB INC.

and

MEDICAL ACTION INDUSTRIES INC.

June 24, 2014

TABLE OF CONTENTS

		Page

ARTICLE I

THE MERGER

Section 1.1	The Merger; Effective Time of the Merger	1
Section 1.2	Closing	1
Section 1.3	Effect of the Merger	2
Section 1.4	Certificate of Incorporation and Bylaws	2
Section 1.5	Directors and Officers	2

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE COMPANY AND MERGER SUB; EXCHANGE OF CERTIFICATES

Section 2.1	Effect of the Merger on Capital Stock	2
Section 2.2	Appraisal Rights	3
Section 2.3	Treatment of Company Stock Options	4
Section 2.4	Treatment of Restricted Company Common Stock	4
Section 2.5	Payment for Securities	4

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations and Warranties of the Company	7
Section 3.2	Representations and Warranties of Parent and Merger Sub	27

ARTICLE IV

COVENANTS RELATING TO CONDUCT
OF BUSINESS PENDING THE MERGER

Section 4.1	Conduct of Business by the Company Pending the Merger	30
Section 4.2	No Solicitation	34

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1	Preparation of Proxy Statement	36
Section 5.2	Access to Information	37
Section 5.3	Stockholders’ Meeting	38
Section 5.4	HSR and Other Approvals	38

i

Definition	Section
Acquisition Proposal	4.2(f)
Adverse Recommendation Change	5.3
Affiliate	3.1(w)(i)
Agreement	Preamble
Antitrust Authority	5.4(b)
Antitrust Laws	5.4(b)
Appraisal Shares	2.2
Board	3.1(d)(ii)
Book-Entry Shares	2.5(b)(iii)
Business Day	1.2
Certificates	2.5(b)(i)
Certificate of Merger	1.1
Closing	1.2
Closing Date	1.2
CMS	3.1(z)
Code	3.1(l)(iv)
Company	Preamble
Company Bylaws	3.1(a)
Company Certificate of Incorporation	3.1(a)
Company Common Stock	2.1(b)(i)
Company Contracts	3.1(v)
Company Disclosure Schedule	3.1
Company Employees	5.5(a)
Company Intellectual Property	3.1(o)
Company Litigation	3.1(k)
Company Material Adverse Effect	3.1(a)
Company Permits	3.1(j)
Company Preferred Stock	3.1(b)
Company Recommendation	5.3
Company Restricted Share	2.4
Company SEC Documents	3.1(e)(i)
Company Stock Option	2.3
Company Stock Plans	2.3
Confidentiality Agreement	5.2
DGCL	1.1
DHHS	3.1(z)
Divestiture Action	5.4(c)
Effective Time	1.1
Employee Benefit Plan	3.1(m)(i)
Employment Loss List	5.5(f)

Definition	Section
Encumbrances	3.1(b)
Environmental Laws	3.1(q)(i)(A)
ERISA	3.1(m)(i)
Exchange Act	3.1(d)(iv)
Existing Credit Facilities	5.13
FDA	3.1(z)
GAAP	3.1(e)(ii)
Governmental Entity	3.1(d)(iii)
Governmental Official	3.1(x)(ii)
Hazardous Materials	3.1(q)(i)(B)
HSR Act	3.1(d)(iv)
Indemnified Liabilities	5.6(a)
Indemnified Persons	5.6(a)
Knowledge	3.1(j)
Letter of Transmittal	2.5(b)(i)
Merger	Recitals
Merger Consideration	2.1(b)(i)
Merger Sub	Preamble
Option Consideration	2.3
Parent	Preamble
Parent Disclosure Schedule	3.2
Parent Material Adverse Effect	3.2(a)
Parent Parties	7.3(f)
Parties	Preamble
Paying Agent	2.5(a)
Payment Fund	2.5(a)
PBGC	3.1(m)(iii)
Permitted Encumbrances	3.1(p)(i)
Person	2.5(b)(ii)
Premerger Notification Rules	5.4(b)
Proxy Materials	5.3
Proxy Statement	3.1(d)(iv)
Real Property	3.1(p)(ii)
Release	3.1(q)(i)(C)
Representatives	5.2
Requisite Stockholder Vote	3.1(d)(i)
SEC	3.1(e)(i)
Section 203	3.1(w)
Securities Act	3.1(e)(i)
Structures	3.1(p)(iii)
Subsidiary	3.1(a)
Superior Proposal	4.2(f)

Definition	Section
Surviving Corporation	1.3
Taxes	3.1(l)(viii)
Tax Returns	3.1(l)(viii)
Terminable Breach	7.1(b)(iii)
Termination Date	7.1(b)(ii)
Termination Fee	7.3(b)
Voting Agreement	Preamble
Voting Debt	3.1(b)
Warn Act 3.1(n)(vi)	3.1(n)(vi)

v

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 24, 2014 (this “Agreement”), by and among Owens & Minor, Inc., a Virginia corporation (“Parent”), Mongoose Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Medical Action Industries Inc., a Delaware corporation (the “Company” and together with Parent and Merger Sub, collectively, the “Parties”).

WHEREAS, the respective boards of directors of the Company, Parent and Merger Sub have each approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as the surviving corporation and a wholly-owned subsidiary of Parent, on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, simultaneously with the execution of this Agreement, a certain stockholder of the Company is entering into an agreement with Parent (the “Voting Agreement”) pursuant to which, subject to the terms thereof, such stockholder has agreed, among other things, to vote its shares of Company Common Stock in favor of the adoption of this Agreement; and

WHEREAS, Parent, Merger Sub and the Company each desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1        The Merger; Effective Time of the Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent, in accordance with provisions of the General Corporation Law of the State of Delaware (the “DGCL”).  At the Closing, the Parties shall cause the Merger to be consummated by filing a certificate of merger prepared and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware.  The Merger shall become effective upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as shall be agreed upon by Parent and the Company and specified in the Certificate of Merger (the “Effective Time”).

Section 1.2        Closing.  The closing of the Merger (the “Closing”) shall take place at 9:00 a.m., New York, New York time, on a date to be specified by the Parties, which shall be no later than the second Business Day after satisfaction (or waiver in accordance with this Agreement) of the last to occur of the conditions set forth in Article VI (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law) waived in accordance with this Agreement on the Closing Date), at the offices of Vinson & Elkins LLP, 666 Fifth Avenue, New York, New York, unless another date or place is agreed to in writing by the Parties (such date on which the Closing occurs, the “Closing Date”). “Business Day” means any day other than a day on which banks in the State of New York or the State of Delaware are authorized or obligated to be closed.

Section 1.3        Effect of the Merger.  At the Effective Time,  Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, the Company is sometimes referred to herein as the “Surviving Corporation”).  The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.4        Certificate of Incorporation and Bylaws.  At the Effective Time, the certificate of incorporation and bylaws of the Company in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation and bylaws of the Surviving Corporation, until thereafter amended, subject to Section 5.6(b), in accordance with their respective terms and applicable law.

Section 1.5        Directors and Officers.  From and after the Effective Time, the directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE COMPANY AND MERGER SUB; EXCHANGE OF CERTIFICATES

Section 2.1        Effect of the Merger on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Party, any Person or any holder of any securities of any Person:

(a)           Capital Stock of Merger Sub.  Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully-paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation, so that, after the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation’s common stock.

(b)           Capital Stock of the Company.

(i)           Subject to the other provisions of this Article II, each share of common stock of the Company, par value $0.001 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock described in clauses (ii) and (iii) of this Section 2.1(b) and any Appraisal Shares) shall be converted only into the right to receive $13.80 in cash payable to the holder thereof, without interest thereon (the “Merger Consideration”).  All such

2

shares of Company Common Stock, when so converted, shall cease to be outstanding and shall automatically be canceled and cease to exist (subject to the right to receive Merger Consideration as described herein). Each holder of a Certificate previously representing any such shares or Book-Entry Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, to be paid in consideration thereof upon the surrender of such Certificates in accordance with Section 2.5, in the case of certificated shares, and automatically, in the case of Book-Entry Shares.

(ii)           All shares of Company Common Stock held by the Company as treasury shares or by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and cease to exist as of the Effective Time and no consideration shall be delivered or deliverable therefor.

(iii)           All shares of Company Common Stock held by any Subsidiary of any of Parent, Merger Sub or the Company shall remain outstanding following the Effective Time and no Merger Consideration shall be delivered with respect to such shares of Company Common Stock.

(c)           Impact of Stock Splits, etc.  In the event of any change in the number of outstanding shares of Company Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration to be paid for each share of Company Common Stock as provided in this Agreement shall be appropriately adjusted to reflect such change.

Section 2.2        Appraisal Rights.  Notwithstanding anything to the contrary (but subject to this Section 2.2), shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any record holder who has not voted in favor of or consented to the Merger and who is entitled to demand and has properly demanded to be paid fair value of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration payable pursuant to Section 2.1(b), but instead at the Effective Time the holders of Appraisal Shares shall be entitled to only such rights as are granted by Section 262 of the DGCL.  Notwithstanding the foregoing, if any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 of the DGCL shall be forfeited and cease and each of such holder’s Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive, without interest thereon, the Merger Consideration.  The Company shall deliver prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock and provide Parent with the opportunity to reasonably participate in all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL.  Prior to the Effective Time, the Company shall not, without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned) make any payment with respect to, or settle or offer to settle,  or waive any failure to timely deliver a written demand for

3

appraisal or timely take any other action to perfect appraisal rights with respect to any such demands.

Section 2.3        Treatment of Company Stock Options. Each of Parent and the Company shall take all such actions as are reasonably necessary, to cause at the Effective Time each option for the purchase of Company Common Stock (“Company Stock Option”) then outstanding, whether or not exercisable, whether under the Company’s 1994 Stock Incentive Plan, 1989 Non-Qualified Stock Option Plan or 1996 Non-Employee Director Stock Option Plan (together, the “Company Stock Plans”) or otherwise, to become fully exercisable (if not then fully exercisable), and such options shall thereafter represent only the right to receive the following consideration:  for each share of Company Common Stock subject to such Company Stock Option, an amount in cash equal to the excess, if any, of (i) the Merger Consideration payable in respect of a share of Company Common Stock over  (ii) the per share exercise price of such Company Stock Option (such amount in cash as described above, the “Option Consideration”). Each Company Stock Option with a per share exercise price in excess of the Merger Consideration payable in respect of a share of Company Common Stock shall be cancelled without consideration. The actions described in the preceding sentence shall occur at the Effective Time without any action on the part of Merger Sub, Parent or any of their respective stockholders.  For the avoidance of doubt, the Board or applicable committee administering each Company Stock Plan shall use their interpretative authority pursuant to the Company Stock Plans to allow for, and adopt any resolutions reasonably necessary to effectuate, the foregoing.  Parent shall, or shall cause the Surviving Corporation to, pay the Option Consideration to the holders of Company Stock Options as soon as practicable (and no later than thirty (30) days) following the Closing Date.

Section 2.4        Treatment of Restricted Company Common Stock.  Immediately prior to the Effective Time, the restrictions applicable to each share of restricted Company Common Stock issued pursuant to the Company Stock Plans (a “Company Restricted Share”) shall immediately lapse, and, at the Effective Time, each share of such Company Common Stock shall be converted into the right to receive the Merger Consideration in accordance with the terms hereof. For the avoidance of doubt, the Board or applicable committee administering each Company Stock Plan shall use their interpretative authority pursuant to the Company Stock Plans to allow for, and adopt any resolutions reasonably necessary to effectuate, the foregoing.

Section 2.5        Payment for Securities.

(a)           Paying Agent; Payment Fund.  Prior to the Effective Time, Parent shall enter into an agreement with the Company’s transfer agent (or another entity reasonably acceptable to the Company) to act as agent for the holders of Company Common Stock in connection with the Merger (the “Paying Agent”) and to receive the Merger Consideration to which such holders shall become entitled pursuant to this Article II.  On the Closing Date and prior to the filing of the Certificate of Merger, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the former holders of shares of Company Common Stock, for payment in accordance with this Article II through the Paying Agent, cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 2.1 (the “Payment Fund”).  The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration payable pursuant to Section 2.1, in each case, out of the Payment Fund.  The

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Payment Fund shall be invested as reasonably directed by Parent. If for any reason (including losses) the Payment Fund is inadequate to pay any of the amounts to which holders of shares of Company Common Stock shall be entitled under Section 2.1, Parent shall cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for prompt payment thereof. The Payment Fund shall not be used for any other purpose other than to fund payments due pursuant to Section 2.1. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares for the Merger Consideration and the surrender of Company Stock Options for the Option Consideration. Any interest or other income resulting from investment of the Payment Fund shall be payable to the Surviving Corporation or its designee, as the Surviving Corporation directs.

(b)           Payment Procedures.

(i)           As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to deliver to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the “Certificates”) a letter of transmittal (“Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in a customary form and agreed to by Parent and the Company prior to the Closing) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration set forth in Section 2.1(b)(i).

(ii)           Upon surrender to the Paying Agent of a Certificate, together with the Letter of Transmittal, completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive (and Parent shall cause the Paying Agent to promptly deliver to such holder) in exchange therefor the Merger Consideration for each share formerly represented by such Certificate and such Certificate shall then be canceled.  No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable in respect of the Certificates.  If payment of the Merger Consideration is to be made to an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity (excluding a Governmental Entity, “Person”), other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable.  Until surrendered as contemplated by this Section 2.5(b)(ii), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Article II.

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(iii)           Notwithstanding anything to the contrary contained in this Agreement (A) any holder of shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II and (B) Parent shall cause the Paying Agent to promptly deliver to each holder of a Book-Entry Share the Merger Consideration for each of such holder’s Book-Entry Shares.

(c)           Termination of Rights. All Merger Consideration paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock.  After the close of business on the date of the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates (other than certificates evidencing shares described in clause (ii) of Section 2.1(b)) are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificates as provided in this Article II.

(d)           Termination of Payment Fund.  Any portion of the Payment Fund that remains undistributed to the former stockholders or optionholders of the Company on the first anniversary of the date on which the Effective Time occurs shall be delivered to the Surviving Corporation, upon demand, and any former common stockholders of the Company who have not theretofore received the Merger Consideration to which they are entitled under this Article II shall thereafter look only to the Surviving Corporation and Parent for payment of any such amounts.

(e)           No Liability.  Neither the Surviving Corporation nor Parent shall be liable to any holder of Company Common Stock or Company Stock Option for any amount of Merger Consideration or Option Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)           Lost, Stolen, or Destroyed Certificates.  If any Certificate (other than a Certificate evidencing shares described in clause (ii) of Section 2.1(b)) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the amount of Merger Consideration payable in respect of the number of shares of Company Common Stock formerly represented by such Certificate pursuant to the provisions of this Article II.

(g)           Withholding Taxes.  Notwithstanding anything in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock or Company Stock Options pursuant to this Agreement any amount required to be deducted and

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withheld with respect to the making of such payment under applicable Tax laws. To the extent that amounts are so properly withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock or Company Stock Options, as applicable, in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1        Representations and Warranties of the Company.  Except (i) as set forth on the disclosure schedule dated as of the date hereof and delivered by the Company to Parent and Merger Sub on or prior to the date hereof (the “Company Disclosure Schedule”) and (ii) as disclosed in the Company SEC Documents filed by the Company since June 13, 2013 (but excluding any forward-looking disclosure set forth in any risk factor section, any disclosures in any section that constitutes a forward-looking statement and any other disclosures included therein to the extent they are non-specific, predictive, cautionary or forward-looking in nature), the Company hereby represents and warrants to Parent and Merger Sub as follows:

(a)           Organization, Standing and Power.  Each of the Company and its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties and other assets, makes such qualification necessary, other than where the failure so to qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company has heretofore made available to Parent complete and correct copies of its certificate of incorporation (the “Company Certificate of Incorporation”), and its amended and restated bylaws (the “Company Bylaws”) as well as the similar organizational documents of each Subsidiary.  The respective jurisdictions of incorporation or organization of each Subsidiary of the Company are identified on Schedule 3.1(a) of the Company Disclosure Schedule.  A “Company Material Adverse Effect” means any occurrence, condition, change, development, circumstance, event or effect that, individually or in the aggregate with all other occurrences, conditions, changes, developments, circumstances, events or effects, (i) is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following constitute a Company Material Adverse Effect:  (A) any occurrence, condition, change, development, circumstance, event or effect resulting from or relating to changes in general economic, regulatory, or political conditions or worldwide financial markets; (B) any occurrence, condition, change, development, circumstance, event or effect that generally affects any of the industries of the Company and its Subsidiaries (including changes in commodity prices, general market prices and regulatory changes generally affecting any of such industries); (C) any occurrence, condition, change, development, circumstance, event or effect resulting from or relating to fluctuations in the value of currencies; (D) any occurrence, condition, change, event

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or effect resulting from or relating to the outbreak or escalation of hostilities, the declaration of a national emergency or war or the occurrence of any other calamity or crisis, including natural disasters and acts of terrorism, in each case involving the United States and arising after the date of this Agreement; (E) any occurrence, condition, change, development, circumstance, event or effect resulting from or relating to the announcement or pendency of the transactions contemplated by this Agreement; (F) any change in the trading prices or trading volume of the Company’s capital stock (it being understood that the facts or occurrences giving rise or contributing to such change that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a “Company Material Adverse Effect”); (G) any change in accounting requirements or principles imposed upon the Company, its Subsidiaries or their respective businesses or any change in law, regulation or rule or the interpretation thereof in each case arising after the date of this Agreement; (H) any occurrence, condition, change, event or effect resulting from or relating to actions taken by Parent or any of its Affiliates, other than any action reasonably taken in response to a breach of this Agreement by the Company or its Subsidiaries; (I) the failure of the Company to meet internal or analysts’ expectations or projections (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been a “Company Material Adverse Effect”); and (J) compliance by the Company (directly or indirectly) with any of the terms of this Agreement; except, with respect to clauses (A), (B), (C) and (D), to the extent that such occurrence, condition, change, development, circumstance, event or effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate or (ii) prevents or materially delays or impairs the ability of the Company to consummate the Merger or the transactions contemplated by this Agreement. “Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which: (1) such Person or any other Subsidiary of such party is a general partner; or (2) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such Person or by any one or more of its Subsidiaries.

(b)           Capital Structure.  As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”).  At the close of business on June 24, 2014:  (A) 16,392,503 shares of Company Common Stock were issued and outstanding, including no Company Restricted Shares; (B) 2,816,376 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans, of which 1,621,125 shares of Company Common Stock were subject to issuance upon exercise of outstanding Company Stock Options; (C)  no shares of Company Preferred Stock were issued and outstanding; and (D) no Voting Debt was issued and outstanding.  The term “Voting Debt” means bonds, debentures, notes or other indebtedness or obligations having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote.  All outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights.  All outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company, or a direct or

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indirect wholly-owned Subsidiary of the Company, free and clear of all liens, pledges, charges, encumbrances, claims, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, or other burdens, options or encumbrances of any kind (“Encumbrances”), except as set forth on Schedule 3.1(b) of the Company Disclosure Schedule. Except for the Subsidiaries set forth on Schedule 3.1(a) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, as of the date hereof, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity. Except for awards granted pursuant to the Company Stock Plans, there are outstanding: (1) no shares of capital stock, Voting Debt or other voting securities of the Company; (2) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock, Voting Debt or other voting securities of the Company or any Subsidiary of the Company; and (3) no options, warrants, calls, subscriptions, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the voting of any shares of the capital stock of the Company.

(c)           Indebtedness.  Schedule 3.1(c) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of each agreement, indenture or contract pursuant to which any indebtedness for borrowed money of the Company or any of its Subsidiaries is outstanding or may be incurred.  Neither the Company nor any of its Subsidiaries has provided any guarantee with respect to indebtedness of another person (other than the Company or any wholly-owned Subsidiary of the Company).

(d)           Authority; No Violations; Consents and Approvals.

(i)           The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject, with respect to consummation of the Merger, to adoption of this Agreement by the stockholders of the Company in accordance with the DGCL and the Company Certificate of Incorporation and Company Bylaws, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Requisite Stockholder Vote”) in accordance with the DGCL and the Company Certificate of Incorporation and Company Bylaws.  This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid

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and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(ii)           The board of directors of the Company (the “Board”) has unanimously, by resolutions duly adopted at a meeting duly called and held (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) directed that the Company submit the adoption of this Agreement to a vote of the stockholders of the Company in accordance with the terms of this Agreement, (iv) subject to Section 4.2 and Section 5.3, resolved to recommend that the stockholders of the Company adopt this Agreement at the meeting of the stockholders and (v) approved this Agreement and the Merger for purposes of Section 203 of the DGCL such that no stockholder approval (other than the Requisite Stockholder Vote) shall be required to consummate the Merger or the other transactions contemplated by this Agreement or to permit the Company to perform its obligations hereunder, which resolutions have not as of the date hereof been subsequently rescinded, modified or withdrawn in any way.

(iii)           The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, modification, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (A) the Company Certificate of Incorporation or Company Bylaws or any provision of the comparable charter or organizational documents of any of the Company’s Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets are bound, assuming the consents set forth on Schedule 3.1(d) of the Company Disclosure Schedule are duly and timely obtained or (C) assuming the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 3.1(d)(iv) are duly and timely obtained or made and the adoption of this Agreement by the stockholders of the Company has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation of any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clauses (B) and (C), other than any such violations, defaults, acceleration, losses, or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iv) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and

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delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for:  (A) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (1) a proxy statement in preliminary and definitive form relating to the meeting of the stockholders of the Company to be held in connection with the Merger (the “Proxy Statement”) and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware; (D) filings with the NASDAQ Stock Market, LLC; (E) such filings and approvals as may be required by any applicable state securities or “blue sky” or takeover laws; (F) filings or consents set forth on Schedule 3.1(d) of the Company Disclosure Schedule with respect to a Governmental Entity; and (G) any such other consent, approval, order, authorization, registration, filing, or permit that the failure to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           SEC Documents.

(i)           The Company has made available to Parent (including, for the purposes of compliance with this representation, pursuant to the SEC’s “EDGAR” system) a true and complete copy of each form, report, statement, schedule, prospectus, registration statement, definitive proxy statement and other documents filed or furnished by the Company with the Securities and Exchange Commission (the “SEC”) since January 1, 2012 (the “Company SEC Documents”), which are all the forms, reports, statements, schedules, prospectuses, registration statements, definitive proxy statements and other documents that the Company was required to file with the SEC since January 1, 2012.  As of its filing date, each of the Company SEC Documents, as amended, complied all material respects with the applicable requirements of the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved SEC comments. To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC Comment.

(ii)           The financial statements of the Company (including any related notes thereto) included in the Company SEC Documents complied as to form in all material respects with the applicable requirements and published rules and regulations of the SEC (including Regulation S-X), were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during

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the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments none of which are expected to have, individually or in the aggregate, a Company Material Adverse Effect) the financial position of the Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

(iii)           The Company has (A) designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer; (B) designed internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (C) evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation; and (D) to the extent required by applicable law, disclosed in such report or amendment any change in the Company’s internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(iv)           The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting in connection with the Company’s financial reporting.

(v)           Since January 1, 2012, (A) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any credible complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any of

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its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Board or any committee thereof or to any director or officer of the Company.

(vi)           Since January 1, 2012, the Company has complied in all material respect with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) and (B) the applicable listing and corporate governance rules and regulations of NASDAQ.

(f)            Information Supplied.  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of the Company or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement, in the form mailed to stockholders, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(g)           Absence of Certain Changes or Events.  Since March 31, 2014, there has not been any Company Material Adverse Effect. Except as contemplated by this Agreement or as set forth on Schedule 3.1(g) of the Company Disclosure Schedule, since March 31, 2014, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and (ii) there has not been any action taken or committed to be taken by the Company or any Subsidiary of the Company which, if taken following entry by the Company into this Agreement, would have required the consent of Parent pursuant to Section 4.1(b).

(h)           No Undisclosed Material Liabilities.  There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:  (i) liabilities adequately provided for on the balance sheet of the Company dated as of March 31, 2014 (including the notes thereto) contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014; (ii) liabilities incurred in the ordinary course of business consistent with past practice subsequent to March 31, 2014; (iii) liabilities for fees and expenses incurred in connection with the transactions contemplated by this Agreement; (iv) liability with respect to contracts entered into in the ordinary course of business consistent with past practice; and (v) liabilities which would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i)           No Default.  Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company Certificate of Incorporation or Company Bylaws or the comparable charter or organizational documents of any of the Company’s Subsidiaries, (ii) any loan or credit agreement, note, bond,

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mortgage, indenture, lease, sublease or other occupancy agreement, permit, franchise or license or any other agreement to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, except with respect to clauses (ii) and (iii), for defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(j)             Compliance with Applicable Laws.  The Company and its Subsidiaries hold, and at all times since January 1, 2012, have held all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses and operations as currently conducted and as were conducted during the most recently completed fiscal year and to own, lease or operate their respective properties and other assets (the “Company Permits”), except where the failure to so hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company and its Subsidiaries are, and since January 1, 2012 in compliance with the terms of the Company Permits, except where the failure so to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The businesses of the Company and its Subsidiaries are not being, and since January 1, 2012, have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  To the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  For purposes of this Agreement, “knowledge,” of any party means (i) with respect to the Company and its Subsidiaries, the actual knowledge (after reasonable inquiry) of the individuals set forth on Schedule 3.1(j) of the Company Disclosure Schedule and (ii) with respect to Parent, the knowledge of the individuals set forth on Schedule 3.1(j) of the Parent Disclosure Schedule, and in each case means the knowledge such individual has after reasonable inquiry.

(k)           Litigation.  Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) suit, action or proceeding (including condemnation and eminent domain proceedings) pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (ii) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries (such items listed under clause (i) and clause (ii), the “Company Litigation”).  Except as set forth on Schedule 3.1(k) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any Company Litigation as of the date hereof.

(l)           Taxes.

(i)           Except where the failure to file such Tax Returns, pay such Taxes or satisfy such withholding Tax requirements would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) all Tax Returns that are required to be filed by or on behalf of the Company or any of its Subsidiaries on

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or before the Closing Date have been or will be timely filed, and all such Tax Returns are or will be at the time of filing true, complete and correct; (B) all Taxes which are due on or before the Closing Date (other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP) have been or will be timely paid in full; (C) all withholding Tax requirements imposed on or with respect to the Company or any of its Subsidiaries on or before the Closing Date have been or will be satisfied in full; and (D) there are no Encumbrances with respect to Taxes upon any of the assets or properties of either the Company or its Subsidiaries, other than with respect to Taxes that are not yet due and payable

(ii)           As of the date of this Agreement, no outstanding material claim, assessment or deficiency against the Company or any of its Subsidiaries for any Taxes has been asserted in writing by any Governmental Entity.

(iii)           Neither the Company nor any of its Subsidiaries (A) is or has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than such a group the common parent of which is the Company) or (B) has any liability for Taxes of any Person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise (other than the members of the affiliated group filing a consolidated federal income Tax Return the common parent of which is the Company). None of the Company or any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.

(iv)           None of the Company or any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the two years prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), is applicable.

(v)           No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or any of its Subsidiaries.

(vi)           The Company will not be required to include any amounts in income, or exclude any items of deduction, in a taxable period beginning after the Closing Date as a result of (A) a change in method of accounting occurring prior to the Closing Date, (B) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (C) a prepaid amount received prior to the Closing Date or (D) an intercompany transaction described in Treasury Regulations under Code Section 1502 entered into prior to the Closing Date.

(vii)           Except as set forth on Schedule 3.1(l)(vii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is or has ever been engaged in a trade or business through a “permanent establishment” or fixed base within the meaning

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of an applicable income Tax treaty in any country other than the country in which it is formed or organized.

(viii)           For purposes of this Agreement, “Taxes” means any taxes, charges, levies, withholdings, interest, penalties, additions to tax or other assessments of any kind, including income, gross receipts, capital, excise, property, sales, use, license, employment, payroll, alternative or add-on minimum, ad valorem, transfer, turnover, unclaimed property, value added, franchise and customs duties or like assessments or charges, imposed by any Governmental Entity; and “Tax Returns” means any return, report, declaration, statement, information return, claim for refund or other document (including any amendment or any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

(m)           Compensation; Benefits.

(i)           Set forth on Schedule 3.1(m) of the Company Disclosure Schedule is a list of all material Employee Benefit Plans.  “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and any bonus, change in control, employment, collective bargaining,  employee loan, fringe benefit, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan, policy, program, agreement or arrangement (a) pursuant to which any present or former employee or contractor of the Company or any Subsidiary has any present or future right to benefits (b) which the Company any Subsidiary contributes to, maintains or sponsors, or (c) pursuant to which the Company, and Subsidiary or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code) had or has any present or future actual liability.  True, correct and complete copies of each of the material Employee Benefit Plans (or, if applicable, a form thereof) and related trust documents and favorable determination letters, if applicable, have been furnished or made available to Parent or its representatives, along with the most recent report filed on Form 5500, summary plan description with respect to each Employee Benefit Plan required to file a Form 5500 and copies of 280G calculations (whether or not final) with respect to executive officers of the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement (together with the underlying assumptions and documentation on which such calculations are based).

(ii)           Each Employee Benefit Plan has been maintained in compliance with its terms and all applicable laws, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Each Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, or if such Employee Benefit Plan is a prototype plan, the opinion or notification letter for each such Employee Benefit Plan, and to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.  Except as required under Section 601 et seq. of ERISA, no Employee Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement. Except as set forth on Schedule 3.1(m)(ii) of the Company Disclosure Schedule, no event has occurred and, to the knowledge of

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Company, no condition exists that would subject the Company or its Subsidiaries, either directly or indirectly by reason of their affiliation with any other member of their Controlled Group (other than the Company and its Subsidiaries), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations.

(iii)           With respect to each Employee Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) no such Employee Benefit Plan has failed to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA) applicable to such Employee Benefit Plan, whether or not waived and no application for a waiver of the minimum funding standard with respect to any Employee Benefit Plan has been submitted; (ii) no liability (other than for contributions made to such plan or premiums paid to the Pension Benefit Guaranty Corporation (the “PBGC”)) under Title IV of ERISA has been or is expected to be incurred by the Company or any member of its Controlled Group; (iv) to the knowledge of the Company, the PBGC has not instituted proceedings to terminate any such plan or made any inquiry which would reasonably be expected to lead to termination of any such plan, and no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; (v) neither the Company nor any member of its Controlled Group has engaged in any transaction described in Section 4069 or Section 4204 of ERISA; and (vi) no Employee Benefit Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), except, with respect to clauses (i), (ii), (iii), (v) and (vi), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iv)           No Employee Benefit Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and neither the Company, its Subsidiaries nor any member of their Controlled Group has, during the past six (6) years, sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

(v)           To the knowledge of the Company, each Employee Benefit Plan that is or has ever been a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and associated Treasury Department guidance: (i) since January 1, 2005, has been operated in good faith compliance with Section 409A of the Code and associated Internal Revenue Service and Treasury Department guidance, and (ii) in existence prior to January 1, 2005 has not been “materially modified” within the meaning of Section 409A of the Code and associated Internal Revenue Service and Treasury Department guidance, including Internal Revenue Service Notice 2005-1.  To the knowledge of the Company, all options to purchase equity and equity appreciation rights granted by the Company have been granted having a per share exercise price at least

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equal to the fair market value of the underlying equity on the date the option or equity appreciation right was granted, and have not otherwise been modified within the meaning of Section 409A of the Code and associated Treasury Department guidance.

(vi)           No Employee Benefit Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) could reasonably be expected to: (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment or benefit, (ii)  accelerate the time of payment or vesting, or increase the amount of compensation or benefit due to any employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Employee Benefit Plan, (iv) otherwise give rise to any material liability under any Employee Benefit Plan, or (v) limit or restrict the right to amend, terminate or transfer the assets of any Employee Benefit Plan on or following the Closing Date.

(vii)           As of the date of this Agreement, with respect to any Employee Benefit Plan, (i) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Employee Benefit Plans and no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims, (ii) in connection with the transactions contemplated herein, no written or, to the knowledge of the Company, oral communication has been received from the PBGC in respect of any Employee Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC), except, with respect to clauses (i) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(viii)           There are no material unfunded benefit obligations that have not been properly accrued for in the Company’s financial statements or disclosed in the notes thereto in accordance with GAAP, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n)           Labor Matters.

(i)           Except as set forth on Schedule 3.1(n)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and, the Company does not have knowledge of campaigns that are being conducted to solicit cards from any of the Company’s employees to authorize

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representation by any labor organization, and, to the knowledge of the Company, no such campaigns have been conducted within the past three years.

(ii)           As of the date of this Agreement, there is no unfair labor practice, charge or grievance arising out of a collective bargaining agreement or other grievance proceeding against the Company or any of its Subsidiaries that is pending, or, to the knowledge of the Company, threatened.

(iii)           There is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries.

(iv)           Except as set forth on Schedule 3.1(n)(iv) of the Company Disclosure Schedule, there is no action, legal complaint, charge or government inquiry pending against the Company or its Subsidiaries by or on behalf of any employee, prospective employee, former employee, labor organization or other representative of the Company or its Subsidiaries or, to the knowledge of the Company, threatened.

(v)           Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, any Governmental Entity relating to employees or employment practices.

(vi)           The Company and each of its Subsidiaries is in material compliance with all applicable employment laws, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 or similar foreign, state or local laws (the “WARN Act”).

(vii)           Except as set forth on Schedule 3.1(n)(vii) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is liable for any severance pay or other similar payments to any employee or former employee arising from the termination of employment, nor will the Company or any of its Subsidiaries have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises under any applicable law as a result of the transactions contemplated hereunder and the termination of any of the Company’s or its Subsidiaries’ employees on or prior to the Closing Date.

(viii)           Neither the Company nor any of its Subsidiaries has closed any plant or facility or effectuated any layoffs of employees covered by the WARN Act or implemented any early retirement, separation or window program within the past three years, nor does the Company plan to announce any such action or program prior to Closing.

(o)           Intellectual Property.  The Company and its Subsidiaries own or have the right to use all intellectual property including trademarks, trade names, trade dress, patents, service marks, inventions, technology, discoveries, copyrights and copyrighted works (including software and software code), domain names, trade secrets, processes and know-how necessary for the operation of the businesses of each of the Company and its Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”), except where the failure to

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own or have the right to use such properties would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company and its Subsidiaries exclusively own material proprietary Company Intellectual Property or have the right to use the Company Intellectual Property, in each case, free and clear of any and all Encumbrances, except for Permitted Encumbrances.  (i) The business of each of the Company and its Subsidiaries as presently conducted does not, and as conducted since January 1, 2012, did not conflict with, infringe upon, violate, interfere with or otherwise misappropriate any intellectual property right of any other Person, except as set forth on Schedule 3.1(o) of the Company Disclosure Schedule (ii) neither the Company nor any of its Subsidiaries has received written notice of the foregoing (including cease and desist letters or requests to take a patent license), and (iii) to the knowledge of the Company, no other Person is infringing the Company Intellectual Property, except, in each case, for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company and each of its Subsidiaries takes all reasonable actions to protect the integrity, security and operation of its material software and systems (and the data therein), and there have been no material violations, breaches or outages of same.

(p)           Properties.

(i)           Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good, valid and marketable fee title and leasehold title, as applicable, to all of the Real Property (as hereinafter defined) and good, valid and marketable title to all personal properties and assets, tangible and intangible, that they purport to own, and the leasehold interest in all personal property that they purport to lease, including the properties and assets reflected in the Company’s most recent consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014 filed with the SEC, but excluding any property or assets that are no longer used or useful for the conduct of the business of the Company and its Subsidiaries as presently conducted or that have been disposed of in the ordinary course of business.  All such properties and assets are free and clear of all Encumbrances, except for (i) routine statutory liens securing liabilities not yet due and payable, (ii) Encumbrances that do not materially detract from the value of the specific asset affected or materially adversely affect the present use or, as applicable, the occupancy of such asset, (iii) Encumbrances would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (iv) Encumbrances existing or expressly permitted pursuant to credit facilities of the Company and its Subsidiaries existing as of the date of this Agreement, and (v) Encumbrances set forth on Schedule 3.1(p)(i) of the Company Disclosure Schedule (collectively, “Permitted Encumbrances”).

(ii)           Schedule 3.1(p)(ii) of the Company Disclosure Schedule sets forth a true a complete list of all real property and interests in real property owned in fee by the Company and its Subsidiaries and all real property leased, subleased, licensed or otherwise occupied by the Company and its Subsidiaries (collectively, the “Real Property”).  The Real Property is the only real property that is necessary or material to the business of the Company and its Subsidiaries. The lease or sublease for each leased real property to which the Company or one of its Subsidiaries is a party is valid, legally

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binding, enforceable in accordance with its terms and in full force and effect. Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default under any lease or sublease nor, to the knowledge of the Company as of the date of this Agreement, is any other party to any such lease or sublease in breach or default thereunder and no event has occurred that with notice or the passage of time, or both, would constitute a breach or default thereunder.

(iii)           All buildings, structures, fixtures, building systems and equipment included in the Real Property (the “Structures”) are, to the knowledge of the Company, in reasonably good condition and repair in all material respects and sufficient for the operation of the business of the Company, subject to reasonable wear and tear.  Except as set forth in Schedule 3.1(p)(iii) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries  (A) has leased or subleased or otherwise granted to any Person any right to occupy or possess or otherwise encumber any portion of the Real Property other than in the ordinary course of business, (B) has vacated or abandoned any portion of the Real Property or given notice to any third party of its intent to do the same, (C) is a party to or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease or sublease any of the Real Property or any portion thereof or interest therein to any Person (other than pursuant to this Agreement), and (D) is a party to any agreement or option to purchase any of the Real Property or any interest therein.

(q)           Environmental Matters.

(i)           As used in this Agreement:

(A)           “Environmental Laws” means any and all laws (including common law), statutes, regulations, rules, orders, ordinances and legally enforceable directives of any Governmental Entity pertaining to protection of human health (to the extent arising from exposure to Hazardous Materials) or the environment (including any natural resource damages or any generation, use, storage, treatment, disposal, release, threatened release, discharge, or emission of Hazardous Materials into the indoor or outdoor environment in effect as of or at any relevant time prior to the Closing Date;

(B)           “Hazardous Materials” means any (1) chemical, product, substance, or waste that is defined or listed as hazardous or toxic or as a pollutant or contaminant (or words of similar meaning) or that is otherwise regulated due to potentially adverse impacts on the environment or on human health arising out of exposure thereto; (2) asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (3) any petroleum hydrocarbons, petroleum products, petroleum substances, crude oil, natural gas, and any components, fractions, or derivatives thereof; and

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(C)           “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

(ii)           Except as set forth on Schedule 3.1(q) of the Company Disclosure Schedule and for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(A)           the Company and its Subsidiaries and their respective operations and assets are in compliance with all, and have not within the last two (2) years (nor, to the knowledge of the Company, prior thereto within the applicable statute of limitations) violated any, applicable Environmental Laws;

(B)           the Company and its Subsidiaries hold all Permits required under applicable Environmental Laws for the Company and its Subsidiaries to conduct their operations as currently conducted, and timely filed any pending applications for renewal of any such Permits, and to the knowledge of the Company there is no reasonable basis arising out of the actions or omissions of the Company or its Subsidiaries for any such Permit to be revoked, adversely modified or not renewed; and there are no applications pending for any Permits under applicable Environmental Laws that are needed to carry out any plans of the Company or any of its Subsidiaries with respect to which  the Company has received notification from a Governmental Entity that such Permit will not be issued, or will be issued on terms that are less favorable from those sought in any such application, and to the knowledge of the Company there is no reasonable basis arising out of the actions or omissions of the Company or its Subsidiaries for any such notification;

(C)           the Company and its Subsidiaries are not subject to any pending or, to the knowledge of the Company, threatened claims, actions, suits, investigations, inquiries or proceedings under Environmental Laws or regarding any Hazardous Materials;

(D)           neither the Company nor any of its Subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of any Hazardous Materials Released or threatened to be Released at or from any property currently or formerly owned, operated, or otherwise used by the Company or any of its Subsidiaries, or at or from any off-site location where Hazardous Materials from the Company’s or any of its Subsidiaries’ operations have been sent for treatment or disposal, or for which the Company or any of its Subsidiaries is otherwise asserted to be responsible;

(E)           neither the Company nor any of its Subsidiaries has used, managed, stored, treated, disposed of, or arranged for disposal of, Hazardous Materials, and to the knowledge of the Company Hazardous Materials are not otherwise present, at any of their owned or leased properties or at any other

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location for which the Company or any of its Subsidiaries may be liable, in any case that has resulted or could reasonably be expected to result in (i) any liability, under any Environmental Laws for any remediation that may be required, or (ii) interference with the operations of any of them; and

(F)           neither the Company nor any of its Subsidiaries has assumed or retained by contract or, to the knowledge of the Company, operation of Law, any liability under any Environmental Laws or regarding any Hazardous Materials.

The Company has made available to Parent all material environmental audits, assessments and similar reviews and all material correspondence with a Governmental Entity, regarding compliance with or liability or obligations under any Environmental Laws or regarding Hazardous Materials that may materially affect the Company or any of its Subsidiaries, to the extent such reports or correspondence are in the possession or control of the Company or any of its Subsidiaries and are  not subject to any applicable claim of privilege.

(r)           Insurance.  Set forth on Schedule 3.1(r) of the Company Disclosure Schedule, as of the date of this Agreement, is a correct and complete list of all material insurance policies held by the Company and each of its Subsidiaries.  Except for policies that have been, or are scheduled to be, terminated in the ordinary course of business and in accordance with the terms thereof, each of the insurance policies set forth on Schedule 3.1(r) of the Company Disclosure Schedule is in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by applicable law.  Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or lapse of time or both, would constitute such a breach or default, or permit a termination or modification of any of the material insurance policies of the Company and its Subsidiaries set forth on Schedule 3.1(r) of the Company Disclosure Schedule.

(s)           Opinion of Financial Advisor.  The Board has received the opinion of Canaccord Genuity Inc. addressed to such Board to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the holders of the Company Common Stock.

(t)           Vote Required.  The Requisite Stockholder Vote is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement.

(u)           Brokers.  Except for the fees and expenses payable to Canaccord Genuity Inc., no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.  The Company has furnished to Parent a true and complete copy of any agreement between the Company and Canaccord Genuity Inc. pursuant to which Canaccord Genuity Inc. could be entitled to any payment from or any right of first offer or similar right with respect to the Company relating to the transactions contemplated by this Agreement.

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(v)           Certain Contracts and Arrangements.  Schedule 3.1(v) of the Company Disclosure Schedule, together with the lists of exhibits contained in the Company SEC Documents, sets forth a correct and complete list, as of the date of this Agreement, of (i) each agreement to which the Company or any of its Subsidiaries is a party (other than this Agreement) that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the SEC if such a registration statement was filed by the Company on the date of this Agreement; (ii) any non-competition agreement or other agreement that purports to limit the manner in which, or the localities in which, the Company or any of its Subsidiaries may compete in any business; (iii) any supply or sales contract of one year or greater remaining duration having an aggregate value, or involving payment by or to the Company or any of its Subsidiaries of more than $1.5 million; (iv) any contract or agreement relating to the borrowing of money or extension of credit pursuant to which the Company or any of its Subsidiaries has a borrowing capacity of more than $500,000 million or outstanding indebtedness of more than $500,000; (v)  any material contract or agreement with respect to any joint venture, partnership or similar arrangements; (vi) any contract or agreement that prohibits the payment of dividends or distributions in respect of capital stock of the Company or any of its Subsidiaries, prohibits the pledging of capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by the Company or any of its Subsidiaries; (vii) any contract or agreement (or a related series of contracts or agreements) for the acquisition or disposition by the Company or any of its Subsidiaries of assets with a value of more than $500,000 or with respect to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $500,000; and (viii) any Contract that would prevent, materially delay or materially impede the Company’s ability to consummate the Merger (collectively, the “Company Contracts”).  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default under any Company Contract nor, to the knowledge of the Company as of the date of this Agreement, is any other party to any such Company Contract in breach or default thereunder. The Company has delivered or made available to Parent prior to the date hereof true and complete copies of each Company Contract (including an amendments, waivers or modifications thereto) in existence (and pursuant to which the Company or any of its Subsidiaries has further obligations after the date hereof) as of the date hereof. Each such Company Contract is valid and in full force and effect and enforceable in accordance with its respective terms, subject to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any Contract, in each case, that prohibits the Company or any of its Subsidiaries from (i) keeping Parent reasonably informed in all material respects of the status and details (including any change to the terms thereof) of any Acquisition Proposal and (ii) providing to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any person that describes any of the terms or conditions of any Acquisition Proposal.

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(w)           State Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL (“Section 203”)), nor any takeover-related provision in the Company Certificate or Company Bylaws, would (i) prohibit or restrict the ability of the Company to perform its obligations under this Agreement, any related agreement or the Certificate of Merger or its ability to consummate the Merger or the other transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement, or the Certificate of Merger, or any provision hereof or thereof, or (iii) subject Parent or Merger Sub to any impediment or condition in connection with the exercise of any of its rights under this Agreement, the Voting Agreement or the Certificate of Merger.  The Company does not have any stockholder rights plan in effect. Assuming the accuracy of the representations made in Section 3.2(h), the action of the Board in approving this Agreement is sufficient to render inapplicable to this Agreement the restrictions on “business combinations” (as defined in Section 203) as set forth in Section 203.

(i)           Affiliate Transactions. Since January 1, 2012, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and the Affiliates (as such term is defined in Rule 405 under the Securities Act, an “Affiliate”) of the Company on the other hand (other than the Company’s Subsidiaries), that would be required to be disclosed under Item 404 under Regulation S-K under the Exchange Act and that has not been so disclosed.

(x)           FCPA.

(i)           Neither the Company nor any of its Subsidiaries (including any of their officers, directors, agents, distributors, employees or other persons acting on their behalf) has directly or indirectly violated or taken any act in furtherance of violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 (as amended) or any other anticorruption or anti-bribery laws applicable to the Company or any of its Subsidiaries.

(ii)           Neither the Company nor any of its Subsidiaries (including any of their officers, directors, agents, distributors, employees or other persons acting on their behalf) has directly or indirectly taken any act in furtherance of an offer, payment, promise to pay, authorization or ratification of any gift, bribe, rebate, loan, payoff, kickback, money or anything of value provided to any (i) officer or employee of a Governmental Entity, which for purposes of this provision also includes any instrumentality thereof and any state-owned or state-controlled enterprise, or of a public international organization, (ii) holder of public office, candidate for public office, political party, official of a political party or member of a royal family or (iii) any Person acting for or on behalf of any such Governmental Entity or instrumentality thereof (any of the foregoing, a “Government Official”) for the purpose of inducing such Government Official to do any act or make any decision in an official capacity, including a decision to fail to perform an official function; used his or her or its influence with a Governmental Entity in order to affect any act or decision of such Governmental Entity for the purpose of assisting any Person to obtain or retain any business; or to facilitate efforts of any Person to transact business or for any other improper purpose.

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(iii)           Neither the Company nor any of its Subsidiaries (including any of their officers, directors, agents, distributors, employees or other persons acting on their behalf) has directly or indirectly made, promised to make, or caused to be made on behalf of the Company any bribe, kickback, or any other improper payment to any business partner, counterparty, or any other person to induce the recipient to provide an improper commercial benefit to the Company.

(y)           Trade Compliance.  Neither Company nor any of its Subsidiaries (including any of their officers, directors, agents, distributors, employees or other persons acting on its behalf), is now engaging in or planning to engage in, is not contractually obligated to engage in now or at any time in the future, and has not at any time in the past five years engaged in (i) any transaction or dealing prohibited under any laws, executive orders or regulations administered by the Office of Foreign Assets Control in the U.S. Department of the Treasury, (ii) any exportation or reexportation of goods, software or technology that is prohibited under the Export Administration Regulations administered by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered by the U.S. Department of State; or (iii) any other violation of any laws of the United States or any other jurisdiction that are, in each case, applicable to the Company or any of its Subsidiaries concerning trade or financial sanctions or export controls.

(z)           FDA/CMS. Except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in material compliance with, and have not engaged in any activities which are prohibited by, the laws, rules, regulations and orders of the United States Department of Health and Human Services (“DHHS”) and its sub-agencies (including but not limited to the United States Food and Drug Administration (“FDA”) and the Center for Medicare & Medicaid Services (“CMS”)) or any analogous Governmental Entity. There are no actual or, to the knowledge of the Company, threatened investigations or material enforcement actions, or any facts furnishing a reasonable basis for the same, by DHHS or its sub-agencies, or any analogous federal, state, local, domestic, or international Governmental Entity which has jurisdiction over the operations of the Company or any of the Subsidiaries of the Company.  Since January 1, 2012, neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened material claim by DHHS, its sub-agencies or any analogous federal, state, local, domestic or international Governmental Entity which has jurisdiction over the operations of the Company or any of its Subsidiaries against the Company or the Company’s Subsidiaries.  Since January 1, 2012, all material approvals, clearances, registrations, submissions, reports, documents, claims and notices required to be filed, obtained, maintained, or furnished by the Company or its Subsidiaries to DHHS, its sub-agencies or any analogous federal, state, local, domestic or international Governmental Entity having jurisdiction over the operations of the Company and its Subsidiaries have been so filed, obtained, maintained or furnished.  All such approvals, clearances, registrations, submissions, reports, documents, claims and notices were complete, correct and not misleading in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) and, where required, are currently complete, correct, not misleading, valid and in full force and effect.  To the knowledge of the Company, there are no facts, circumstances or events that may interfere with or prevent continued material compliance by the Company and its Subsidiaries with any laws, rules, regulations or orders administered by DHHS, its sub-agencies or any analogous federal, state, local, domestic or

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international Governmental Entity with jurisdiction over the operations of the Company or any of its Subsidiaries.

Section 3.2        Representations and Warranties of Parent and Merger Sub.  Except (i) as set forth on the disclosure schedule dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Schedule”) or (ii) as disclosed in the forms, reports, statements, schedules, prospectuses, registration statements, definitive proxy statements and other documents filed or furnished by Parent with the SEC since January 1, 2013 (but excluding any forward-looking disclosure set forth in any risk factor section, any disclosures in any section that constitutes a forward-looking statement and any other disclosures included therein to the extent they are non-specific, predictive, cautionary or forward-looking in nature),  Parent and Merger Sub jointly and severally hereby represent and warrant to the Company as follows:

(a)           Organization, Standing and Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties and other assets, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.  Parent and Merger Sub each has heretofore made available to the Company complete and correct copies of its certificate of incorporation or articles of incorporation, as applicable, and bylaws, each as amended to date.  “Parent Material Adverse Effect” means any occurrence, condition, change, development, circumstance, event or effect that prevents or materially delays or impairs the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

(b)           Authority; No Violations, Consents and Approvals.

(i)           Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and prior to the Effective Time, will be duly and validly authorized by all necessary stockholder by Parent as sole stockholder of Merger Sub.  This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

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(ii)           The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, modification, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties, rights or assets of Parent or any of its Subsidiaries under any provision of (A) the certificate of incorporation or articles of incorporation, as applicable, or bylaws of Parent or Merger Sub or any provision of the comparable charter or organizational documents of any of their respective Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Parent or any of its Subsidiaries is a party or by which Parent or Merger Sub or any of their respective Subsidiaries or their respective properties or assets are bound or (C) assuming the consents, approvals, orders, authorizations, registrations, filings, or permits referred to in Section 3.2(b)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B) and (C), any such violations, defaults, acceleration, losses or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(iii)           No consent, approval, order or authorization of, or registration, or filing with, or permit from, any Governmental Entity is required to be obtained or made by Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for:  (A) the filing of a premerger notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware; and (D) any such other consent, approval, order, authorization, registration, filing, or permit that the failure to obtain or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)           Information Supplied.  None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of the Company or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement, insofar as it relates to Parent or its Subsidiaries or other information supplied by Parent for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(d)           Litigation.  Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (A) suit, action or

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proceeding pending, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or (B) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries.

(e)           Financing.  As of the date of this Agreement, Parent has, and will on the Closing Date have, sufficient unrestricted cash on hand, lines of credit or other sources of immediately available funds to enable it to pay all of the Merger Consideration hereunder and to pay all other amounts required to be paid by Parent or Merger Sub at the Closing or thereafter pursuant to the terms of this Agreement, and all of its and its representatives’ fees and expenses incurred in connection with the transactions contemplated by this Agreement.  Parent has no reason to believe that such cash, lines of credit or other sources of immediately available funds shall not be available.

(f)           Solvency; Surviving Corporation After the Merger.  Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors.  Assuming (i) satisfaction of the conditions to Parent’s obligation to consummate the transactions contemplated hereby, or waiver of such conditions, (ii) that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (for such purposes, without giving effect to any materiality or “Company Material Adverse Effect” qualification or exception), (iii) compliance by the Company in all material respects of its covenants contained herein and (iv) immediate prior the Effective Time, the Company is solvent, at and immediately after the Effective Time, and after giving effect to the Merger and the other transactions contemplated hereby, the Surviving Corporation will be solvent. For the purposes of this Agreement, the term “solvent” when used with respect to any Person, on a consolidated basis, means that, as of any date of determination, (A) the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured); (B) such Person will have adequate capital and liquidity with which to engage in its business; and (C) such Person will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured.

(g)           Vote/Approval Required.  No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby.  The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve and adopt this Agreement or the transactions contemplated hereby.

(h)           Ownership of Company Capital Stock.  Neither Parent nor Merger Sub “own” (within the meaning of Section 203) or have, within the last three years, “owned” any shares of Company Common Stock.

(i)           No Business Conduct.  Merger Sub was incorporated on June 20, 2014.  Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (i) its organization and (ii) the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby.  Merger Sub has no

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operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.

ARTICLE IV

COVENANTS RELATING TO CONDUCT
OF BUSINESS PENDING THE MERGER

Section 4.1        Conduct of Business by the Company Pending the Merger.  Prior to the Effective Time, except (i) as set forth on Schedule 4.1 of the Company Disclosure Schedule, (ii) as expressly contemplated or permitted by this Agreement, (iii) as required by any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity (provided that, the Company provides Parent prior written notice of any action to be taken) or (iv) as otherwise consented to by Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(a)           Ordinary Course.  The Company shall, and shall cause its Subsidiaries to,  conduct its businesses in the ordinary course consistent with past practice and shall use commercially reasonably efforts to preserve intact its present business organization and operations, maintain in effect all existing Company Permits, preserve its assets, rights and properties in good repair and condition, retain its current officers and key employees, and preserve its relationships with its customers and suppliers and others having business dealings with it.

(b)           Dividends; Changes in Stock.  Except for transactions solely among the Company and its wholly owned Subsidiaries, the Company shall not, and shall cause its Subsidiaries not to:  (i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its Subsidiaries; (ii) split, combine or reclassify any capital stock of, or other equity interests in, the Company; or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company, except in the case of clauses (ii) and (iii) as required by the terms of any capital stock of, or other equity interests in, the Company or any of its Subsidiaries outstanding on the date of this Agreement or as contemplated by any existing director compensation plan, Employee Benefit Plan or employment agreement of the Company (including in connection with the payment of any exercise price or Tax withholding in connection with the exercise or vesting of Company Stock Options and Company Restricted Shares).

(c)           Issuance of Securities.  The Company shall not, and shall cause its Subsidiaries not to, offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than:  (i) the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date hereof, (ii) upon the expiration of any restrictions on any restricted stock granted under the Company Stock Plans outstanding as of the date hereof and (iii) issuances by a wholly-owned Subsidiary of the Company of such

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Subsidiary’s capital stock or other equity interests to the Company or any other wholly owned Subsidiary of the Company.

(d)           Governing Documents.  The Company shall not, and shall cause its Subsidiaries not to, amend or propose to amend the Company Certificate of Incorporation or the Company Bylaws or organizational documents of any of the Company’s Subsidiaries.

(e)            No Acquisitions.  The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly (i) merge, consolidate, combine or amalgamate with any Person other than another wholly-owned Subsidiary of the Company, (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than acquisitions of assets in the ordinary course of business and acquisitions as to which the purchase price is not in excess of $500,000 individually or $500,000 in the aggregate, or (iii) make any loans, advances or capital contributions to, or investments in, any Person other than the Company or any wholly-owned Subsidiary or joint venture investment of the Company except for loans, advances or capital contributions pursuant to and in accordance with the terms of agreements or legal obligations, in each case existing as of the date of this Agreement and set forth on Schedule 4.1(e) of the Company Disclosure Schedule.

(f)            No Dispositions.  The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease, or otherwise dispose of, any material portion of its assets or properties, other than any sale, lease or disposition (i) pursuant to agreements existing on the date hereof and set forth on Schedule 4.1(f) of the Company Disclosure Schedule or (ii) of inventory in the ordinary course of business.

(g)           No Dissolution, Etc.  The Company shall not, and shall not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization.

(h)           Accounting.  The Company shall not, and shall cause its Subsidiaries not to, change in any material respect their material accounting methods or policies (including such methods or policies relating to the estimation of reserves or other liabilities), except as required by a change in GAAP.

(i)            Tax Matters.  Except as set forth on Schedule 4.1(i) of the Company Disclosure Schedule, the Company shall not (i) make or rescind any material express or deemed election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company has the capacity to make such binding election), (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years; (iv) file any amended income or other material Tax Return; (v) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes; (vi) enter into any closing agreement with respect to any Tax; or (vii) surrender any right to claim a Tax refund.

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(j)            Certain Employee Matters.  Other than as required pursuant to the terms of any Employee Benefit Plan or as set forth on Schedule 4.1(j) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:  (i) grant any increases in the compensation payable or to become payable to any of its directors or employees, except, with respect to employees below the level of executive officer, increases made in the ordinary course of business, and provided that payments of annual or other bonuses and commissions in the ordinary course of business consistent with past practice and subject to clause (ix) below shall not constitute an increase in compensation; (ii) grant to any director, employee or executive officer, whether past or present, any material increase in pension, retirement allowance or other employee benefits; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any director, employee or executive officer; (iv) establish or become obligated under any collective bargaining agreement or Employee Benefit Plan which was not in existence prior to the date of this Agreement, or amend any such plan or arrangement in existence on the date of this Agreement if such amendment would have the effect of enhancing any benefits thereunder; (v) loan or advance any money or other property to any present or former director, employee or executive officer, other than loans or advances to employees below the executive officer level made in the ordinary course of business consistent with past practice; (vi) grant any equity or equity-based awards; (vii) increase the funding obligation or contribution rate of any Employee Benefit Plan subject to Title IV other than in the ordinary course of business consistent with past practice;  (viii) hire or terminate any executive officer other than for “cause” or (ix) waive any performance conditions with respect to, or increase the amount or accelerate the payment of, any compensation payable under any Employee Benefit Plan.

(k)           Related Party Agreements.  Except as set forth on Schedule 4.1(k) of the Company Disclosure Schedule, the Company shall not enter into or amend in any manner any contract, agreement or commitment with any former or present director or officer of the Company or any of its Subsidiaries or with any Affiliate of any of the foregoing Persons or any other Person covered under Item 404 of Regulation S-K under the Securities Act.

(l)            Indebtedness.  Except as set forth on Schedule 4.1(l) of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to, (i) incur, create or assume any indebtedness for borrowed money or guarantee any such indebtedness of another Person or issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of another Person or (ii) except in the ordinary course of business, create any Encumbrances on any property or assets of the Company or any of its Subsidiaries in connection with any indebtedness thereof other than Permitted Encumbrances.  Notwithstanding the foregoing, clause (i) of the immediately preceding sentence shall not restrict the incurrence of indebtedness for borrowed money (A) under the Existing Credit Facilities made in the ordinary course of the Company’s business, (B) for refinancings of existing debt (including related premiums and expenses) on terms no less favorable in the aggregate than the existing terms of such existing debt, (C) for immaterial borrowings that, in each case, permit prepayment of such indebtedness without penalty (other than LIBOR breakage costs) or (D) by the Company that is owed to any wholly owned Subsidiary of the Company or by any wholly owned Subsidiary of the Company that is owed to the Company or another wholly owned Subsidiary of the Company.

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(m)           Material Contracts.  The Company shall not, and shall cause its Subsidiaries not to, enter into or amend or modify in any material respect, terminate, cancel or extend any Company Contract or expressly waive, release or assign any material benefits or claims under any Company Contract or enter into any contract or agreement that if in effect as of the date hereof would be a Company Contract, except, in each case, in the ordinary course consistent with past practice or as set forth on Schedule 4.1(m) of the Company Disclosure Schedule.

(n)           Capital Expenditures. The Company shall not, and shall cause its Subsidiaries not to, make or incur any capital expenditures in excess of $100,000 individually or $750,000 in the aggregate, except for as set forth on Schedule 4.1(n).

(o)           Litigation. Except as set forth on Schedule 4.1(o) of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to, commence, compromise, discharge or settle any material litigation or waive any material rights with respect thereto.

(p)           Insurance. The Company shall not, and shall cause its Subsidiaries not to, fail to keep in full force and effect the Company’s or any of its Subsidiaries’ current insurance policies or other comparable insurance, in each case, materially affecting the business of the Company or any of its Subsidiaries, or materially reduce the amount of any insurance coverage provided by existing insurance policies except with respect to insurance policies that will expire or be replaced in the ordinary course of business consistent with past practice.

(q)           New Business. The Company shall not, and shall cause its Subsidiaries not to, enter into any new line of business.

(r)           Agreement. The Company shall not, and shall cause its Subsidiaries not to, authorize any of, or commit or agree to take any of the actions listed in clauses (b) through (q).

Section 4.2                      No Solicitation.

(a)           From the date of this Agreement, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or (to the extent within its control) permit any of its and its Subsidiaries’ Representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or take any other action designed to result in or facilitate any inquiries regarding or the making of offers or proposals that constitute an Acquisition Proposal, (ii) engage in any discussions or negotiations regarding, or provide any non-public information or data to, any Person (other than Parent, Merger Sub or any of their Representatives or any of the Company or its Representatives) with respect to an Acquisition Proposal, (iii) (x) in the case of the Company and its Subsidiaries, approve, recommend or declare advisable any Acquisition Proposal or (y) in the case of any of the Company’s Representatives, publicly approve, recommend or declare advisable any Acquisition Proposal, or (iv) enter into any agreement relating to an Acquisition Proposal (other than a confidentiality agreement referred to below) or requiring the Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Merger.  The Company shall, and shall cause its Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations concerning an

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Acquisition Proposal with any Person conducted and request the prompt return or destruction of all confidential information previously furnished in connection with an Acquisition Proposal.

(b)           Notwithstanding Section 4.2(a), at any time prior to obtaining the Requisite Stockholder Vote, in response to a bona fide written Acquisition Proposal that the Board determines in good faith (after consultation with its outside legal advisors and financial advisors) constitutes or reasonably be expected to lead to a Superior Proposal, and which Acquisition Proposal was not solicited after the date hereof by the Company, any of its Subsidiaries or Representatives and was made after the date hereof and did not otherwise result from a breach of Section 4.2(a), the Company may, subject to compliance with this Section 4.2, (i) furnish information with respect to the Company and its Subsidiaries to the person making such Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive to such person than the provisions of the Confidentiality Agreement; provided, however, that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person, and (ii) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal, if and only to the extent that in connection with the foregoing clauses (i) and (ii), the Board concludes in good faith, after consultation with its outside legal advisors, that the failure to take such action would be (or would be reasonably likely to be) inconsistent with its fiduciary duties to the Company’s stockholders under Delaware law.

(c)           Notwithstanding anything to the contrary contained herein, the Board shall not be entitled to exercise its right to make an Adverse Recommendation Change or terminate this Agreement under Section 7.1(d) with respect to a Superior Proposal unless (i) the Company has complied in all material respects with this Section 4.2, (ii) the Company promptly notifies Parent, in writing, at least four (4) Business Days before taking that action, of its intention to do so in response to an Acquisition Proposal that constitutes a Superior Proposal (in which case such notification shall have attached thereto the most current version of any proposed agreement or a detailed summary of the material terms of any such proposal and the identity of the offeror) and (iii) during such four-Business Day period, if requested by Parent, the Company and its Representatives shall engage in good faith negotiations with Parent and its Representatives to amend this Agreement in such a manner that any Acquisition Proposal which was determined to constitute a Superior Proposal no longer is a Superior Proposal (taking into account any changes to the financial terms of this Agreement proposed by Parent following the notice provided pursuant to Section 4.2(c)(ii)) (it being understood that any amendment to the financial terms or other material terms of the Acquisition Proposal which was determined to constitute a Superior Proposal shall require a new written notification from the Company and the Company shall be required to comply against with this Section 4.2(c), except that references to the four (4) Business Day period shall be deemed references to a two-Business Day period).

(d)           In addition to the obligations of the Company set forth in paragraphs (a), (b) and (c) of this Section 4.2, the Company shall as promptly as practicable (and in any event within 24 hours after receipt) notify Parent orally and in writing of any Acquisition Proposal, such notice to include the identity of the person making such Acquisition Proposal and a copy of such Acquisition Proposal, including draft agreements or term sheets submitted in connection therewith (or, where no such copy is available, a reasonably detailed description of such

34

Acquisition Proposal), including any modifications thereto. The Company shall (i) keep Parent reasonably informed in all material respects of the status and details (including any change to the terms thereof) of any Acquisition Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any person that describes any of the terms or conditions of any Acquisition Proposal.  The Company shall not, and shall cause the Company’s Subsidiaries not to, enter into any Contract with any person subsequent to the date of this Agreement that prohibits the Company from providing such information to Parent.

(e)           Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a)(2) or (3) under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act; provided, however, that (i) any such disclosure (other than issuance by the Company of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Board with respect to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Board, in connection with such communication, publicly reaffirms the Company Recommendation, and (ii) in no event shall the Company or the Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.2(b).

(f)            “Acquisition Proposal” means any bona fide inquiry, contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Parent or any of its Subsidiaries) involving:  (i) any merger, business combination, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the Company or any of its Subsidiaries; (ii) any direct or indirect acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act) of any business or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 20% or more of the Company’s consolidated net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve months or that represents 20% or more of the consolidated assets (based on fair market value of the Company and its Subsidiaries taken as a whole immediately prior to such transaction, or any joint venture, license, lease or long-term supply agreement having a similar economic effect; or (iii) any acquisition of beneficial ownership (as defined under Section 13(d) of the Exchange Act) by any Person or “group” of 20% or more of the voting stock of the Company or any tender or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the voting stock of the Company.  “Superior Proposal” means any Acquisition Proposal (with the percentages set forth in the definition of such term changed from 20% to 50%), that in the good faith determination of the Board, after consultation with its financial advisors and outside legal advisors and after taking into account relevant legal, financial, regulatory and other aspects of such proposal (including, but not limited to, any break-up fee, expense reimbursement provisions, conditions and timing to consummation, form of consideration and financing terms) and the Person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction that is (A) more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement (after giving effect to any changes to the financial

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terms of this Agreement proposed by Parent in response to such offer or otherwise) and (B) reasonably capable of being completed on the terms set forth in the offer.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1        Preparation of Proxy Statement.  Each of the Parties shall cooperate with each other in the preparation of the Proxy Statement (including the preliminary Proxy Statement) and any amendment or supplement to the preliminary Proxy Statement.  The Company shall prepare and file with the SEC as promptly as reasonably practicable a preliminary Proxy Statement (but in no event later than fifteen (15) Business Days after the date of this Agreement); provided, however, that the Company shall furnish such preliminary Proxy Statement to Parent and give Parent and its legal counsel a reasonable opportunity to review such preliminary Proxy Statement prior to filing with the SEC and shall accept all reasonable additions, deletions or changes suggested by Parent in connection therewith.  The Company shall notify Parent of the receipt of any comments of the SEC staff with respect to the preliminary Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent as promptly as reasonably practicable copies of all written correspondence between the Company or any representative of the Company and the SEC with respect to the Proxy Statement.  If comments are received from the SEC staff with respect to the preliminary Proxy Statement, the Company shall use its reasonable best efforts to respond as promptly as practicable to the comments of the SEC and to cause the Proxy Statement in definitive form to be cleared by the SEC.  The Company shall provide Parent and its legal counsel with a reasonable opportunity to review any amendment or supplement to the preliminary Proxy Statement prior to filing with the SEC and shall accept all reasonable additions, deletions or changes suggested by Parent in connection therewith.  Parent shall promptly provide the Company with such information in its possession as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC staff.  After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement has been included therein by the Company, the Company shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed (including by electronic delivery if permitted) as promptly as practicable thereafter to its stockholders of record, as of the record date established by the Board.

Section 5.2        Access to Information.  Subject to Antitrust Laws, the Company shall afford to Parent and its Representatives reasonable access, at reasonable times upon reasonable prior notice, to the officers, employees, properties, offices and other facilities of the Company and its Subsidiaries and to their books, records, contracts and documents and shall furnish reasonably promptly to Parent and its Representatives such information concerning the Company’s and its Subsidiaries’ business (including financial, operating and other data), properties, assets, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of Parent.  Each of Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Company and its Subsidiaries of their normal duties.  With respect to any person, “Representatives” shall mean, collectively, such person’s

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officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives.  Notwithstanding the foregoing provisions of this Section 5.2, the Company shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to Parent or any of its Representatives to the extent that such information is subject to an attorney/client or attorney work product privilege or that such access or the furnishing of such information is prohibited by law or an existing contract or agreement (it being agreed that the Parties shall use their reasonable best efforts to cause such information to be provided in a manner that does not cause such jeopardization or contravention). The Confidentiality Agreement dated as of March 11, 2014 between Parent and the Company (the “Confidentiality Agreement”), shall survive the execution and delivery of this Agreement and, subject to Section 7.5, shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby.

Section 5.3        Stockholders’ Meeting.  The Company shall call, hold and convene a meeting of its stockholders to consider the adoption of this Agreement, to be held as promptly as reasonably practicable after the date hereof.  Subject to an Adverse Recommendation Change expressly permitted pursuant to Section 4.2(c) or this Section 5.3, (i) the Board shall recommend that the stockholders of the Company vote in favor of the adoption of this Agreement (the “Company Recommendation”) at the Company’s stockholders’ meeting and the Board shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and (ii) the Proxy Statement shall include a statement to the effect that the Board has recommended that the Company’s stockholders vote in favor of adoption of this Agreement at the Company’s stockholders’ meeting. The Board shall not (i) withhold, withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) in any manner adverse to Parent the Company Recommendation or (ii) adopt, approve or recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal (any action described in clauses (i) or (ii) being referred to herein as a “Adverse Recommendation Change”); provided that, at any time prior to obtaining the Requisite Stockholder Vote, the Board may make an Adverse Recommendation Change only if the Board determines in good faith, after consultation with its outside legal advisors, that (A) the failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders under Delaware law and (B) if such Adverse Recommendation Change is made in response to an Acquisition Proposal, the Company has complied with Section 4.2(c); provided that no Adverse Recommendation Change may be made in response to an Acquisition Proposal and the Company may not terminate this Agreement pursuant to Section 7.1(d) unless the Board determines that such Acquisition Proposal constitutes a Superior Proposal.  In any case in which the Company makes an Adverse Recommendation Change pursuant to Section 4.2, unless this Agreement is terminated, (1) the Company shall nevertheless submit this Agreement to a vote of its stockholders and (2) the Proxy Statement and any and all accompanying materials (including the proxy card (which shall provide that signed proxies which do not specify the manner in which the shares of Company Common Stock subject thereto are to be voted shall be voted “FOR” adopting this Agreement), the “Proxy Materials”)) shall be identical in form and content to Proxy Materials that would have been prepared by the Company had no Adverse Recommendation Change been made, except for appropriate changes to the disclosure in the Proxy Statement stating that such Adverse Recommendation Change has been made. If the Company has complied with its obligations pursuant to Section 4.2, the Company may adjourn or postpone the Company’s stockholders’ meeting to the extent necessary to ensure that any required supplement or amendment to the

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Proxy Statement is provided to the Company’s stockholders or, if as of the time for which the Company’s stockholders’ meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting; provided, however, that no adjournment may be to a date on or after three Business Days prior to the date set forth in Section 7.1(b)(ii).

Section 5.4        HSR and Other Approvals.

(a)           Except for the filings and notifications made pursuant to the Premerger Notification Rules or other applicable Antitrust Laws to which Sections 5.4(b) and 5.4(c), and not this Section 5.4(a), shall apply, promptly following the execution of this Agreement, each of the Parties shall (i) proceed to prepare and file with the appropriate Governmental Entities all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the transactions contemplated by this Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters and (ii) use their reasonable best efforts to obtain all required consents, approval or waivers from third parties (other than Governmental Entities), including under any Material Contract as may be necessary in order to consummated the transaction contemplate by this Agreement.

(b)           As promptly as reasonably practicable following the execution of this Agreement, but in no event later than fifteen (15) Business Days following the date of this Agreement, the Parties shall make all pre-merger notification filings required under the HSR Act pursuant to the pre-merger notification rules identified therein (the “Premerger Notification Rules”).  Each of Parent and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under any Premerger Notification Rules.  Unless otherwise agreed, Parent and the Company shall each use its reasonable best efforts to ensure the prompt expiration of any applicable waiting period under any Premerger Notification Rules.  Parent and the Company shall each use its reasonable best efforts to respond to and comply with any request for information from any Governmental Entity charged with enforcing, applying, administering, or investigating any statute, law, ordinance, rule or regulation designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, restraining trade or abusing a dominant position or requiring a notification of this transaction pursuant to an Antitrust Law, HSR Act or merger control regulation or regime (collectively, “Antitrust Laws”), including the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, the European Commission, or any other competition authority or court of any jurisdiction to enforce Antitrust Laws (“Antitrust Authority”).  Subject to applicable law and instructions from any Governmental Entity, Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Governmental Entity, including promptly furnishing the other with notices or other written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions contemplated by this Agreement.

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(c)           Parent shall take all action necessary (and which Parent is lawfully capable of taking) to obtain the expiration of any applicable waiting period, obtain any clearance or approval and to prevent any Antitrust Authority or other Person, as the case may be, from filing any action with a Governmental Entity, which, if the Antitrust Authority or other Person prevailed, would, permanently or temporarily restrain, enjoin or otherwise prevent or materially delay the consummation of the Merger beyond the Termination Date, including entering into an agreement to (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or Parent or their respective Subsidiaries; (ii) terminate existing relationships and contractual rights and obligations of the Company or Parent or their respective Subsidiaries; (iii) terminate or create any relevant venture or other arrangement; (iv) create any relationship and contractual rights and obligations of the Company or Parent or their respective Subsidiaries; or (v) effectuate any other change or restructuring of the Company or Parent (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any Antitrust Authority in connection with any of the foregoing) (each a “Divestiture Action”).  Parent or Merger Sub must offer any Divestiture Action to an Antitrust Authority such that all applicable waiting periods expire and all clearances and approvals are obtained prior to the Termination Date.  In the event that any action is threatened or instituted challenging the Merger as violative of any Premerger Notification Rule or other Antitrust Law, Parent shall take such action, including any Divestiture Action, as may be necessary to avoid, resist or resolve such action.  Parent shall be entitled to direct (after consultation with the Company) any Antitrust Authority or other Person relating to any of the foregoing.  Neither Parent nor Company shall initiate or participate in any meeting or communication with an Antitrust Authority or Governmental Entity relating to the Antitrust Laws without the participation of the other Party, unless such participation is prohibited by the Antitrust Authority or Governmental Entity.  The Company and its Subsidiaries will use its commercially reasonable efforts to take such actions as reasonably requested by Parent in connection with obtaining any actions, consents, approvals or waivers with respect to the Antitrust Laws, provided that Parent will in good faith consider any views or input provided by the Company with respect to such matters. In addition, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement, Parent shall take promptly any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the Termination Date.

(d)           Notwithstanding the foregoing or anything contained in this Agreement that may be to the contrary, including Section 5.4(c), (1) neither Parent nor the Company shall be required to take any Divestiture Action that is not conditioned upon consummation of the Merger, (2) the Company shall not agree to take any Divestiture Action without the consent of Parent and (3) Parent shall not be required to take (pursuant to this Section 5.4 or any other provision of this Agreement) any action (including a Divestiture Action) to the extent such action (including a Divestiture Action), individually or in the aggregate with all other actions (including Divestiture Actions), would reasonably be expected to result in a material adverse effect on the combined businesses of Parent, the Company and their Subsidiaries, taken as a whole.

Section 5.5        Employee Matters.

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(a)           From the Effective Time through December 31, 2015, Parent shall, and shall cause the Surviving Corporation to, provide (x) each of the employees of the Company and its Subsidiaries who, as of the Effective Time, remains in the active employment of the Surviving Corporation or any of its Subsidiaries (the “Company Employees”) with base salary and an annual cash incentive target opportunity that, in the aggregate, are no less favorable than those provided to such Company Employee immediately prior to the Effective Time and (y) the Company Employees in the aggregate with employee benefits that are no less favorable in the aggregate than those employee benefits (excluding defined benefit pension, retiree medical and equity-based compensation) provided to Company Employees immediately prior to the Effective Time.

(b)           Parent shall, and shall cause the Surviving Corporation to, honor, in accordance with its terms, each Employee Benefit Plan and all obligations thereunder including any rights or benefits arising as a result of the transactions contemplated under this Agreement (either alone or in combination with any other event, including termination of employment); provided that the foregoing shall not prohibit the Surviving Corporation from amending or terminating any such arrangement in accordance with its terms, and Parent hereby agrees and acknowledges that the consummation of the Merger constitutes a “change of control” or a “change in control” or similar term, as the case may be, for all purposes under the Employee Benefit Plans listed on Schedule 5.5(b) to the Company Disclosure Schedule.

(c)           With respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, maintained by the Surviving Corporation or any of its Affiliates (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals (other than for purposes of any defined benefit pension plan) and early retirement subsidies, each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary) shall be treated as service with the Surviving Corporation or its Affiliates to the same extent such service was credited under similar Employee Benefit Plans prior to the Closing; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(d)           Parent shall, or shall use commercially reasonable efforts to cause the Surviving Corporation to, waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the Surviving Corporation or any of its Affiliates in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Employee Benefit Plan immediately prior to the Effective Time.  Parent shall, or shall cause the Surviving Corporation to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

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(e)           The Company will provide final copies of 280G calculations with respect to employees, directors, independent contractors and stockholders of the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement (together with the underlying assumptions and documentation on which such calculations are based) no later than five (5) Business Days prior to the Closing.

(f)           At the Closing, the Company shall provide Parent with a true and accurate list of all “employment losses” as that term is used in the WARN Act at the Company or any of its Affiliates that occurred in the ninety (90) calendar days preceding the Closing Date, showing each employee’s name, position, date of separation, employer name, facility, operating unit and reason for separation from employment (the “Employment Loss List”).  Provided that the Employment Loss List is supplied to Parent, Parent shall, or shall cause the Surviving Corporation to, provide any required notice under the WARN Act, and to otherwise comply with the WARN Act with respect to any “plant closing” or “mass layoff” (as defined in the WARN Act) affecting the Company Employees (including as a result of the consummation of the transactions contemplated by this Agreement) and occurring from and after the Effective Time.  Parent shall not, and shall cause the Surviving Corporation and its Subsidiaries not to, take any action on or after the Effective Time that would cause any termination of employment of any employees by the Surviving Corporation or its Subsidiaries that occurs on or prior to the Effective Time to require that notice have been given under the WARN Act for any such employment terminations. Parent shall, or shall cause the Surviving Corporation, to provide any required notice under the WARN Act, and to otherwise comply with the WARN Act with respect to any such plant closing or mass layoff affecting Company Employees and occurring prior to the Effective Time.

(g)           The provisions of this Section 5.5 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person (including, for the avoidance of doubt, any current or former employees, directors, or independent contractors of any of the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies with respect to the matters provided for in this Section 5.5.  Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific employee benefit plans or to continue the employment of any specific person, nor shall any provision herein be construed as an amendment to any Employee Benefit Plan.

Section 5.6        Indemnification; Directors’ and Officers’ Insurance.

(a)           Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement, indemnification agreement or otherwise, from and after the Effective Time, from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or who acts as a fiduciary under any Employee Benefit Plan of the

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Company or any of its Subsidiaries (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (not to be unreasonable withheld, conditioned or delayed) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries, a fiduciary under any Employee Benefit Plan of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and Parent shall cause the Surviving Corporation and its Subsidiaries to pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Person in accordance with the constituent documents of the Surviving Corporation and its Subsidiaries).  Any Indemnified Person wishing to claim indemnification under this Section 5.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify shall not relieve a Person from any liability that it may have under this Section 5.6 except to the extent such failure materially prejudices such Person’s position with respect to such claims) and shall deliver to Parent and the Surviving Corporation any undertaking required by applicable law, but without any requirement for the posting of a bond or any other terms or conditions other than those expressly set forth herein.

(b)           From the Effective Time, Parent and the Surviving Corporation shall not amend, repeal or otherwise modify the certificate of incorporation or bylaws of the Surviving Corporation such that the certificate of incorporation or bylaws of the Surviving Corporation would contain provisions less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than as are currently set forth in the Company’s certificate of incorporations and bylaws.  Parent shall, and shall cause the Surviving Corporation to, fulfill and honor any indemnification agreements between the Company and any of its directors, officers or employees existing immediately prior to the Effective Time.

(c)           Parent shall (or with Parent’s consent, the Company may) cause to be put in place and shall fully prepay immediately prior to the Effective Time a “tail” insurance policy with a claims period of at least six (6) years from the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions  existing or occurring at or prior to the Effective Time; provided that Parent shall not be obligated to expend, nor shall the Company be permitted to expend, more than a single payment amount for such six (6) year period in excess of three hundred percent (300%) of the annual premiums for the current policies of directors’ and officer’s liability insurance maintained by the Company to purchase such “tail” insurance.

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(d)           In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.  The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, the Parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 5.6, and his, her or their respective heirs and representatives.

Section 5.7        Agreement to Defend.  In the event any claim, action, suit, investigation or other legal or administrative proceeding by any Governmental Entity or other Person is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, each of the Parties shall cooperate and use its reasonable best efforts to defend against and respond thereto. The Company shall give Parent the opportunity to participate in the defense or settlement of any such claim, action, suit, investigation or other legal or administrative proceeding against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Section 5.8        Public Announcements.  Each of the Parties shall consult with each other Party before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated by this Agreement, give each other the reasonable opportunity to review and comment upon, any such press release or other public statements, and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Parties.

Section 5.9        Advice of Changes; SEC Filings.  Subject to compliance with all applicable laws, the Company and Parent, as the case may be, shall confer on a regular basis with each other, report on operational matters and shall promptly advise each other orally and in writing of any change or event having, or which would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.  The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such Party or its Subsidiaries with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.  Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time.  Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the operations of each of the Company and its Subsidiaries.

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Section 5.10      Conveyance Taxes.  Each of the Company and Parent shall (a) cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, (b) cooperate in the preparation, execution and filing of all applications or other documents regarding any applicable exemptions to any such Tax or fee, and (c) pay any such Tax or fee which becomes payable by it on or before the due date therefor.

Section 5.11      Investigation by Parent and Merger Sub; No Other Representations or Warranties.

(a)           Each of Parent and Merger Sub acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its Subsidiaries and their businesses and operations, and Parent and Merger Sub have requested such documents and information from the Company as each such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. In connection with such investigation, Parent, Merger Sub and their representatives have received from the Company or its representatives certain other estimates, projections and other forecasts for the Company and its Subsidiaries and certain estimates, plans and budget information.  Each of Parent and Merger Sub acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that Parent and Merger Sub are familiar with such uncertainties; that Parent and Merger Sub are each taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them or their representatives; and that Parent and Merger Sub shall not (and shall cause all of their respective Subsidiaries or other Affiliates or any other Person acting on their behalf to not) assert any claim or cause of action against the Company or any of the Company’s direct or indirect partners, directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives with respect thereto, or hold any such Person liable with respect thereto.

(b)           Each of Parent and Merger Sub agrees that, except for the representations and warranties made by the Company that are expressly set forth in Section 3.1 of this Agreement, the Company has not made and shall not be deemed to have made any representation or warranty of any kind.  Without limiting the generality of the foregoing, each of Parent and Merger Sub agrees that none of the Company, any holder of the Company’s securities or any of their respective Affiliates or representatives, makes or has made any representation or warranty to Parent, Merger Sub or any of their representatives or Affiliates with respect to:

(i)           any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition  (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective representatives or Affiliates; or

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(ii)           any other information, statement or documents heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective representatives or Affiliates, except to the extent and as expressly covered by a representation and warranty made by the Company and contained in Section 3.1 of this Agreement.

Section 5.12      Anti-Takeover Statutes.  If the restrictive provisions of any anti-takeover statute or regulation enacted under state laws in the United States (including Section 203 of the DGCL) is or may become applicable to this Agreement, the Voting Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement (including the Merger and the other transactions contemplated hereby), each of Parent, the Company and Merger Sub and their respective boards of directors shall grant all such approvals and take all such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

Section 5.13      Prepayment of Debt under the Existing Credit Facilities.  At or prior to the Closing, (a) the Company shall repay any outstanding amounts under the existing credit facilities pursuant to the Credit Agreement, dated as of May 17, 2013, as amended by the First Amendment to Credit Agreement and Guaranty and Security Agreement, dated as of June 2, 2014, by and among Wells Fargo Bank, National Association, as administrative agent, the Company, as borrower, the guarantors party thereto and the lenders party thereto (the “Existing Credit Facilities”), (b) the Company shall terminate the Existing Credit Facilities and (c) the Company shall, or shall cause the applicable agent under the Existing Credit Facilities to, deliver to Parent (i) a pay-off letter, in form and substance reasonably satisfactory to Parent, evidencing the satisfaction of all liabilities under the Existing Credit Facilities upon receipt of the amounts set forth in such pay-off letter and (ii) a release in customary form concurrently with the payment of amounts specified in the pay-off letter referred to in clause (i) above of all liens with respect to the capital stock, property and assets of the Company and its Subsidiaries relating to the Existing Credit Facilities.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1        Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each Party to effect the Merger is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by written consent executed by Parent and the Company to the extent permitted by applicable law:

(a)           Stockholder Approval.  This Agreement shall have been adopted by the Requisite Stockholder Vote in accordance with the DGCL, the Company Certification of Incorporation and the Company Bylaws.

(b)           Approvals.  The waiting periods and approvals applicable to the consummation of the Merger pursuant to the Premerger Notification Rules described in Schedule 6.1(b) of the Company Disclosure Schedule shall have expired, been terminated or been obtained, as applicable.  All other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity set forth on Schedule 6.1(b) of the

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Company Disclosure Schedule, including any Antitrust Authority, under the Premerger Notification Rules shall have been obtained, and any applicable waiting period shall have expired or been terminated.

(c)           No Injunctions or Restraints.  No Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling, injunction or other action (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger and no law or regulations shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited.

Section 6.2        Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Parent (acting alone):

(a)           Representations and Warranties of the Company.  (i) Each of the representations and warranties of the Company set forth in Section 3.1(b), Section 3.1(d)(i) and (ii) and the first sentence of Section 3.1(g) shall be true and correct in all respects (except for any de minimis failures of such representations and warranties) as of the date of this Agreement and as of the Effective Time as though made on and as of such time (provided, that the representations and warranties made in the last sentence of Section 3.1(k) shall only be true as of the date of this Agreement) and (ii) each of the representations and warranties of the Company set forth in this Agreement, other than those specified in the foregoing clause (i), shall be true and correct (without giving effect to any “materiality” or “Company Material Adverse Effect” or similar qualifiers set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only on such date) except for failures that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           Performance of Obligations of the Company.  The Company shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c)           Compliance Certificate.  Parent shall have received a certificate of the Company signed by its Chief Executive Officer or Vice President of Finance, dated the Closing Date, confirming that the conditions in Sections 6.2(a) and 6.2(b) have been satisfied.

Section 6.3        Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Company (acting alone):

46

(a)           Representations and Warranties of Parent and Merger Sub.  (i) Each of the representations and warranties of Parent and Merger Sub set forth in Section 3.2(b)(i) and Section 3.2(b)(ii) shall be true and correct in all respects (except for any de minimis failures of such representations and warranties) as of the date of this Agreement and as of the Effective Time as though made on and as of such time and (ii) each of the representations and warranties of Parent and Merger Sub set forth in this Agreement, other than those specified in the foregoing clause (i), shall be true and correct (without giving effect to any “materiality” or “Parent Material Adverse Effect” or similar qualifiers set forth therein) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of specified date shall have been true and correct only on such date), except as for failures that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)           Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub each shall have performed or complied with in all material respects all obligations required to be performed respectively by it under this Agreement at or prior to the Closing Date.

(c)           Compliance Certificate.  The Company shall have received a certificate of Parent signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions in Sections 6.3(a) and 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION AND AMENDMENT

Section 7.1        Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company:

(a)           by mutual written consent of the Company and Parent;

(b)           by either the Company or Parent in writing in accordance with Section 7.1(c):

(i)           if (A) any Governmental Entity having competent jurisdiction over any Party shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such order, decree, ruling or injunction or other action shall have become final and nonappealable or if there shall be adopted any applicable law or regulation that makes consummation of the Merger illegal or otherwise prohibited; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i)(A) shall not be available to (x) the Company if its failure to fulfill any material covenant or agreement under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to occur on or before such date or (y) Parent if its or Merger Sub’s failure to fulfill any material covenant or agreement under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to occur on or before such date; or (B) the adoption of this Agreement by the stockholders of the Company shall not

47

have been obtained by reason of the failure to obtain the Requisite Stockholder Vote for such purpose, or at any adjournment or postponement thereof;

(ii)           if the Merger shall not have been consummated by January 31, 2015 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to (A) the Company if its failure to fulfill any material covenant or agreement under this Agreement has been the principal cause of, or resulted, in the failure of the Merger to occur on or before such date or (B) Parent if its or Merger Sub’s failure to fulfill any material covenant or agreement under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to occur on or before such date; or

(iii)           in the event of a breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement that (A) would give rise to the failure of a condition set forth in Sections 6.2(a), 6.2(b) or 6.3(a) or 6.3(b) as applicable, and (B) cannot be or has not been cured by the earlier of 30 days after the giving of written notice to the breaching Party of such breach and the Termination Date (a “Terminable Breach”); provided, however, that the terminating Party (and, if the terminating Party is Parent, Merger Sub) is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

(c)           by Parent if the Board shall (i) have made an Adverse Recommendation Change, (ii) fail to include in the Proxy Statement when mailed, the Company Recommendation, (iii) upon any tender offer or exchange offer that is commenced by any third party with respect to the outstanding Company Common Stock prior to the time at which the Company receives the Requisite Stockholder Vote, fail to recommend that the Company’s stockholders reject such tender offer or exchange offer and not tender their Company Common Stock into such tender offer or exchange offer within ten (10) Business Days after commencement of such tender offer or exchange offer (provided that a “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act shall not be deemed a failure with respect to this clause (iii)), (iv) have caused (or permitted) the Company to have breached in any material respect Section 4.2 or (v) approve or recommend, or enter into or allow the Company or any of its Subsidiaries to enter into, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement, in each case, relating to an Acquisition Proposal; or

(d)           by the Company if the Board determines to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the Company may not effect such termination pursuant to this Section 7.1(d) unless the Company has (i) complied with Section 4.2(c) and (ii) contemporaneously with such termination tendered payment to Parent of the Termination Fee pursuant to Section 7.3(b).

(e)           A terminating Party shall provide written notice of termination to the other Parties specifying with particularity the reason for such termination and any termination shall be effective immediately upon delivery of such written notice to the other Parties.

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Section 7.2        Effect of Termination.  In the event of termination of this Agreement by any Party as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party except with respect to this Section 7.2, the last sentence of Section 5.2, Section 7.3, Section 7.5 and Article VIII; provided, however, that no such termination shall relieve any Party from liability for any damages (including, in the case of the Company, damages based on the consideration that would have otherwise been payable to the stockholders of the Company) for any fraud or a willful and material breach of a representation or warranty or a breach of any obligation hereunder. For the purposes of this Agreement, “willful and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with knowledge (actual or constructive) that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

Section 7.3        Expenses and Other Payments.

(a)           Except as otherwise provided in this Agreement, each Party shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated.

(b)           If (i) Parent terminates this Agreement pursuant to Section 7.1(c) or (ii) the Company terminates this Agreement pursuant to Section 7.1(d), then the Company shall pay Parent a fee of $9,308,146 (the “Termination Fee”) in cash by wire transfer of immediately available funds to an account designated by Parent.  If the Termination Fee shall be payable pursuant to clause (i) of the immediately preceding sentence, the Termination Fee shall be paid no later than three Business Days after notice of termination of this Agreement and if the Termination Fee shall be payable pursuant to clause (ii) of the immediately preceding sentence, the Termination Fee shall be paid on the date of termination of this Agreement.

(c)           If either Parent or the Company terminates this Agreement pursuant to clause (B) of Section 7.1(b)(i) or Section 7.1(b)(ii) or Parent terminates this Agreement pursuant to Section 7.1(b)(iii) and (i) at prior to such termination, an Acquisition Proposal has been publicly announced, disclosed or otherwise communicated to the Board or its stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and (ii) within twelve months after such termination, the Company consummates a transaction with respect to an Acquisition Proposal or the Company enters into a definitive agreement with respect of an Acquisition Proposal that is later consummated, then at the closing or other consummation of such Acquisition Proposal, the Company shall pay Parent the Termination Fee by wire transfer of immediately available funds to an account designated by Parent; provided, however, that for the purposes of clause (ii), any reference in the definition of Acquisition Proposal to 20% shall be deemed to be a reference to 50%.

(d)           If (i) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(i)(A) and at that time there exists any final and nonappealable order, decree, ruling, injunction or other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger by any Antitrust Authority or (ii) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(ii) and (A) the condition specified in Section 6.1(b) has not been satisfied or (B) the condition specified in Section 6.1(c) has not been

49

satisfied because there exists any final and nonappealable order, decree, ruling, injunction or other action (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger by any Antitrust Authority, then Parent shall pay to the Company the Termination Fee in cash by wire transfer of immediately available funds to an account designated by the Company.  If the Termination Fee shall be payable pursuant to the immediately preceding sentence as a result of a termination of this Agreement by the Company, the Termination Fee shall be paid no later than three Business Days after notice of termination of this Agreement, and if the Termination Fee shall be payable pursuant to the immediately preceding sentence as a result of a termination of this Agreement by Parent, the Termination Fee shall be paid on the date of termination of this Agreement.

(e)           In no event shall either Parent or the Company be entitled to receive more than one payment of the Termination Fee.

(f)           Notwithstanding anything in this Agreement to the contrary, except in the case of fraud or a willful and material breach of this Agreement, in the event that the Termination Fee becomes payable in accordance with Section 7.3(d), then payment to Company of the Termination Fee shall be Company’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Parent and Merger Sub and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, shareholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, shareholder, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing (collectively, the “Parent Parties”) in respect of this Agreement, any agreement executed in connection herewith (other than Confidentiality Agreement), and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Merger to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise) or otherwise, and upon payment of such Termination Fee no Parent Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.

(g)           Each of the Company and Parent acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement.  In the event that the Company or Parent shall fail to pay the Termination Fee when due, the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with any action (including the filing of any lawsuit) taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

Section 7.4        Extension; Waiver.  At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards, may, to the extent legally allowed:  (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or

50

conditions contained herein.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

Section 7.5        Return of Information.  Within ten Business Days following termination of this Agreement in accordance with Section 7.1, Parent shall, and shall cause each of Merger Sub and their respective Affiliates and representatives to, return to the Company, or destroy, all Evaluation Material (as defined in the Confidentiality Agreement) in accordance with the terms of the Confidentiality Agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1        Schedule Definitions.  All capitalized terms in the Company Disclosure Schedule and the Parent Disclosure Schedule shall have the meanings ascribed to them herein, unless the context otherwise requires or as otherwise defined.

Section 8.2        Nonsurvival of Representations, Warranties and Agreements.  The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be of no further force and effect as of the Effective Time and any liability for breach or violation thereof shall terminate absolutely, except for the agreements contained in Article II, Section 5.6, and Article VIII.

Section 8.3        Notices.  All notices, demands, waivers and other communications to be given or delivered to any of the Parties under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by reputable overnight courier, transmitted by facsimile (transmission confirmed) or email transmission (that references this Section 8.3 and upon written confirmation of receipt), to the addresses indicated below (unless another address is so specified in writing in accordance with this Section 8.3):

(i)           if to Parent or Merger Sub, to:

Owens & Minor, Inc.
9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
Facsimile:    (804) 723-7113
Attention:   Grace R. den Hartog

with a required copy to (which copy shall not constitute notice):

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Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile:   (212) 455-2502
Attention:  Mario Ponce
Elizabeth Cooper
Email:          mponce@stblaw.com
ecooper@stblaw.com

(ii)           if to the Company, to:

Medical Action Industries Inc.
500 Expressway Drive South
Brentwood, New York 11717
Attention:   Vladimir Kleyman
Facsimile:    (631) 404-3865
Attention:   Vladimir Kleyman

with a required copy to (which copy shall not constitute notice):

Vinson and Elkins LLP
666 Fifth Avenue, 26th Floor
New York, New York 10103
Attention:   Michael Swidler
Facsimile:    917-849-5367
Email:           mswidler@velaw.com

Section 8.4        Rules of Construction.

(a)           Each of the Parties has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted it is of no application and is hereby expressly waived.

(b)           The inclusion of any information in the Company Disclosure Schedule or Parent Disclosure Schedule shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, that such information is required to be listed in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, or that such items are material to the Company, Parent or Merger Sub, as the case may be.  The headings, if any, of the individual sections of each of the Parent Disclosure Schedule and Company Disclosure Schedule are inserted for convenience only and shall not be deemed to constitute a part thereof or

52

a part of this Agreement.  The Company Disclosure Schedule and Parent Disclosure Schedule are arranged in sections corresponding to those contained in Sections 3.1 and 3.2 merely for convenience, and the disclosure of an item in one section of the Company Disclosure Schedule or Parent Disclosure Schedule as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent on the face of such disclosure, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Schedule or Parent Disclosure Schedule with respect to such other representations or warranties or an appropriate cross reference thereto; provided that the disclosure in the Company Disclosure Schedule shall only be an exception to, or disclosure for the purposes of, the first sentence of Section 3.1(g) to the extent specifically referenced on Schedule 3.1(g) of the Company Disclosure Schedule. The Parties hereto agree that any information contained in any part of the Company SEC Filings shall only be deemed to be an exception to (or a disclosure for purposes of) the Company’s representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to a Person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) disclosed.

(c)           The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Schedule or Parent Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items.

(d)           All references in this Agreement to Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur.  The word “including” (in its various forms) means “including, without limitation.”  Any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law, regulation, rule, agreement, certificate or bylaw in this Agreement shall be a reference to such law, regulation, rule, agreement, certificate or bylaw as amended.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.  Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

Section 8.5        Counterparts.  This Agreement may be executed in two or more counterparts (including by electronic means), all of which shall be considered one and the same

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agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.6        Entire Agreement; No Third Party Beneficiaries.  This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Following the Effective Time, the provisions of (a) Section 5.6 shall be enforceable by the Persons referred to therein and their respective heirs and representatives and (b) each holder of Company Common Stock shall be entitled to enforce the provisions of Article II to the extent necessary to receive the Merger Consideration to which such holder is entitled pursuant to Article II.  Except as provided in the immediately preceding sentence, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.7        Governing Law; Venue; Waiver of Jury Trial.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(b)           THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE  PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT.  THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

54

SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.7.

Section 8.8        Specific Performance.  Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  In the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  No Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.9        No Remedy in Certain Circumstances.  Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate.

Section 8.10      Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of each of the other Parties; provided that each of Parent and Merger Sub may assign, each in its own discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the prior written consent of the Company, but such assignment shall not relieve Parent or Merger Sub, as the case may be, of any of its obligations under this Agreement.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns.  Any purported assignment in violation of this Section 8.10 shall be void ab initio.

Section 8.11      Joint Liability.  Each representation, warranty, covenant and agreement made by any of or both of Parent or Merger Sub in this Agreement shall be deemed a

55

representation, warranty, covenant and agreement made by Parent and Merger Sub jointly and severally and all liability and obligations relating thereto shall be deemed a joint liability and obligation of Parent and Merger Sub.

Section 8.12      Amendment.  This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors at any time before or after adoption of this Agreement by the stockholders of the Company, but, after any such adoption, no amendment shall be made which by law would require the further approval by such stockholders without first obtaining such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.13      Waiver. No failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

*           *           *           *           *

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IN WITNESS WHEREOF, each Party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

OWENS & MINOR, INC.

By:	/s/ Grace R. den Hartog
Name:	Grace R. den Hartog
Title: Senior Vice President & General Counsel

MONGOOSE MERGER SUB INC.

By:	/s/ Grace R. den Hartog
Name:	Grace R. den Hartog
Title: Senior Vice President, General Counsel & Secretary

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Paul D. Meringolo
Name:	Paul D. Meringolo
Title: Chief Executive Officer

Signature Page to Agreement
and Plan of Merger

Annex B

[CANACCORD GENUITY INC. LETTERHEAD]

OPINION OF FINANCIAL ADVISOR

June 23, 2014

Board of Directors
Medical Action Industries Inc.
500 Expressway Drive South
Brentwood, NY 11717

Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to holders of the common stock, par value $0.001 per share (“Medical Action Common Stock”), of Medical Action Industries Inc. (“Medical Action” or the “Company”), of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of June 23, 2014 (the “Agreement”), by and among Owens & Minor, Inc. (“Owens”), Mongoose Merger Sub Inc., a wholly owned subsidiary of Owens (“Merger Sub”), and Medical Action.  The Agreement provides that the Merger Sub will be merged with and into Medical Action (the “Merger”) and each share of Medical Action Common Stock issued and outstanding (other than shares owned by Medical Action as treasury stock or by any wholly owned subsidiary of the Company, and by Owens and their respective subsidiaries and Appraisal Shares (as defined in the Agreement) (collectively, the “Excluded Shares”)) shall be converted into the right to receive $13.80 in cash (the “Merger Consideration”).

Canaccord Genuity Inc. is a full service securities firm engaged, either directly or through its affiliates, in various activities, including securities trading, investment management, financing and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Medical Action, Owens, certain of their respective affiliates and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies.  We have acted as financial advisor to Medical Action in connection with, and have participated in certain of the negotiations leading to, the Transaction.  We expect to receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction.  We also became entitled to receive a fee upon the rendering of our opinion.  In addition, the Company has agreed to indemnify us against certain liabilities and other items arising out of or related to our engagement, and to reimburse us for certain out-of-pocket expenses.  We have provided certain investment banking services to the Company and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation.  We may also in the future provide investment banking services to the Company, Owens and their respective affiliates for which our Investment Banking Division may receive compensation.

In developing our opinion, we have, among other things:

(i)	reviewed the Agreement in substantially final form provided to us on June 23, 2014;

(ii)
analyzed certain internal financial statements and other business and financial information, including certain financial forecasts and operating data concerning the Company approved by Company management;

(iii)	conducted limited discussions with members of senior management of the Company regarding past and current operations and financial condition and the prospects of the Company;

(iv)	reviewed certain financial and stock market data of the Company and other selected publicly held health care products and supplies companies;

(v)	reviewed the financial terms, to the extent publicly available, of certain business combinations and other transactions which have been effected or announced, to the extent we deemed relevant; and

B-1

(vi)
reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with our review and arriving at our opinion, we have not independently verified any of the foregoing information, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of management that they are not aware of any facts that would make such information misleading.  The management of Medical Action has advised us, and we have assumed that, the internal financial forecasts and other forward-looking financial information have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Medical Action as to the future financial performance of the Company.  We have assumed, with your consent, that, in the course of obtaining any regulatory consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Medical Action or the Transaction and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof.  Representatives of Medical Action have advised us, and we also have assumed that the terms of the Agreement, when executed, will conform in all material respects to the terms reflected in the Agreement in substantially final form reviewed by us.  In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Medical Action, nor have we been furnished with any such evaluations or appraisals.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to be received in the Transaction by holders of Medical Action Common Stock (other than holders of the Excluded Shares) and does not address any other aspect or implication of the Transaction or any voting, support or other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the form or structure of the Transaction or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Merger Consideration or otherwise.  The issuance of this opinion was approved by an authorized internal fairness committee of Canaccord Genuity in accordance with FINRA Rule 5150.

Our opinion is rendered on the basis of securities, economic and market conditions prevailing as of the date hereof and on the prospects, financial and otherwise, of the Company, known to us as of the date hereof.  It should be understood that (i) subsequent developments may affect the conclusions expressed in our opinion if our opinion were rendered as of a later date, and (ii) Canaccord Genuity disclaims any obligation to advise any person of any change in any manner affecting our opinion that may come to our attention after the date of this letter.  We have not undertaken to reaffirm or revise our opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm our opinion.

Our opinion does not address the relative merits of the Transaction as compared to other transactions or strategies that might be available to Medical Action, nor does it address the underlying business decision of Medical Action to proceed with the Transaction.  We note that we are not legal, accounting, regulatory or tax experts and have assumed the accuracy and completeness of assessments made by the Company and its advisors with respect to such matters.

It is understood that this letter is for the information of the Board of Directors of Medical Action (in its capacity as such) in connection with its evaluation of the Transaction and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote their shares of Medical Action Common Stock with respect to any matter related to the Transaction or how such stockholder should otherwise act on any matter relating to the proposed Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received in the Transaction by holders of Medical Action Common Stock (other than the Excluded Shares) is fair, from a financial point of view, to such holders.

Sincerely,

/s/ Canaccord Genuity Inc.
CANACCORD GENUITY INC.

B-2

Annex C

EXECUTION VERSION

VOTING AGREEMENT

BY AND BETWEEN

OWENS & MINOR, INC.

AND

PAUL D. MERINGOLO

DATED AS OF JUNE 24, 2014

VOTING AGREEMENT

VOTING AGREEMENT, dated as of June 24, 2014 (this “Agreement”), by and among Owens & Minor, Inc., a Virginia corporation (“Parent”), and Paul D. Meringolo (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Medical Action Industries Inc. (the “Company”), and Mongoose Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, the Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation and a wholly-owned subsidiary of Parent, and each outstanding share of common stock of the Company, par value $0.001 per share (“Common Stock”), will be converted into the right to receive the merger consideration specified therein.

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner, in the aggregate, of 740,763 shares of Common Stock.

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1           Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

“Beneficial Ownership” by a Person of any securities means ownership, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, pursuant to which such Person has or shares with another Person (i) voting power, including the power to vote, or to direct the voting of, such security; and/or (ii) investment power, including the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the

Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).  The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

“Existing Shares” means, with respect to the Stockholder, the shares of Common Stock Beneficially Owned and (except as may be set forth on Schedule 1 hereto), owned of record by the Stockholder, as set forth opposite the Stockholder’s name on Schedule 1 hereto.

“Permitted Transfer” means a Transfer by the Stockholder to (i) a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Stockholder, or (ii) any trust, the trustees of which include only the Stockholder or the Persons named in clause (i) and the beneficiaries of which include only the Stockholder or the Persons named in clause (i), provided that, except as set forth on Schedule 1, prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make (as of the date of the applicable Transfer) each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Stockholder shall have made hereunder.

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“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity (excluding any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign).

“Representatives” means the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of a Person.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner, or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1           Agreement to Vote.

(a)           Subject to Section 2.1(b), the Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the meeting of the Company’s stockholders to be held in connection with the Merger and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(i)           appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)           vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (I) if applicable, in favor of the adoption of the Merger Agreement and any other action reasonably requested by Parent in furtherance of the consummation thereof; (II) against any action or agreement, if applicable, that would result in a breach of any covenant,

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representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement; and (III) if applicable, against any Acquisition Proposal (as defined in the Merger Agreement) and against any other action, agreement or transaction that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholder of his obligations under this Agreement, including:  (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; or (C) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except, in each case of clauses (I) through (III), if permitted by the Merger Agreement or approved by Parent.

The obligations of the Stockholder specified in this Section 2.1(a) shall, subject to Section 2.1(b), apply whether or not the Merger or any action described above is recommended by the Board (as defined in the Merger Agreement) of the Company (or any committee thereof).

(b)           Notwithstanding Section 2.1(a), in the event of an Adverse Recommendation Change (as defined in the Merger Agreement), made in compliance with the Merger Agreement, the obligation of the Stockholder to vote Covered Shares in the manner set forth in Section 2.1(a) shall be modified such that the Stockholder shall vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares in a manner that is proportionate to the manner in which all shares of Common Stock (other than shares voted by the Stockholder) which are voted in respect of such matter, are voted.

2.2        No Inconsistent Agreements.  The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant (except in connection with a Permitted Transfer) at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing any of his obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to Parent as follows:

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(a)           Authorization; Validity of Agreement; Necessary Action.  The Stockholder has all the requisite capacity and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and to general principles of equity.

(b)           Ownership.  Except as set forth on Schedule 1, the Stockholder’s Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by the Stockholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer.  The Stockholder has good and marketable title to the Stockholder’s Existing Shares, free and clear of any Encumbrances other than those imposed by applicable securities laws.  As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by the Stockholder.  Except as set forth on Schedule 1, the Stockholder has sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Closing Date.

(c)           No Violation.  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations under this Agreement and the consummation by the Stockholder of transactions contemplated hereby will not, (i) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity (as defined in the Merger Agreement) applicable to the Stockholder or by which any of his assets or properties is bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of, or result in termination, modification, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance on any properties or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of his assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)           Consents and Approvals.  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations under this Agreement and the consummation by the Stockholder of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity.

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(e)           Absence of Litigation.  There is no (i) suit, action or proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his Affiliates, and (ii) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or affecting the Stockholder or any of his Affiliates, that could reasonably be expected to materially impair the ability of the Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)           Finder’s Fees.  No broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission from Parent, Merger Sub or the Company in connection with the transactions contemplated by this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

(g)           Reliance by Parent and Merger Sub.  The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.  The Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE IV

OTHER COVENANTS

4.1           Prohibition on Transfers, Other Actions.  The Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would restrict or otherwise affect the Stockholder’s legal power, authority and right to comply with and perform his covenants and obligations under this Agreement.  Any Transfer in violation of this provision shall be void.

4.2         Stock Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3           No Solicitation; Support of Acquisition Proposals.

(a)           Subject to paragraph (b) below, the Stockholder hereby agrees that during the term of this Agreement he shall not, shall cause his Affiliates not to, and shall use his reasonable best efforts to cause his Representatives not to, and shall not authorize or (to the extent within his control after using reasonable best efforts) permit any of his Affiliates or Representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or take any

6

other action designed to result in or facilitate any inquiries regarding or the making of offers or proposals that constitute an Acquisition Proposal, (ii) engage in any discussions or negotiations regarding, or provide any non-public information or data to, any Person (other than Parent, Merger Sub or any of their Representatives) with respect to an Acquisition Proposal or otherwise cooperate in any way with, assist or facilitate any Person that has made, or informs the Company that it is considering making, an Acquisition Proposal, (iii) approve, recommend or declare advisable any Acquisition Proposal or (iv) enter into any agreement relating to an Acquisition Proposal or requiring the Company to abandon, terminate or breach its obligations under the Merger Agreement or fail to consummate the Merger.

(b)           Notwithstanding anything to the contrary, (1) this Agreement shall not prohibit, limit or otherwise restrict the Stockholder in his capacity as a director or officer of the Company or any of its Subsidiaries and (2) the provisions of Section 4.2(a) shall not apply with respect to a Person who has made a bona fide written Acquisition Proposal that the Board of the Company has determined in good faith (after consultation with its outside legal advisors and financial advisors) constitutes a Superior Proposal, in accordance with the Merger Agreement, and in such instance the Stockholder (in his capacity as a stockholder of the Company) and his Affiliates and Representatives shall be free to participate in any discussions or negotiations regarding such Acquisition Proposal.

(c)           Notwithstanding anything to the contrary, for the purposes of this Agreement, the Company shall be deemed not to be an Affiliate of the Stockholder, and any officer, director, employee, agent or advisor of the Company or any of its Subsidiaries (in each case, in their (including the Stockholder’s) capacities as such) shall be deemed not to be a Representative of the Stockholder.

4.4           Notice of Acquisitions, Proposals Regarding Permitted Transfers.  The Stockholder hereby agrees to notify Parent as promptly as practicable (and in any event within 24 hours) in writing of the number of any additional shares of Common Stock or other securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof.

4.5         Waiver of Appraisal Rights.  To the fullest extent permitted by applicable law, the Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that he may have under applicable law.

4.6           Further Assurances.  From time to time, at Parent’s reasonable request and without further consideration, the Stockholder shall use reasonable best efforts to execute and deliver such additional documents and take all such further action as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement.  Without limiting the foregoing, the Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement (as defined in the Merger Agreement) the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

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ARTICLE V

MISCELLANEOUS

5.1        Termination.  This Agreement (and the obligations herein) shall terminate upon the earliest to occur of (a) the Effective Time (as defined in the Merger Agreement); (b) the termination of the Merger Agreement; and (c) the making of any waiver, amendment or other modification of the Merger Agreement that reduces the amount or value of, or changes the type of, consideration payable to holders of Common Stock in the Merger; provided, however, that the provisions of this Section 5.1 and Sections 5.3 through 5.13 shall survive any termination of this Agreement without regard to any temporal limitation.  Nothing in this Section 5.1 and no termination of this Agreement shall relieve any party hereto from any liability or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.  For purposes of this Agreement, “willful and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with knowledge (actual or constructive) that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching was the conscious object of the act or failure to act.

5.2          No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3         Notices.  All notices, demands, waivers and other communications to be given or delivered to any of the parties under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by reputable overnight courier, transmitted by facsimile (transmission confirmed) or email transmission (upon written confirmation of receipt), to the addresses indicated below (unless another address is so specified in writing in accordance with this Section 5.3):

(a)           if to Parent, to:

Owens & Minor, Inc.
                9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
Facsimile: (804) 723-7113
Attention: Grace R. den Hartog

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with a required copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
Attention: Mario Ponce
                 Elizabeth Cooper
Email: mponce@stblaw.com
            ecooper@stblaw.com

(b)           if to the Stockholder, to:

Paul D. Meringolo
500 Expressway Drive South
Brentwood, New York 11717
Facsimile: (631) 404-3865

with a required copy to (which copy shall not constitute notice):

Vinson and Elkins LLP
666 Fifth Avenue, 26th Floor
New York, New York 10103
Attention: Michael Swidler
Facsimile: (917) 849-5367
Email: mswidler@velaw.com

5.4         Rules of Construction.  Each of the parties hereto has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel.  Each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties hereto shall be deemed the work product of the parties and may not be construed against any party hereto by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.  All references in this Agreement to Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur.  The word “including” (in its various forms) means “including, without limitation.”  Any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law,

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regulation, rule, agreement, certificate or bylaw in this Agreement shall be a reference to such law, regulation, rule, agreement, certificate or bylaw as amended.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.  Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

5.5        Counterparts.  This Agreement may be executed in two or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

5.6          Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with any other documents and instruments referred to herein, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.7         Governing Law; Venue; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(b)           THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE  PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT.  THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH

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PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8           Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto with the prior written consent of the Company (which such consent shall not be unreasonably withheld or delayed).

5.9           Remedies.  (a)  Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  In the event of any breach or threatened breach by any other party to this Agreement of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  No party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b)           All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

5.10         No Remedy in Certain Circumstances.  Each party hereto agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate.

5.11        Successors and Assigns; Third Party Beneficiaries.  Except in connection with a Permitted Transfer as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law

11

or otherwise) without the prior written consent of each of the other parties; provided that each of Parent and Merger Sub may assign, each in its own discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the prior written consent of the Company, but such assignment shall not relieve Parent or Merger Sub, as the case may be, of any of its obligations under this Agreement.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns.  Any purported assignment in violation of this Section 5.11 shall be void ab initio.  This Agreement is not intended to confer upon any Person other than the parties hereto and with respect to Section 5.8, the Company or their respective successors and permitted assigns, any rights or remedies hereunder.

5.12           Capacity as a Stockholder.  The Stockholder does not make any agreement or understanding herein in his capacity as a director or officer of the Company or any of its Subsidiaries. The Stockholder makes his agreements and understandings herein solely in his capacity as the record holder and beneficial owner of the Covered Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company or any of its Subsidiaries.

5.13           Waiver.  No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

OWENS & MINOR, INC.
By:	/s/ Grace R. den Hartog
Name: Grace R. den Hartog
Title: Senior Vice President & General Counsel

PAUL D. MERINGOLO
By:	/s/ Paul D. Meringolo
Name: Paul D. Meringolo
Title: Chief Executive Officer

Schedule 1

STOCKHOLDER INFORMATION

Name	Existing Shares
Paul D. Meringolo Address for Notices: 500 Expressway Drive South Brentwood, New York 11717
·    Common Stock: 594,124 shares1
·    Common Stock held in Joint Tenancy with
  Stockholder’s wife’s estate: 28,500 shares2
·    Common Stock held in an IRA: 4,500 share
·    Common Stock held in 401k Plan: 113,639 shares

__________________________
1          95,985 shares are held by Stockholders’ children and are not subject to this Agreement.

2         Stockholder is able to vote 50% of such Common Stock at any time. However, Stockholder is unable to vote 50% of such Common Stock as of the date hereof.  Notwithstanding anything to the contrary, the proviso in the definition of “Permitted Transfer” shall not apply to Common Stock held in Joint Tenancy with Stockholder’s wife’s estate as of the date hereof.

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262.  Appraisal rights.

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section.  As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation.  If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title.  Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares.  Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares.  A proxy or vote against the merger or consolidation shall not constitute such a demand.  A stockholder electing to take such action must do so by a separate written demand as herein provided.  Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title.  Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation.  Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares.  Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares.  If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection.  An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date.  If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.  Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation.  Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.  Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.  Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation.  If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list.  The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated.  Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable.  The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights.  The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings.  Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value.  In determining such fair value, the Court shall take into account all relevant factors.  Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.  Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal.  Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto.  Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock.  The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.  Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease.  Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

0

MEDICAL ACTION INDUSTRIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul D. Meringolo and Brian Baker, or either of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of Medical Action Industries Inc. (the "Company") to be held on September 29, 2014 at 9:00 a.m., Local Time, at the Hyatt Regency Wind Watch, 1717 Motor Parkway, Hauppauge, New York 11788 and any adjournment(s) or postponement(s) thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this Proxy.

This Proxy, when properly executed, will be voted as directed herein. If no such direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors. This Proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

(Continued and to be signed on the reverse side)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

MEDICAL ACTION INDUSTRIES INC.

September 29, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD AT 9:00 A.M., LOCAL TIME, ON SEPTEMBER 29, 2014, AT THE HYATT REGENCY WIND WATCH, 1717 MOTOR PARKWAY, HAUPPAUGE, NEW YORK 11788

The Notice of Special Meeting of Stockholders and Proxy Statement are available at http://www.astproxyportal.com/ast/04132/special.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030030300000000000 8 092914

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote FOR the following Proposals:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF
MEDICAL ACTION INDUSTRIES INC.

September 29, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD AT 9:00 A.M., LOCAL TIME, ON SEPTEMBER 29, 2014, AT THE HYATT REGENCY WIND WATCH, 1717 MOTOR PARKWAY, HAUPPAUGE, NEW YORK 11788 The Notice of Special Meeting of Stockholders and Proxy Statement are available at http://www.astproxyportal.com/ast/04132/special.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030030300000000000 8 092914

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote FOR the following Proposals:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.